The information in this prospectus supplement is not complete and may be changed. This prospectus supplement is not an offer to sell these securities and is not an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-165169
SUBJECT TO COMPLETION, DATED MARCH 3, 2010
Preliminary Prospectus Supplement
(To Prospectus dated March 3, 2010)
Mindray Medical International Limited
4,000,000 American Depositary Shares
Representing 4,000,000 Class A Ordinary Shares
We are offering 4,000,000 American Depositary Shares, or ADSs. Each ADS represents one of our Class A ordinary shares, par value HK$0.001 per share. Our ADSs are listed on The New York Stock Exchange under the trading symbol “MR.” On March 2, 2010, the last reported sale price of our ADSs was $39.16 per ADS.
Investing in our ADSs involves risks. These risks are discussed in this prospectus supplement under “Risk Factors” beginning on page S-6 and in the documents incorporated by reference into this prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

	PER ADS	TOTAL
Public Offering Price	$	$

Underwriting Discounts	$	$

Proceeds to Mindray (Before Expenses)	$	$

The underwriter expects to deliver the ADSs to purchasers on March 9, 2010. We have granted the underwriter an option for a period of 30 days to purchase up to an additional 600,000 ADSs to cover overallotments. If the underwriter exercises the option in full, the total underwriting discounts payable by us will be $           and the total proceeds to us, before expenses, will be $          .
Sole Book-Running Manager
Jefferies & Company
Prospectus Supplement dated March         , 2010.

ABOUT THIS PROSPECTUS SUPPLEMENT
     This document is comprised of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. If the description of the offering varies between this prospectus supplement and the accompanying prospectus or the documents incorporated herein and therein by reference, you should rely on the information contained in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.
     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide information different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We are offering to sell, and seeking offers to buy, ADSs only in jurisdictions where such offers and sales are permitted. The information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference is accurate only as of the date of the document containing such information, regardless of the time of delivery of this prospectus supplement and accompanying prospectus or of any sale of our ADSs.
     Unless otherwise stated, or the context otherwise requires, for purposes of this prospectus supplement only:
•	“we,” “us,” “our company,” “our,” “Mindray International” and “Mindray” refer to Mindray Medical International Limited, and its consolidated subsidiaries, including, among others, Shenzhen Mindray Bio-Medical Electronics Co., Ltd., or Shenzhen Mindray, and Shenzhen Mindray’s predecessor entities;

•	“China” or “PRC” refers to the People’s Republic of China, excluding, for purposes of this prospectus supplement only, Taiwan and the Special Administrative Regions of Hong Kong and Macau;

•	All references to “Renminbi” or “RMB” are to the legal currency of China, all references to “US dollars”, “dollars”, or “$” are to the legal currency of the United States, and all references to “HK$” are to the legal currency of the Hong Kong Special Administrative Region of China;

•	“ordinary shares” refers to our Class A and Class B ordinary shares, par value HK$0.001 per share;

•	“ADSs” refers to our American depositary shares, each of which represents one Class A ordinary share;

•	“ADRs” refers to American depositary receipts, which, if issued, evidence our ADSs; and

•	“US GAAP” refers to generally accepted accounting principles in the United States.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information contained in greater detail elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. You should carefully read the entire prospectus supplement, the accompanying prospectus and the documents and information incorporated by reference, including “Risk Factors” and the financial statements, before making an investment decision.
Summary
Overview
     We are a leading developer, manufacturer and marketer of medical devices worldwide. We maintain our global headquarters in Shenzhen, China, U.S. headquarters in Mahwah, New Jersey and multiple sales offices in major international markets. From our main manufacturing and engineering base in China and through our worldwide distribution network, we supply internationally a broad range of products across three primary business segments, comprising patient monitoring and life support products, in-vitro diagnostic products and medical imaging systems. We provide after-sales services to distributors and hospitals in China through 30 local offices based in provincial capital cities. We also provide after-sales services to hospitals in the U.S., the United Kingdom and France where we have direct sales.
     We commenced operations in 1991 through our predecessor entity. We were incorporated as Mindray International Holdings Limited in the Cayman Islands on June 10, 2005, an exempted company with limited liability under the Companies Law, Cap. 22 (Law 3 of 1961, as consolidated and revised) of the Cayman Islands, or the Companies Law. In March 2006, we changed our name to Mindray Medical International Limited.
     Our principal executive offices are located at Mindray Building, Keji 12th Road South, Hi-tech Industrial Park, Nanshan, Shenzhen, 518057, People’s Republic of China, and our telephone number is (86-755) 2658-2888. Our website address is http://www.mindray.com. Information on our website does not constitute part of this prospectus supplement.
Recent Developments
Dividend Announcement
     Our board of directors declared a cash dividend on our ordinary shares of $0.20 per share, based on our net income for the full financial year of 2009. The cash dividend will be payable on or around April 11, 2010, to shareholders of record as of March 11, 2010.
Employee Share Incentive Plan Amendment
     At our annual general meeting of shareholders held on December 15, 2009, our shareholders approved an amendment to increase the number of shares that may be delivered pursuant to awards granted under the our 2006 Employee Share Incentive Plan from 15 million to 21 million.
Board of Directors
     At our annual general meeting of shareholders held on December 15, 2009, our shareholders approved the reelection of directors Mr. Xu Hang, Mr. Chen Qingtai, and Mr. Ronald Ede, each to serve a three-year term.

THE OFFERING
     The following assumes that the underwriter will not exercise its option to purchase additional ADSs in the offering, unless otherwise indicated.

ADSs offered by us	4,000,000 ADSs

Price per ADS	$ per ADS

Over-allotment option	We have granted the underwriter a 30-day option to purchase up to additional ADSs from us to cover over-allotments at the public offering price less the underwriting discount and commission.

Class A ordinary shares outstanding immediately prior to this offering	80,480,456 shares

Class A ordinary shares outstanding immediately after this offering	84,480,456 shares, excluding 7,616,791 shares issuable pursuant to outstanding options and an additional 8,814,787 shares available for issuance under our employee share incentive plan.

Class B ordinary shares outstanding immediately prior to this offering	29,619,907 shares

Class B ordinary shares outstanding immediately after this offering	29,619,907 shares

Total ordinary shares outstanding immediately after this offering	114,100,363 shares

The ADSs	Each ADS represents one Class A ordinary share, par value HK$0.001 per share. The ADSs to be delivered upon completion of this offering will be evidenced by a global ADR.

The depositary will be the holder of the Class A ordinary shares underlying your ADSs and you will have rights as provided in the deposit agreement.

If we declare dividends on our ordinary shares, the depositary will pay you the cash dividends and other distributions it receives on our Class A ordinary shares, after deducting its fees and expenses.

You may surrender your ADSs to the depositary for delivery of Class A ordinary shares underlying your ADSs. The depositary will charge you fees for surrenders.

We may amend or terminate the deposit agreement without your consent, and if you continue to hold your ADSs, you agree to be bound by the deposit agreement as amended.

You should carefully read the section in the accompanying prospectus to this prospectus supplement, “Description of American Depositary Shares,” to better understand the terms of the ADSs. You should also read the deposit agreement, which is an exhibit to the registration statement that includes this prospectus supplement.

New York Stock Exchange trading symbol	“MR”

Ordinary Shares	Holders of Class A ordinary shares and Class B ordinary shares have the same rights except for voting and conversion rights. Each Class A ordinary share is entitled to one vote on all matters subject to shareholder vote, and each Class B ordinary share is entitled to five votes on all matters subject to shareholder vote. Each Class B ordinary share is convertible into one Class A ordinary share at any time by the holder thereof. Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances. Class B ordinary shares will automatically and immediately convert into an equal number of Class A ordinary shares upon any transfer to any person or entity which is not an affiliate of the transferor.

In addition, if the number of Class B ordinary shares issued and outstanding is less than 20% of the total number of our issued and outstanding ordinary shares, each issued and outstanding Class B ordinary share will automatically convert into one Class A ordinary share, and we will not issue any Class B ordinary shares thereafter.

Depositary	The Bank of New York Mellon

Timing and settlement of ADSs	The ADSs are expected to be delivered against payment on March 9, 2010.

The global ADR evidencing the ADSs will be deposited with a custodian for, and registered in the name of a nominee of, The Depository Trust Company, or DTC, in New York, New York. In general, security entitlements in the ADSs will be shown on, and transfers of these security entitlements will be effected only through, records maintained by DTC and its direct and indirect participants.

Use of proceeds	We expect net proceeds from this offering of approximately $ million (after deducting underwriting discounts and the estimated offering expenses payable by us). We intend to use our net proceeds from this offering for business development and for general corporate purposes. See “Use of Proceeds.”

Risk factors	See “Risk Factors” and other information included in this prospectus supplement and the accompanying prospectus for a discussion of risks you should carefully consider before deciding to invest in our ADSs.

Lock-up	We and each of our directors and executive officers have agreed, subject to certain exceptions, for a period of 60 days after the date of this prospectus supplement not to sell, transfer or otherwise dispose of any of our ordinary shares or ADSs representing our Class A ordinary shares. See “Underwriting.”

FORWARD-LOOKING STATEMENTS
     This prospectus supplement contains or incorporates by reference statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements that do not relate to historical or current facts or matters are forward-looking statements. You can identify some of the forward-looking statements by the use of forward-looking words, such as “may,” “will,” “could,” “should,” “expects,” “anticipates,” “intends,” “projects,” “predicts,” “plans,” “believes,” “seeks” and “estimates” and variations of these words and similar expressions. Statements concerning current conditions may also be forward-looking if they imply a continuation of current conditions. Forward-looking statements include statements regarding, among other matters:
•	our goals and strategies;

•	our future business development, financial condition and results of operations, including our unaudited operating results for the year ended December 31, 2009;

•	the projected growth of the medical device industry in China and internationally;

•	the effects of the current global economic crisis and global macroeconomic conditions on our business;

•	the effects of our acquisition of and integration of Datascope’s patient monitoring device business;

•	our expansion plans;

•	relevant government policies and regulations relating to the medical device industry;

•	market acceptance of our products;

•	our expectations regarding demand for our products;

•	our ability to expand our production, our sales and distribution network and other aspects of our operations, including our sales and service offices, our manufacturing facilities in Shenzhen, and our research and development and manufacturing facility in Nanjing;

•	our ability to stay abreast of market trends and technological advances;

•	our ability to effectively protect our intellectual property rights and not infringe on the intellectual property rights of others;

•	our plan to launch new products in the future;

•	our intention to pay annual cash dividends to our shareholders;

•	competition in the medical device industry in China and internationally; and

•	general economic and business conditions in the countries where our products are sold.
     We caution you that any such forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors that may cause our actual results, performance or achievements or the industry to differ materially from our future results, performance or achievements, or those of the industry, expressed or implied in such forward-looking statements. We urge you to carefully review the disclosures we make concerning risks and other factors that may affect our business and operating results, including those made in this prospectus supplement and the accompanying prospectus, and as such risk factors may be updated in subsequent SEC filings, as well as our other reports filed with the SEC. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus supplement. We do not intend, and we undertake no obligation, to update any forward-looking information to reflect events or circumstances after the date of this prospectus supplement or to reflect the occurrence of unanticipated events, unless required by law to do so.

RISK FACTORS
     You should carefully consider the risks described below, those in our annual report on Form 20-F for the year ended December 31, 2008 and in the accompanying prospectus, as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus before you decide to buy our ADSs. The risks described below, incorporated by reference in this prospectus supplement and described in the accompanying prospectus are not the only risks facing us. We may face additional risks and uncertainties not currently known to us or that we currently deem to be immaterial. Any of the risks described below, incorporated by reference in this prospectus supplement or described in the accompanying prospectus, and any such additional risks, could materially adversely affect our business, financial condition or results of operations. In such case, you may lose all or part of your original investment.
Risks Related to Our Business
The audit of our financial information as of and for the year ended December 31, 2009 has not been completed and the financial information disclosed in this prospectus supplement for such period is subject to adjustment. Our actual financial results may materially differ from our current expectations.
     We present certain financial information as of and for the year ended December 31, 2009 in the prospectus supplement. Our financial statements as of and for the year ended December 31, 2009 are not yet available, and our audit of this financial information has not been completed and remains subject to adjustments. Adjustments made during the finalization of our audit could cause our financial results to materially differ from our current expectations, which could cause the market price of our ADSs to decline.
Risks Related to This Offering
Our management has broad discretion over the use of proceeds from this offering.
     Our management has significant flexibility in applying the proceeds that we receive from this offering. Although we intend to use the proceeds from this offering primarily for business development and general corporate purposes, our board of directors retains significant discretion with respect to the use of proceeds. The proceeds of this offering may be used in a manner that does not generate favorable returns.
The market price of our ADSs has been volatile and could continue to be volatile, leading to the possibility of their value being depressed at a time when you want to sell your holdings.
     The trading prices of our ADSs have been and are likely to continue to be volatile. Between January 1, 2009 and March 2, 2010, the trading price of our ADSs on the New York Stock Exchange has ranged from $12.34 to $40.35 per ADS, and the last reported sale price on March 2, 2010 was $39.16 per ADS. The trading prices of our ADSs could fluctuate widely in response to factors beyond our control. Broad market and industry factors may significantly affect the market price and volatility of our ADSs, regardless of our actual operating performance.
     In addition to market and industry factors, the price and trading volume for our ADSs may be highly volatile for specific business reasons. In particular, factors such as variations in our revenues, earnings and cash flow, announcements of new investments or acquisitions could cause the market price for our ADSs to change substantially. Any of these factors may result in large and sudden changes in the volume and trading price of our ADSs. In the past, following periods of volatility in the market price of a company’s securities, shareholders have often instituted securities class action litigation against that company. If we were involved in a class action suit, it could divert the attention of senior management, and, if adversely determined, could have a material adverse effect on our financial condition and results of operations.
     We cannot predict the effect that this offering will have on the volume or trading price of our ADSs. The market price of our ADSs may fall below the public offering price and you may be unable able to sell ADSs acquired in this offering at a price equal to or greater than the offering price.
Future sales or perceived sales of our ordinary shares or ADSs could depress the price of our ADSs.
     We and each of our directors and executive officers have agreed with the underwriters that, without the prior written consent of Jefferies & Company, Inc., subject to certain exceptions, neither we nor any of our directors or executive officers will, for a period of 60 days following the date of this prospectus supplement, offer, sell or contract to sell any of our ADSs, ordinary shares or securities convertible into or exchangeable or exercisable for any of our ADSs or ordinary shares. See “Underwriting.” The ordinary shares and ADSs subject to these lock-up agreements will become eligible for sale in the public market upon expiration of these lock-up agreements, subject to limitations imposed by Rule 144 under the Securities Act. See “Shares Eligible for Future Sale.” If the holders of the ordinary shares or ADSs were to attempt to sell a substantial amount of their holdings at once, the market price of our ADSs could decline. Moreover, the perceived risk of this potential dilution could cause shareholders to attempt to sell their ordinary shares or ADSs and investors to short our ADSs, a practice in which an investor sells ADSs that he or she does not own at prevailing market prices, hoping to purchase ADSs later at a lower price to cover the sale. As each of these events would cause the number of ADSs being offered for sale to increase, the market price of our ADSs would likely further decline. All of these events could combine to make it impracticable of impossible for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate.
You may face difficulties in protecting your interests, and our ability to protect our rights through the U.S. federal courts may be limited, because we are incorporated under Cayman Islands law.
     Our corporate affairs are governed by our amended and restated memorandum and articles of association, the Cayman Islands Companies Law and the common law of the Cayman Islands. The rights of shareholders to take action against the directors and actions by minority shareholders are to a large extent governed by the common law of the Cayman Islands. Cayman Islands law in this area may not be as established and may differ from provisions under statues or judicial precedent in existence in the United States. As a result, our public shareholders may face different considerations in protecting their interests in actions against our management or directors than would shareholders of a corporation incorporated in a jurisdiction of the United States.
     The rights of shareholders and the responsibilities of management and members of the board of directors under Cayman Islands law, such as in the areas of fiduciary duties, are different from those applicable to a company incorporated in a jurisdiction of the United States. For example, the Cayman Islands courts are unlikely:
•	to recognize or enforce against us judgments of courts of the United States based on certain civil liability provisions of US federal securities laws; and

•	in original actions brought in the Cayman Islands, to impose liabilities against us based on certain civil liability provisions of US federal securities laws that are penal in nature.
     As a result, our public shareholders may have more difficulty in protecting their interests in connection with actions taken by our management or members of our board of directors than they would as public shareholders of a company incorporated in the United States.
Certain judgments obtained against us by our shareholders may not be enforceable.
     We are a Cayman Islands company and the substantial majority of our assets are located outside of the United States. A substantial majority of our current operations are conducted in the PRC. In addition, most of our directors and officers are nationals and residents of countries other than the United States. A substantial portion of the assets of these persons are located outside the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of the PRC may render you unable to enforce a judgment against our assets or the assets of our directors and officers. For more information regarding the relevant laws of the Cayman Islands and China, see “Enforcement of Civil Liabilities” in the accompanying prospectus to this prospectus supplement.
You may be subject to limitations on transfer of your ADSs.
     Your ADSs represented by ADRs are transferable on the books of the depositary. However, the depositary may close its books at any time or from time to time when it deems expedient in connection with the performance of its duties. The depositary may close its books from time to time for a number of reasons, including in connection with corporate events such as a rights offering, during which time the depositary needs to maintain an exact number of ADS holders on its books for a specified period. The depositary may also close its books in emergencies, and on weekends and public holidays. The depositary may refuse to deliver, transfer or register transfers of our ADSs generally when our books or the books of the depositary are closed, or at any time if we or the depositary thinks it is advisable to do so because of any requirement of law or any government or governmental body, or under any provision of the deposit agreement, or for any other reason.
If we pay dividends or make other distributions on our ordinary shares, you may not receive them or any value for them if it is illegal or impractical to make them available to you.
     The depositary of our ADSs has agreed to pay to you the cash dividends or other distributions it or the custodian receives on our Class A ordinary shares or other deposited securities after deducting its fees, charge, and expenses and any taxes withheld, duties or governmental charges. You will receive these distributions in proportion to the number of Class A ordinary shares your ADSs represent as of the record date (which will be as close as practicable to the record date for our ordinary shares). However, the depositary is not responsible if it decides that it is illegal or impractical to make a distribution available to any holders of ADSs. For example, the depositary may determine that it is not feasible to distribute certain property through the mail. Additionally, the value of certain distributions may be less than the cost of mailing them. In these cases, the depositary may determine not to distribute such property. We have no obligation to register under U.S. securities laws any ADSs, Class A ordinary shares, rights or other securities received through such distributions. We also have no obligation to take any other action to permit the distribution of ADSs, Class A ordinary shares, rights or anything else to holders of ADSs. This means that you may not receive any distributions we make on our Class A ordinary shares or any value for them if it is illegal or impractical to make them available to you. These restrictions may have a material adverse effect on the value of your ADSs.
Our failure to obtain the prior approval of the China Securities Regulatory Commission, or the CSRC, of the listing and trading of our ADSs on the New York Stock Exchange could have a material adverse effect on our business, operating results, reputation and trading price of our ADSs, and may also create uncertainties for this offering.
     On August 8, 2006, six PRC regulatory agencies, namely the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Administration for Taxation, the State Administration for Industry and Commerce, the CSRC and the State Administration of Foreign Exchange, jointly issued the Regulation on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the New M&A Rule, which became effective on September 8, 2006. This new regulation, among other things, has certain provisions that require offshore special purpose vehicles, or SPVs, formed for the purpose of acquiring Chinese domestic companies and directly or indirectly established or controlled by Chinese entities or individuals, to obtain the approval of the CSRC prior to publicly listing their securities on an overseas stock market. On September 21, 2006, the CSRC published on its official website procedures regarding its approval of overseas listings by SPVs. The CSRC approval procedures require the filing of a number of documents with the CSRC and it would take several months to complete the approval process if a waiver is not available.
     We completed the initial offering and listing of our ADSs on the New York Stock Exchange on September 29, 2006. The application of this PRC regulation remains unclear with no consensus currently existing among the leading PRC law firms regarding the scope and applicability of the CSRC approval requirement. We did not seek CSRC approval in connection with either our initial public offering or our secondary offering in February 2007.
     Our PRC counsel, Jun He Law Offices, has advised us that because we completed our restructuring before September 8, 2006, the effective date of the new regulation, it was not and is not necessary for us to submit the application to the CSRC for its approval of our initial public offering, the secondary offering in February 2007 or this offering, and the listing and trading of our ADSs on the New York Stock Exchange does not require CSRC approval. Should an application for CSRC approval be required from us, we have a legal basis to apply for a waiver from the CSRC, if and when such procedures are established to obtain such a waiver.
     If the CSRC or another PRC regulatory agency subsequently determines that the CSRC’s approval was required for our initial public offering, the secondary offering in 2007, or is required for this offering, we may face regulatory actions or other sanctions from the CSRC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations in the PRC, limit our operating privileges in the PRC, delay or restrict the repatriation of our net proceeds from this offering into the PRC, or take other actions that could have a material adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our ADSs. The CSRC or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to delay or cancel this offering before settlement and delivery of the ADSs offered hereby. Consequently, if you engage in market trading or other activities in anticipation of and prior to settlement and delivery, you do so at the risk that settlement and delivery may not occur.
     Also, if later the CSRC requires that we obtain its approval, we may be unable to obtain a waiver of the CSRC approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties and/or negative publicity regarding this CSRC approval requirement could have a material adverse effect on the trading price of our ADSs.

Your voting rights as a holder of our ADSs are limited by the terms of the deposit agreement.
     You may only exercise your voting rights with respect to the Class A ordinary shares underlying your ADSs in accordance with the provisions of the deposit agreement. Upon receipt of voting instructions from you in the manner set forth in the deposit agreement, the depositary for our ADSs will endeavor to vote your underlying Class A ordinary shares in accordance with these instructions. Under our amended and restated memorandum and articles of association and Cayman Islands law, the minimum notice period required for convening a general meeting is ten days. When a general meeting is convened, you may not receive sufficient notice of a shareholders’ meeting to permit you to withdraw your Class A ordinary shares to allow you to cast your vote with respect to any specific matter at the meeting. In addition, the depositary and its agents may not be able to send voting instructions to you or carry out your voting instructions in a timely manner. We will make all reasonable efforts to cause the depositary to extend voting rights to you in a timely manner, but you may not receive the voting materials in time to ensure that you can instruct the depositary to vote your shares. Furthermore, the depositary and its agents will not be responsible for any failure to carry out any instructions to vote, for the manner in which any vote is cast or for the effect of any such vote. As a result, you may not be able to exercise your right to vote and you may lack recourse if your Class A ordinary shares are not voted as you requested.
The depositary for our ADSs will give us a discretionary proxy to vote our Class A ordinary shares underlying your ADSs if you do not vote at shareholders’ meetings, except in limited circumstances, which could adversely affect your interests.
     Under the deposit agreement for our ADSs, the depositary will give us a discretionary proxy to vote our Class A ordinary shares underlying your ADSs at shareholders’ meetings if you do not vote, unless:
•	we have failed to timely provide the depositary with our notice of meeting and related voting materials;

•	we have instructed the depositary that we do not wish a discretionary proxy to be given;

•	we have informed the depositary that there is substantial opposition as to a matter to be voted on at the meeting; or

•	a matter to be voted on at the meeting would have a material adverse impact on shareholders.
     The effect of this discretionary proxy is that you cannot prevent our Class A ordinary shares underlying your ADSs from being voted, absent the situations described above, and it may make it more difficult for shareholders to influence the management of our company.
You may be subject to limitations on transfer of your ADSs.
     Your ADSs are transferable on the books of the depositary. However, the depositary may close its transfer books at any time or from time to time when it deems expedient in connection with the performance of its duties. In addition, the depositary may refuse to deliver, transfer or register transfers of ADSs generally when our books or the books of the depositary are closed, or at any time if we or the depositary thinks it advisable to do so because of any requirement of law or of any government or governmental body, or under any provision of the deposit agreement, or for any other reason.
You may not be able to participate in rights offerings and may experience dilution of your holdings.
     We may, from time to time, distribute rights to our shareholders, including rights to acquire securities. Under the deposit agreement, the depositary will not distribute rights to holders of ADSs unless the distribution and sale of rights and the securities to which these rights relate are either exempt from registration under the Securities Act with respect to all holders of ADSs, or are registered under the provisions of the Securities Act. The depositary may, but is not required to, attempt to sell these undistributed rights to third parties, and may allow the rights to lapse. We may be unable to establish an exemption from registration under the Securities Act, and we are under no obligation to file a registration statement with respect to these rights or underlying securities or to endeavor to have a registration statement declared effective. Accordingly, holders of ADSs may be unable to participate in our rights offerings and may experience dilution of their holdings as a result.

MARKET PRICE INFORMATION FOR OUR AMERICAN DEPOSITARY SHARES
     Our ADSs are traded on the New York Stock Exchange under the symbol “MR.” Public trading of our ADSs commenced on September 29, 2006. Each ADS represents one of our Class A ordinary shares.

Annual Highs and Lows	High	Low
2006 (from September 29)	$26.20	$15.55
2007	44.26	22.58
2008	43.61	12.34
2009	34.80	17.15

Quarterly Highs and Lows
First Quarter 2008	41.66	25.66
Second Quarter 2008	41.49	29.82
Third Quarter 2008	43.61	31.47
Fourth Quarter 2008	33.79	12.34
First Quarter 2009	24.13	17.15
Second Quarter 2009	29.23	19.73
Third Quarter 2009	33.92	26.47
Fourth Quarter 2009	34.80	28.89
First Quarter 2010 (through March 2)	40.35	34.01

Monthly Highs and Lows
September 2009	32.87	30.66
October 2009	33.00	29.90
November 2009	34.09	28.89
December 2009	34.80	30.24
January 2010	39.50	34.87
February 2010	38.16	34.02
March 2010 (through March 2).	39.40	37.17
     On March 2, 2010, the last reported sale price of our ADSs on the New York Stock Exchange was $39.16 per ADS.

DIVIDEND POLICY
     We intend to pay annual cash dividends to our shareholders. Cash dividends, if any, will be at the discretion of our board of directors and will depend upon our future operations and earnings, capital requirements and surplus, general financial conditions, shareholders’ interests, contractual restrictions and other factors as our board of directors may deem relevant. We can pay dividends only out of profits or other distributable reserves.
     In addition, our ability to pay dividends depends substantially on the payment of dividends to us by our operating subsidiary, Shenzhen Mindray. Shenzhen Mindray may pay dividends only out of its accumulated distributable profits, if any, determined in accordance with its articles of association, and the accounting standards and regulations in China. Moreover, pursuant to relevant PRC laws and regulations applicable to our subsidiaries in the PRC, Shenzhen Mindray is required to provide 10% of its after-tax profits to a statutory common reserve fund. When the aggregate balance in the statutory common reserve fund (also referred to as “statutory surplus reserve”) is 50% or more of the subsidiaries’ registered capital, our subsidiaries need not make any further allocations to the fund. Shenzhen Mindray’s registered capital is RMB350 million. Allocations to these statutory reserves can only be used for specific purposes and are not distributable to us in the form of loans, advances or cash dividends. The specific purposes for which statutory common reserve funds can be used include provision of a source of reserve funds to make up deficits in periods in which Shenzhen Mindray has net losses, expansion of production and operations of Shenzhen Mindray, or for conversion into additional working capital in periods in which Shenzhen Mindray does not have a deficit. Furthermore, if Shenzhen Mindray incurs debt on its own behalf, the instruments governing the debt may restrict its ability to pay dividends or make other payments to us. Any limitation on the payment of dividends by our subsidiary could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our businesses, pay dividends and otherwise fund and conduct our businesses.
     We paid cash dividends of $15.9 million, $19.3 million and $21.6 million in 2007, 2008, and 2009, respectively.
     Holders of ADSs will be entitled to receive dividends, subject to the terms of the deposit agreement, to the same extent as holders of our Class A ordinary shares, less the fees and expenses payable under the deposit agreement. Cash dividends will be paid by the depositary to holders of ADSs in US dollars. Other distributions, if any, will be paid by the depositary to holders of our ADSs in any means it deems legal, fair and practical. See “Description of American Depositary Shares — Dividends and Other Distributions” in the accompanying prospectus.
USE OF PROCEEDS
     We will receive net proceeds from this offering of approximately $      million, after deducting underwriting discounts and the estimated offering expenses payable by us. We intend to use the net proceeds we receive from this offering for business development and for general corporate purposes.
     The foregoing description of the uses of the net proceeds of this offering represents our current intentions based upon our current plans and the status of our business. The amounts and timing of any expenditure will vary depending on the amount of cash generated by our operations, competitive developments and the rate of growth, if any, of our business. Accordingly, our management will have significant discretion in the allocation of the net proceeds we will receive from this offering. Depending on future events and other changes in the business climate, we may determine at a later time to use the net proceeds for different purposes.

CAPITALIZATION
     The following table sets forth our capitalization on an actual basis as of December 31, 2009, and on an as-adjusted basis to reflect the offer and sale by us of 4,000,000 ADSs after deducting estimated underwriting discounts and estimated expenses payable by us.

	As of December 31, 2009
	Actual	As-Adjusted
	(in thousands)
	(unaudited)
Total debt	169,128

Shareholders’ equity
Class A ordinary shares (HK$0.001 par value per share: 4,000,000,000 shares authorized; 80,480,456 shares issued and outstanding, actual; 29,619,907 shares issued and outstanding, as adjusted)	10
Class B ordinary shares (HK$0.001 par value per share: 1,000,000,000 authorized and 29,619,907 shares issued and outstanding, actual and as adjusted)	4
Additional paid-in capital	298,408
Retained earnings	301,476
Accumulated other comprehensive income	40,651

Total shareholders’ equity	640,549

Noncontrolling interest	2

Total equity	640,551
Total capitalization	809,679

     As of the date of this prospectus supplement, there has been no material change to our capitalization as set forth above.

RECENT DEVELOPMENTS
     On March 1, 2010, we announced selected unaudited financial results as of and for the year ended December 31, 2009. In addition to our selected 2009 unaudited financial results, the discussion below includes information relevant to the understanding of our financial condition and results of operation as well as certain operating results for 2007 and 2008. You should read the following discussion together with the prior period financial statements and related notes incorporated by reference into this prospectus supplement.
     The audit of our financial information as of and for the year ended December 31, 2009 has not been completed. Therefore, this information is subject to adjustments based upon, among other things, the finalization of our year-end closing, annual audit and reporting processes. Given the preliminary nature of this information, our actual financial results may materially differ from our current expectations. This discussion also includes forward-looking statements that involve risks and uncertainties. You should review the section titled “Risk Factors” of this prospectus supplement and the accompanying prospectus for a discussion of important factors that could cause our actual results and the timing of selected events to differ materially from those described in or implied by these forward-looking statements.
     For additional information regarding the various risks and uncertainties inherent in such estimates, see “Risk Factors—Risks Relating to Our Business—The audit of our financial information as of and for the year ended December 31, 2009 has not been completed and the financial information is subject to adjustments. Our actual financial results may materially differ from our current expectations,” and “Forward-Looking Statements.”
Overview
     We are a leading developer, manufacturer and marketer of medical devices worldwide. We maintain our global headquarters in Shenzhen, China, U.S. headquarters in Mahwah, New Jersey, and sales offices in major international markets. From our main manufacturing and engineering base in China and through our worldwide distributor and direct sales networks, we supply internationally a broad range of products across our three primary business segments: patient monitoring and life support products, in-vitro diagnostic products, and medical imaging systems. We currently offer over 70 products across these three segments.
     Our overall net revenues increased from $294.3 million in 2007 to $547.5 million in 2008 and to $634.2 million in 2009. Our net income increased from $78.0 million in 2007 to $108.7 million in 2008 and to $139.2 million in 2009. These increases reflect both organic growth and the Datascope acquisition.
     Geographically, our net revenues outside of China increased from $148.8 million in 2007 to $313.0 million in 2008, or from 50.6% to 57.2% of our total net revenues. This increase primarily reflects the increased international penetration resulting from new direct operations provided by the Datascope acquisition, and expanded and new indirect operations. Net revenues outside of China also increased as a result of the positive impact of new and enhanced product introductions. Our net revenues generated outside China increased from $313.0 million in 2008 to $341.6 million in 2009, representing a decrease as a percentage of total net revenues from 57.2% to 53.9%. The increase in dollar terms primarily reflects a full year of net revenues contribution from the Datascope acquisition. The decrease in percentage terms reflects the global economic downturn, which was generally felt more strongly outside of China.
     We sell our products through different distribution channels in different geographies. In China, due primarily to geographic size and the costs that would be associated with maintaining a nationwide direct sales force, we sell our products primarily to third-party distributors. We believe we have one of the largest distribution, sales and service networks for medical devices in China with more than 2,400 distributors and approximately 1,200 sales and sales support personnel as of December 31, 2009. In China, we also sell our products directly to hospitals, clinics, government health bureaus, and to ODM and OEM customers. While we intend to continue selling our products in China primarily to distributors, we are also seeking to expand our geographic coverage and build brand recognition by establishing direct sales channels and increasing marketing activities.
     Outside of China, we sell our products through more than 1,500 third-party distributors and our sales force of approximately 150 based in the U.S., the United Kingdom, and France as of December 31, 2009. We intend to continue investing in international sales channels, including the localization of sales staff in international offices. We believe that the localization of sales staff in international offices improves our net revenues growth prospects, and helps us gain improved market information that we use when developing new or enhanced products.

     We have made and expect to continue making substantial investments in research and development activities, investing approximately 10% of our net revenues in research and development in 2007, 2008, and 2009. We currently have research and development centers located in Shenzhen, Beijing, and Nanjing, China. We also maintain research and development centers in Seattle, Washington, Mahwah, New Jersey, and Stockholm, Sweden. We believe that our emphasis on research and development is a core competency that has allowed us to achieve our historic growth and provides us with ongoing growth possibilities. We maintain what we believe is the largest research and development team of any medical device manufacturer based in China. As of December 31, 2009, we had more than 1,400 engineers in multiple research and development centers in both China and the U.S. Our research and development headquarters in Shenzhen coordinates our global research and development efforts, leveraging the core competencies of each of our centers.
Pricing
     We sell our products both through our direct sales force and to distributors. In markets where we rely on distributors, we price our products at levels that we believe offer attractive economic returns to distributors, taking into account the prices of competing products and our gross margins. Where we rely on direct sales, we price our products based primarily on market conditions. We believe that we offer products with a more favorable ratio of functionality to cost than our competitors.
     The average selling prices of our products typically decrease over time due to natural price erosion. With the current global economic downturn, we are facing more pricing pressures, which we anticipate will continue in the near term. In China and other developing markets, we anticipate average selling price declines generally in line with our prior experiences. However, we face some pricing uncertainty related to foreign currency fluctuations, which can affect purchasing power in international markets. Furthermore, our China sales include government tender sales, which tend to have higher sales volumes but lower average selling prices.
     Currency fluctuations have not had a material impact on our pricing.
Revenues
     Our customer base is widely dispersed on a geographic basis, with sales into more than 160 countries. China is our largest market by a significant margin. In the near term, we anticipate revenues from sales in China will increase as a percentage of our total revenues due primarily to: (i) the growing private market for healthcare, driven by increasing wealth; (ii) the increasing availability of health insurance; and (iii) anticipated increases in government healthcare spending, particularly that directed at county-level hospitals. China’s economy also appears to have generally fared better compared to most developed markets where we sell our products. However, in the long term, we anticipate that net revenues from sales outside of China will increase as a percentage of our total revenues because the addressable medical device market outside of China is substantially larger than the China market.
     For our sales in China, we present revenues net of value-added tax, or VAT. VAT represents the amount we collect from our customers at 17% offset by the VAT refund pursuant to “Certain Policies to Encourage the Development of Software and Integrated Circuit Industries as New and High Technology Enterprises” at a rate of 14% of the sales value for self-developed software embedded in our devices. In September 2008, pursuant to Cai Shui 2008 No. 92 jointly issued by the PRC government’s Ministry of Finance and the State Administration of Taxation, we were able to receive a VAT refund for sales of our embedded software on a retroactive basis. As we did not have prior experience in claiming the VAT refund under Cai Shui 2008 No. 92, the refund relating to sales of our embedded software during the period from January 2006 to June 2008 was only included in our net revenues when the refund claims had been approved by the PRC State Administration of Taxation in 2008. The refund relating to the sales of our embedded software during the period from July 2008 to December 2008, which was approved by the PRC State Administration of Taxation in the first quarter 2009, was included in our 2009 net revenues. Subsequently, we recognized the refund due from sales of our embedded software in 2009 on an as-accrued basis. Based on current PRC regulations, this refund will be available until the end of 2010. The PRC government may or may not choose to renew such policy. The amount of the VAT refund included in revenues was $nil, $21.8 million, and $24.8 million for the years ended December 31, 2007, 2008 and 2009, respectively.
     In recent years, due to our expanding market presence outside China, our net revenues from outside China, particularly in Europe and North America, increased as a percentage of our total net revenues. However, due in large part to the global economic downturn, currency fluctuations and uncertainty surrounding potential United States healthcare reforms, this trend reversed in 2009, and we believe in the near term that our net revenues from sales to the North American and European markets will grow more slowly than our total net revenues growth rate. However, we anticipate significant revenue growth in other developing markets, particularly Asia Pacific, Latin and South America, and Africa.

     Our customer base is also widely dispersed on a net revenues basis. In each of 2007, 2008 and 2009, no single customer accounted for more than 3.0% of our total net revenues.
     We primarily derive revenues from three business segments: patient monitoring and life support products, in-vitro diagnostic products and medical imaging systems. These business segments accounted for 43.9%, 24.5% and 25.6% of our total net revenues in 2009, respectively. We also have a business segment called “others” which includes primarily services revenues and occasional revenues from contract research and development projects and other non-recurring revenue.
     Patient Monitoring and Life Support Products. We derive revenues for our patient monitoring and life support products segment from the sale of patient monitors and other life support and related products. Our patient monitoring and life support products segment is our largest business segment and has the most extensive market penetration of our three segments both domestically and internationally. We expect to continue building market share with large hospitals within and outside China and international markets with recently introduced products offering increased functionality and more comprehensive features, as well as those in our short-term product pipeline. Because this is our most developed product segment with relatively larger market share, we anticipate that this segment will grow less quickly than our other two product segments.
     In-Vitro Diagnostic Products. We derive revenues for our in-vitro diagnostic products segment from diagnostic laboratory instruments and related reagents sales. Our current in-vitro diagnostic products portfolio consists of two primary product categories: hematology analyzers and biochemistry analyzers. We anticipate continued in-vitro diagnostic product revenue growth as we further penetrate this market by developing and introducing products with more comprehensive features. We also sell reagents for use with our products in both of these categories. Consumable liquid reagents must be used each time an analysis is performed, generating a recurring revenue stream. Diagnostic laboratory reagent sales accounted for 19.9% of the segment’s 2009 net revenues, up from 15.3% in 2008. We expect reagent sales to increase in real and percentage terms as we build a sufficient concentration in our installed base of analyzers, coupled with more effective marketing methods for our reagents.
     Medical Imaging Systems. We derive medical imaging systems segment revenues from sales of ultrasound systems, digital radiography products and related accessories. We anticipate that, on a percentage basis, net revenues in our medical imaging systems segment in the near term will grow more quickly than total net revenues, as we introduce higher-end products with increased functionality, such as our DC-7 and forthcoming M-7 models, and further penetrate the medical imaging systems market.
     Others. We derive revenues for our others segment from after-sales services as well as research and development services performed for customers on an ODM basis. Research and development income tends to be lumpy in nature. We expect our others segment may not follow the same growth rate as our primary segments. Our others segment accounted for 6.0% of our total net revenue in 2009.
     Our ability to increase our revenues depends in large part on our ability to increase the market penetration of our existing products and successfully identify, develop, introduce and commercialize, in a timely and cost-effective manner, new and upgraded products. We devote resources to product development efforts that we believe are commercially feasible, can generate significant revenues and margins and can be introduced into the market in the near term.
     In any period, several factors will impact our net revenues, including:
•	global economic conditions;

•	the level of acceptance of our products among hospitals and other healthcare facilities;

•	our ability to attract and retain distributors, key customers and our direct sales force;

•	new and potentially increased competition;

•	new product introductions by us and our competitors;

•	pricing pressures and our ability to price our products at levels that provide favorable margins;

•	exchange rate fluctuations;

•	our ability to expand into and further penetrate international markets;

•	the availability of credit for our customers;

•	the continued availability of VAT refunds;

•	sales seasonality;

•	key governments and major group purchasing organizations tender criteria changes, policy changes, review process changes, and execution timing changes;

•	government tax policy changes such as China VAT software refund policy;

•	healthcare-related policies that could lead to curtailed capital investments, particularly in China and the United States; and

•	regulatory actions, such as those approving or denying products or product lines.
     For a detailed discussion of some of the factors that may cause our net revenues to fluctuate, see “Risk Factors — Risks Relating to Our Business and Industry — Our quarterly revenues and operating results are difficult to predict and could fall below investor expectations, which could cause the trading price of our ADSs to decline,” in the accompanying prospectus.
Cost of Revenues
     Cost of revenues includes our direct costs to manufacture our products, including component and material costs, salaries and related personnel expenses, depreciation of plant and equipment used for production purposes, shipping and handling costs and provisional costs of warranty-based maintenance, repair services, and the cost of providing sales incentives.
     Our cost of revenues as a percentage of our net revenues is driven by product mix, distribution channel, and our pricing strategies in different markets. See “— Comparison of Years Ended December 31, 2008, and December 31, 2009 — Gross Profit and Gross Margin” and “— Comparison of Years Ended December 31, 2007 and December 31, 2008 — Gross Profit and Gross Margin.”
     Enhanced products. When we introduce a new product that improves upon an existing product, our cost of revenues is typically lower than for existing products in that category, as we take advantage of previously achieved manufacturing efficiencies from the outset.
     New product types and lines. Cost of revenues tends to be higher for new product types or lines. Therefore, when we introduce a greater than average number of new product types or lines, our cost of revenues as a percentage of net revenues tends to be higher. This is due primarily to start-up costs and generally higher raw material and component costs due to lower initial production volumes. As production volumes increase, we typically improve our manufacturing efficiencies and are able to strengthen our purchasing power by buying raw materials and components in greater quantities. Furthermore, when production volumes become sufficiently large, we often gain further cost efficiencies by producing additional components in-house.
     Over time, production costs for our products typically decrease due to our:
          • leveraging our understanding of component performance by identifying more suitable and cost-effective components;
          • standardizing components across product models and product lines;
          • seeking to use adaptable and cost-effective software instead of hardware where possible; and
          • actively managing our supply chain.
     We currently have a relatively low cost base compared to medical device companies in more developed countries because we source a significant portion of our raw materials and components and manufacture a significant portion of our products in China. Furthermore, we continually seek to improve cost of revenues by:

•	leveraging our research and development capacities to improve manufacturing efficiencies and product design, thereby reducing production costs;

•	vertically integrating our manufacturing operations and realigning manufacturing facilities, allowing us to increasingly produce product components in-house;

•	strategically moving to China component and raw material production and product assembly for our U.S. operations;

•	generating economies of scale through increased purchase volumes and using more common resources across product lines; and

•	realigning our employees to leverage their core competencies and to reduce redundancies.
     Historically, these efforts have typically enabled us to reduce our per unit cost of revenues on a year-over-year basis. These positive effects have helped us maintain or improve gross margins while facing pricing pressures, wage increases in China, and higher raw materials costs. We believe we will continue facing each of these issues going forward.
Gross Profit and Gross Margin
     Gross profit is equal to net revenues less cost of revenues. Gross margin is equal to gross profit divided by net revenues. Between 2007 and 2009, we were able to maintain overall gross margins between approximately 50% and 60%. In the near term, we anticipate that our overall gross margin will remain within this range. While we will continue to seek to develop high gross margin products, we are also developing complementary goods that can boost our total net revenues but may have lower gross margins. For example, to augment our suite of patient monitoring device and life support products, in 2009 we began offering surgical lights and surgical beds, which typically have lower gross margins than other products we offer in this segment. However, because these are complementary products, we believe the overall impact to net revenues and net income is positive, as we can leverage our existing sales infrastructure.
     Although the average sales prices of each of our products generally decreases over time, these decreases have generally not had an adverse impact on our gross margins because in most instances they result from our ability to reduce our cost of revenues, new product introductions and product mix.
     As anticipated, gross margins were negatively impacted in 2008 by existing products from the Datascope acquisition, as these products had overall lower gross margins than our existing products. Our ability to re-engineer the Datascope product line has significantly improved our overall gross margin in that territory. Over time, we expect to continue replacing or reengineering our products to further improve gross margins in this area.
Operating Expenses
     Our operating expenses consist of selling expenses, general and administrative expenses, research and development expenses, and employee share-based compensation expenses.
Selling Expenses
     Selling expenses consist primarily of compensation and benefits for our sales and marketing staff, expenses for promotional, advertising, travel and entertainment activities, contracted repair and maintenance services, lease payments for our sales offices, and depreciation expenses related to equipment used for sales and marketing activities.
     In China, we primarily sell our products to distributors. Consequently, our China sales and marketing expenses as a percentage of net revenues are significantly lower than manufacturers of medical devices that primarily sell their products directly to end-users. While we intend to continue to sell our products in China primarily to distributors, we also seek to expand our coverage and build brand recognition by establishing direct sales channels and increasing marketing activities, which may increase our selling expenses.
     We expect that certain components of our selling expenses as a percentage of total net revenues will increase as we invest in international sales channels, including the localization of sales staff in international offices, sales channel management, product promotion, product demonstration, and product training.

General and Administrative Expenses
     General and administrative expenses consist primarily of compensation and benefits for our general management, finance, information systems, and administrative staff, depreciation and amortization with respect to equipment used for general corporate purposes, professional advisor fees, lease payments and other expenses incurred in connection with general corporate purposes. As we leverage our existing operating structure, we anticipate that general and administrative expenses will stabilize or even decline as a percentage of net revenues.
Research and Development Expenses
     Research and development expenses consist primarily of costs associated with product design, development, prototyping, manufacturing, and testing. Among other things, these costs include compensation and benefits for our research and development staff, expenditures for supplies and machinery, depreciation expenses related to equipment used for research and development activities, and other relevant costs. We are committed to creating and maintaining what we believe is the largest research and development team of any medical device manufacturer in China, and developing and commercializing new and more advanced products. We therefore intend to continue investing approximately 10% of our net revenues in research and development efforts.
Realignment Costs- Post Acquisition
     Realignment costs-post acquisition, are primarily personnel-related costs associated with a strategic realignment of various business functions as part of our integration process after the Datascope acquisition. This realignment includes the migration of some manufacturing and assembly from Mahwah to Shenzhen, reorganization of our global research and development team, and the streamlining of certain support functions. We anticipate that realignment costs-post acquisition will be lower in 2010 than in 2009, as the majority of our strategic realignment expenses was incurred in 2009.
Employee Share-Based Compensation Expenses
     We account for employee share-based compensation expenses based on the fair value of share option or restricted share grants at the date of grant. In 2006, we adopted an employee share-based compensation plan, pursuant to which certain members of our senior management and certain of our key employees may receive non-vested shares or options to purchase ordinary shares. These non-vested shares and options generally vest over a service period of three to five years based on a graded vesting schedule and if the employees have met their performance targets based on evaluation of each individual employee. We record employee share-based compensation expenses when the performance condition becomes probable over the service period. We anticipate a new employee share-based compensation structure beginning in 2010 that will be an annual award for employee achievement in the prior year, without ongoing performance targets. The vesting period will be over three years after the initial grant.
Other Income (Expense)
     Other income (expense) is the sum of the line items “other income, net” plus “interest income” less “interest expense” from our consolidated financial statements. Other income, net, consists primarily of government subsidies for the development of new high technology medical products and government incentives for making high technology investments in our local region. We typically receive government subsidies or government incentives on an irregular basis, and amounts received tend to fluctuate significantly. While we intend to continue applying for government subsidies and government incentives, we may not receive any. In the third quarter of 2009, we also recorded a non-recurring settlement fee from Beckman Coulter, Inc. that resulted from its request to cancel an existing joint research and development project. The agreement to cancel resulted from changes in business strategy by Beckman Coulter, Inc. after it acquired the Olympus Diagnostic division. Interest income represents interest income derived from cash deposits, restricted cash and restricted investments. We also record other expenses, which consist primarily of interest expense on our loan facilities.
Taxes and Incentives
     Our company is a tax exempted company incorporated in the Cayman Islands and is not subject to taxation under the current Cayman Islands law. Our subsidiaries operating in the PRC are subject to PRC taxes as described below and the subsidiaries incorporated in the BVI are not subject to taxation.
     In 2007, the applicable income tax rate for Shenzhen Mindray was 15%. In March 2007, China passed the China Enterprise Income Tax Law, or the EIT Law, which became effective on January 1, 2008. The New EIT Law establishes a single unified 25% EIT rate for most companies, with a preferential EIT rate of 15% for qualified “New and High-Tech Enterprises.” Shenzhen Mindray obtained a qualification certificate of New and Hi-Tech Enterprise status on December 16, 2008, with a valid period of three years starting from 2008 to 2010, and Beijing Mindray obtained a qualification certificate of New and Hi-Tech Enterprise status on December 24, 2008, with a valid period of three years starting from 2008 to 2010. However, the continued qualification of a New and Hi-Tech Enterprise for 2010 and beyond is subject to annual review by the relevant government authority in China. Shenzhen Mindray and Beijing Mindray will need to apply for an additional three-year extension upon the expiration of the current qualification if they desire to continue to enjoy the 15% reduced rate. Shenzhen Mindray was also recently awarded “Nationwide Key Software Enterprise” status for calendar year 2009. Under the current tax policies for software and integrated circuit industries, the status will allow Shenzhen Mindray to enjoy a single unified 10% EIT rate applicable for the 2009 calendar year. We anticipate this status will reduce our overall 2009 income taxes by approximately $8.6 million, which we will record in the first quarter of 2010. Nationwide Key Software Enterprise status is granted on an annual basis and is subject to annual review by the relevant government authority in China. Shenzhen Mindray may not be granted this status for 2010 or in any future year.
     Beijing Mindray is entitled to an EIT exemption from 2005 to 2007, and is entitled to a 50% tax reduction from 2008 to 2010.
     Another subsidiary in the PRC, Nanjing Mindray, was entitled to an EIT exemption from 2008 to 2009, and is entitled to a 50% tax reduction from 2010 to 2012.
     Pursuant to an EIT Law effective January 1, 2008 and subsequent interpretation, all FIEs incorporated in the PRC are required to make provision for withholding tax when dividends are declared out of post January 1, 2008 earnings. The applicable tax rate for dividends is generally 10% subject to reduction by the applicable tax treaties in the PRC. Our subsidiaries in the PRC are subject to the EIT Law and are required to withhold income tax from their immediate parent holding companies when they declare dividends out of post-January 1, 2008 retained earnings.
     Due to the pending or potential expiration of preferential tax treatments and financial incentives currently available to us, our historic operating results may not be indicative of our operating results for future periods. See “Risk Factors — Risks Related to Doing Business in China — The discontinuation of any of the preferential tax treatments or the financial incentives currently available to us in the PRC could adversely affect our business, financial condition and results of operations,” in the accompanying prospectus to this prospectus supplement.
Results of Operations
     The following table sets forth our condensed consolidated statements of operations by amount for the indicated periods. The financial information set forth herein with respect to 2009 is preliminary and reflects the preliminary results we announced publicly on March 1, 2010. These results are unaudited and remains subject to change.

	Years Ended December 31,
			2009
	2007	2008	(unaudited)
	(In thousands, except for share and per share data)
Net revenues	$294,296	$547,527	$634,183
Cost of revenues(a)	(132,768)	(250,573)	(280,319)

Gross profit	161,528	296,954	353,864
Operating expenses:
Selling expenses(a)	(41,083)	(80,088)	(106,142)
General and administrative expenses(a)	(12,042)	(40,802)	(47,512)
Research and development expenses(a)	(28,389)	(51,945)	(58,383)
Realignment costs — post acquisition	—	—	(1,215)
Expense of in-progress research and development	—	(6,600)	—

Operating income	80,014	117,519	140,612
Other income, net	2,357	4,918	25,525
Interest income	9,726	8,361	6,574
Interest expense	(11)	(5,163)	(4,759)

Income before income taxes and non-controlling interest	92,086	125,635	167,952
Provision for income taxes	(14,043)	(16,948)	(28,764)

Net income	$78,043	$108,687	$139,188
Less: Net income attributable to non-controlling interest	—	—	—

Net income attributable to the Company	$78,043	$108,687	$139,188

Basic earnings per share	$0.73	$1.01	$1.28

Diluted earnings per share	$0.69	$0.96	$1.23

Shares used in computation of:
Basic earnings per share	106,328,347	107,366,250	108,567,305

Diluted earnings per share	112,678,984	113,364,756	113,025,775

Note (a):

	Years Ended December 31,
	2007	2008	2009
		(In thousands)	(Unaudited)
Share-based compensation charges incurred during the years related to:
Cost of revenues	$267	$423	$467
Selling expenses	2,781	2,870	3,406
General and administrative expenses	2,232	2,697	3,318
Research and development expenses	2,430	2,731	3,047
Comparison of Years Ended December 31, 2008 and December 31, 2009
Net Revenues
     The following table sets forth net revenues by geography and the percentage of our total net revenues and net revenues by business segment for the years ended December 31, 2008 and 2009:

	2008		2009 (Unaudited)
		Net		Net
		Revenues		Revenues
	Net	% of	Net	% of
	Revenues	Total	Revenues	Total
		(Dollars in thousands)
Geographic Data:
China	$234,454	42.8%	$292,607	46.1%
Other Asia	56,245	10.3	41,998	6.6
Europe	95,023	17.4	75,574	11.9
North America	94,600	17.3	107,455	16.9
Latin America	46,559	8.5	56,561	8.9
Others	20,646	3.7	59,988	9.6

Total net revenues	$547,527	100.0%	$634,183	100.0%

Segment Data:
Patient monitoring and life support products	$243,890	44.5%	$278,082	43.9%
In-vitro diagnostic products	137,270	25.1	155,406	24.5
Medical imaging systems	138,973	25.4	162,470	25.6
Others	27,394	5.0	38,225	6.0

Total net segment revenues	$547,527	100.0%	$634,183	100.0%

     Our total net revenues increased by $86.7 million, or 15.8% from $547.5 million in 2008 to $634.2 million in 2009. This increase primarily reflects revenues growth in China, as well as a full year of revenues contribution from the Datascope acquisition, compared to eight months in 2008.
     On a geographic basis, net revenues generated in China increased by $58.2 million, or 24.8%, from $234.5 million in 2008 to $292.6 million in 2009. This increase primarily reflects increased revenues generated from increased private spending on healthcare in China, China’s governmental healthcare reform program, expanded product lines and improved sales strategies.
     Net revenues generated outside of China increased by $28.5 million, or 9.1% from $313.0 million in 2008 to $341.6 million in 2009. As a percentage of total net revenues, net revenues generated outside of China decreased from 57.2% in 2008 to 53.9% in 2009. This decrease primarily reflects the global economic downturn, partially offset by a full year of net revenues contribution from the Datascope operation in 2009 compared to eight months of net revenues contribution in 2008.
     Each of our business segments experienced net revenues growth in 2009. Net revenues in our patient monitoring and life support products segment increased by $34.2 million, or 14.0%, from $243.9 million in 2008 to $278.1 million in 2009. This growth resulted primarily from the Datascope acquisition, increased sales of our Beneview series patient monitoring devices, and our anesthesia machines. We also continued gaining market acceptance from the higher-tier market in China.
     Net revenues in our in-vitro diagnostic products segment increased by $18.1 million, or 13.2%, from $137.3 million in 2008 to $155.4 million in 2009. This increase primarily reflects reagent sales growth and sales growth for our BC-5300 five-part hematology analyzers and our BS-400 four hundred tests per hour chemistry analyzers.
     Net revenues in our medical imaging systems business segment increased by $23.5 million, or 16.9%, from $139.0 million in 2008 to $162.5 million in 2009. This growth resulted primarily from the introduction of our DC-3 color ultrasound and portable M-5 color ultrasound systems.

     Net revenues from others increased from $27.4 million in 2008 to $38.2 million in 2009. This growth resulted primarily from a full year of service-related income contribution from the Datascope acquisition in 2009, compared to eight months in 2008.
Cost of Revenues
     Total cost of revenues as a percentage of total net revenues decreased from 45.8% in 2008 to 44.2% in 2009. This decrease was attributable primarily to a favorable change in product mix, reduced cost of revenues for new products compared to existing products, raw materials and components cost reductions, manufacturing efficiency improvements, and moving some production and assembly from the U.S. to China. These savings were partially offset by our acquisition of Datascope’s patient monitoring business, which has a higher overall cost of revenues compared to our historical business. We anticipated the negative impact from the acquisition, and have gradually improved related cost of revenues. Total cost of revenues increased from $250.6 million in 2008 to $280.3 million in 2009. These increases were primarily due to increased sales volumes.
Gross Profit and Gross Margin
     Total gross profit increased by $56.9 million, or 19.2%, from $297.0 million in 2008 to $353.9 million in 2009. Our consolidated gross margin was 54.2% in 2008 and 55.8% in 2009.
Operating Expenses
     Our operating expenses primarily consist of selling expenses, general and administrative expenses, research and development expenses and expense of in-progress research and development. Operating expenses, as a percentage of total net revenue, increased from 32.8% in 2008 to 33.6% in 2009. The increase was primarily attributable to a full year of Datascope expenses in 2009, compared to eight months in 2008, and operating our business with localized staff internationally and in more developed countries, particularly those areas where we maintain a direct sales force. Our operating expenses increased by $33.8 million, or 18.8%, from $179.4 million in 2008 to $213.3 million in 2009.
Selling Expenses
     Our selling expenses, as a percentage of total net revenues, increased from 14.6% in 2008 to 16.7% in 2009. Our selling expenses increased by $26.1 million, or 32.5% from $80.1 million in 2008 to $106.1 million in 2009. The increases as a percentage of total net revenues from 2008 to 2009 were primarily attributable to the following:
•	a full-year effect from the Datascope acquisition, compared to eight months in 2008;

•	building our direct sales force infrastructure and localizing our indirect sales management;

•	international expansion in developed and developing countries, which tends to be more expensive;

•	increases in salaries and bonus payments resulting primarily from a growing sales headcount, particularly on our international sales team; and

•	increase in travel, marketing and training expenses; and

•	an increase in share-based compensation expense.
General and Administrative Expenses
     Our general and administrative expenses, as a percentage of total net revenues, increased slightly from 7.3% in 2008 to 7.5% in 2009. The increase was primarily attributable to overall higher general and administrative costs in more developed countries, particularly the United States, and increased overall corporate spending to support sales operation growth.
     Our general and administrative expenses increased from $40.8 million in 2008 to $47.5 million in 2009. This increase was mainly attributable to the full year effect as compared to eight months in 2008 after our acquisition of Datascope’s patient monitoring business. Increased is mostly related to salaries and related compensation expenses. In addition, we have also incurred additional expenditure in Information Technology system and infrastructure by implementing SAP system in the acquired Datascope operations covering the US and the European regions.

Research and Development Expenses
     Our research and development expenses, as a percentage of total net revenues, were 9.5% in 2008 and 9.2% in 2009. This improvement is due primarily to more effective utilization of our engineering resources in Mahwah, New Jersey. Our research and development expenses increased by $6.4 million, or 12.4%, from $51.9 million in 2008 to $58.4 million in 2009. This increase was primarily attributable to headcount adjustments and salary increases.
Expense of In-Progress Research and Development
     In 2008, we incurred a charge of $6.6 million related to a write-off of in-progress research and development, an intangible asset identified during the Datascope acquisition. In 2009, we did not record any charge for in-progress research and development.
Other Income (Expense)
     We had other income, net, of $4.9 million in 2008 and $25.5 million in 2009. A majority of other income in 2009 was related to $14.0 million of non-recurring income from a mutual termination of a joint development and OEM chemical analyzer project with Beckman Coulter, Inc., and a government subsidy of $11.6 million in connection with our research and development and manufacturing project in Nanjing, net of other expenditures, we also had $6.6 million in interest income in 2009, mainly from investing our restricted cash as part of the collateralized assets for the bank loans.
     Our interest expense decreased from $5.2 million in 2008 to $4.8 million in 2009. This decrease was primarily attributable to decreased interest on financing obtained for the Datascope acquisition and interest on our working capital facilities as we paid down outstanding principal and a reduction in interest rates.
Provision for Income Taxes
     Provision for income taxes increased from $16.9 million in 2008 to $28.8 million in 2009. Our overall effective tax was 13.5% and 17.1% in 2008 and 2009, respectively. The increase in effective tax rate was partially due to an increase in deferred tax liabilities of total $2.3 million in relation to withholding tax on proposed dividend to be declared by our PRC subsidiary; and the amortization of goodwill that is recorded in the tax accounting but not in the statutory accounting. The increase was also partially due to the recording of valuation allowances against some of our deferred tax assets derived from operations outside China.
Net Income
     As a result of the foregoing, net income increased from $108.7 million in 2008 to $139.2 million in 2009, while net margin increased from 19.9% in 2008 to 21.9% in 2009.
Comparison of Years Ended December 31, 2007 and December 31, 2008
Net Revenues
     The following table sets forth net revenues by geography and the percentage of our total net revenues and net revenues by business segment for the years ended December 31, 2007 and 2008:

	2007		2008
		Net		Net
		Revenues		Revenues
	Net	% of	Net	% of
	Revenues	Total	Revenues	Total
		(Dollars in thousands)
Geographic Data:
China	$145,493	49.4%	$234,454	42.8%
Other Asia	39,606	13.5	56,245	10.3
Europe	54,033	18.4	95,023	17.4
North America	20,018	6.8	94,600	17.3
Latin America	22,501	7.6	46,559	8.5
Others	12,645	4.3	20,646	3.7

Total net revenues	$294,296	100.0%	$547,527	100.0%

	2007		2008
		Net		Net
		Revenues		Revenues
	Net	% of	Net	% of
	Revenues	Total	Revenues	Total
		(Dollars in thousands)
Segment Data:
Patient monitoring and life support products	$106,553	36.2%	$243,890	44.5%
In-vitro diagnostic products	91,767	31.2	137,270	25.1
Medical imaging systems	91,522	31.1	138,973	25.4
Others	4,454	1.5	27,394	5.0

Total net segment revenues	$294,296	100.0%	$547,527	100.0%

     Our total net revenues increased 86.0% from $294.3 million in 2007 to $547.5 million in 2008. This increase resulted primarily from improved penetration in both our domestic and international markets and our introduction of new products. Increases in 2008 were also driven by the Datascope acquisition.
     On a geographic basis, net revenues generated in China increased 61.1% from $145.5 million in 2007 to $234.5 million in 2008. This increase reflects increased sales generated from our new products to existing and new customers as we added products that meet customer needs, and additional sales resulting from increased government spending on healthcare in China.
     Net revenues generated outside of China grew faster than net revenues generated in China, increasing from $148.8 million in 2007 to $313.0 million in 2008, or 110.4% growth. As a percentage of total net revenues, net revenues generated outside of China increased from 50.6% in 2007 to 57.2% in 2008. These increases reflect our improved penetration in international markets, with sales into more than 160 countries in 2008. The 2008 increases also reflect the Datascope acquisition.
     Each of our business segments experienced significant net revenues growth in 2007 and 2008. Net revenues in our patient monitoring and life support products segment increased from $106.6 million in 2007 to $243.9 million in 2008, or 128.9% growth. Growth was impacted by the Datascope acquisition and increased sales of our Beneview series patient monitoring devices and our WATO anesthesia machines. We also continued gaining market acceptance from the higher-tier market in China.
     Net revenues in our in-vitro diagnostic products segment increased from $91.8 million in 2007 to $137.3 million in 2008, or 49.6% growth. This growth resulted primarily from increased sales of our existing in-vitro diagnostic products and the introduction in 2007 of our BC-5500 hematology analyzer and our BS-200 and BS-400 chemistry analyzers.
     Net revenues in our medical imaging systems business segment increased from $91.5 million in 2007 to $139.0 million in 2008, or 51.8% growth. This growth resulted primarily from increased sales of our existing medical imaging systems and the introduction of our DC-6 ultrasound system in 2006. 2008 revenues were also boosted by the introduction of our DC-3 and portable M-5 ultrasound systems.
     Net revenues from others increased from $4.5 million in 2007 to $27.4 million in 2008. This growth resulted primarily from our acquisition of Datascope’s patient monitoring business, which generated more service-related revenues.
          Cost of Revenues
     Total cost of revenues as a percentage of total net revenues was 45.1% in 2007 and 45.8% in 2008. This stability is attributable primarily to natural price erosion being offset by savings on raw materials and components and improved manufacturing efficiencies. In 2008, cost of revenues as a percentage of total net revenues was negatively affected by the acquisition of Datascope’s patient monitoring business, which has a higher overall cost of revenues compared to our historical business. Total cost of revenues increased from $132.8 million in 2007 to $250.6 million in 2008, representing 88.7% growth. This increase was primarily due to increased sales volumes.
          Patient monitoring and life support devices

          Cost of revenues as a percentage of total net revenue increased from 45.1% in 2007 to 45.8% in 2008. The increase resulted from the acquisition of Datascope’s patient monitoring business, which has a higher overall cost of revenues compared to our historical business. In particular, there was a $5.3 million provision for inventory obsolescence recorded in 2008 as a result of a change in market conditions and estimates of forecasted net revenue levels.
          In-vitro diagnostic products
          Cost of revenues as a percentage of total net revenues decreased from 48.3% in 2007 to 44.5% in 2008. The decrease was mainly attributable to higher volumes of reagent sales, which have lower overall cost of revenues compared to equipment sales.
          Medical imaging systems
          Cost of revenues as a percentage of total net revenues decreased from 39.5% in 2007 to 34.6% in 2008. The reduction in cost of revenues as a percentage of net revenues was primarily driven by savings on components due to an increasing percentage of in-house manufacturing of probes.
Gross Profit and Gross Margin
     Total gross profit increased from $161.5 million in 2007 to $297.0 million in 2008, or 83.8% growth. Our consolidated gross margin was 54.9% in 2007 and 54.2% in 2008.
Operating Expenses
     Our operating expenses primarily consist of selling expenses, general and administrative expenses, research and development expenses and expense of in-progress research and development. Operating expense, as a percentage of total net revenue, increased from 27.7% in 2007 to 32.8% in 2008. The increase was primarily attributable to the overall higher costs resulting from the Datascope acquisition and operating our business with localized staff and in more developed countries, particularly those areas where we maintain a direct sales force. Our operating expenses increased from $81.5 million in 2007 to $179.4 million in 2008, representing 120.1% growth.
Selling Expenses
     Our selling expenses, as a percentage of total net revenues, increased from 14.0% in 2007 to 14.6% in 2008. Our selling expenses increased from $41.1 million in 2007 to $80.1 million in 2008. The increases as a percentage of total net revenues from 2007 to 2008 were primarily attributable to the following:
     • increases in salaries and bonus payments resulting primarily from a growing sales headcount, particularly on our international sales team;
     • increase in travel, marketing and training expenses;
     • an increase in share-based compensation expenses;
     • our acquisition of Datascope’s patient monitoring business, which accounted for more than 30% of our selling expenses in 2008;
     • international expansion in more developed countries, which tends to be more expensive; and
     • building our direct sales force infrastructure and localizing our direct sales staff, which were largely offset by improved operating leverage in our selling structure in China as we continue to create and improve economies of scale in this area.

General and Administrative Expenses
     Our general and administrative expenses, as a percentage of total net revenues, increased from 4.1% in 2007 to 7.5% in 2008. The increase was primarily attributable to the amortization expenses of intangibles as a result of the acquisition of Datascope’s patient monitoring business, which accounted for approximately 40% of our general and administrative expenses in 2008, and overall higher general and administrative costs in more developed countries, particularly the United States. Our general and administrative expenses increased from $12.0 million in 2007 to $40.8 million in 2008. The increase was attributable primarily to an increase in salaries and depreciation expense.
Research and Development Expenses
     Our research and development expenses, as a percentage of total net revenues, were 9.6% in 2007 and 9.5% in 2008. Our research and development expenses increased from $28.4 million in 2007 to $51.9 million in 2008. Research and development headcount and salary increases accounted for 58.9% of the increase in 2007 and 57.0% of the increase in 2008 as we built capacity for our new R&D facility in Shenzhen and as a result of the Datascope acquisition, which accounted for 13.5% of our research and development expenses in 2008.
Expense of In-Progress Research and Development
     In 2008, we incurred a charge of $6.6 million related to a write-off of in-progress research and development, an intangible asset identified during the Datascope acquisition.
Other Income (Expense)
     We had other income of $2.4 million in 2007 and $4.9 million in 2008. A majority of other income in 2007 was related to government subsidies and exchange rate gain. $2.7 million of our other income in 2008 came from a non-recurring manufacturing fee as provided for in the transitional services agreement related to the Datascope acquisition.
     Our interest expense increased from $0.0 in 2007 to $5.2 million in 2008. This increase was primarily attributable to interest on financing obtained for the Datascope acquisition and interest on our working capital facilities. See “—Liquidity and Capital Resources.”
Provision for Income Taxes
     Provision for income taxes increased from $14.0 million in 2007 to $16.9 million in 2008. Due to various special tax rates, tax holidays and incentives that have been granted to us in China, our income taxes have been relatively low. Our overall effective tax rate was 15.2% in 2007 and 13.5% in 2008.
Net Income
     As a result of the foregoing, net income increased from $78.0 million in 2007 to $108.7 million in 2008, while net margin decreased from 26.5% in 2007 to 19.9% in 2008.
Critical Accounting Policies
     We prepare our financial statements in conformity with U.S. GAAP, which requires us to make estimates and assumptions that affect our reporting of, among other things, assets and liabilities, contingent assets and liabilities and net revenues and expenses. We continually evaluate these estimates and assumptions based on the most recently available information, our own historical experiences and other factors that we believe to be relevant under the circumstances. Since our financial reporting process inherently relies on the use of estimates and assumptions, our actual results could differ from what we expect. This is especially true with some accounting policies that require higher degrees of judgment than others in their application. We consider the policies discussed below to be critical to an understanding of our audited consolidated financial statements because they involve the greatest reliance on our management’s judgment.
Allowance for Doubtful Accounts
     We generally require domestic customers to make a deposit prior to shipment and we generally require that our international customers pre-pay for their products in cash or with letters of credit. However, from time to time we extend credit to domestic customers in the normal course of business and we extend credit to most of our direct customers and select qualified distributors in North America and Europe. We maintain an allowance for doubtful accounts for estimated losses resulting from the inability of our customers to make required payments. The allowance is determined by (1) analyzing specific customer accounts that have known or potential collection issues and (2) applying historical loss rates to the aging of the remaining accounts receivable balances. The allowance for doubtful accounts was $1.1 million in 2007, $3.9 million in 2008, and $7.5 million in 2009. Additional allowances may be required as we extend additional credit to domestic distributors and qualified international direct customers and distributors in North America and Europe, if we change our credit policies as our customer base expands and further diversifies, or if the financial condition of our customers deteriorates.
Write Down of Inventories
     We value inventories, which include material, labor and manufacturing overhead, at the lower of cost or market using the standard cost basis that approximates the weighted average cost method. Management evaluates inventory from time to time for obsolete or slow-moving inventory and we base our provisions on our estimates of forecasted net revenue levels, economic market conditions and quantity on hand. A significant change in the timing or level of demand for our products as compared to forecasted amounts may result in recording additional provisions for obsolete or slow-moving inventory. We record such adjustments to cost of revenues in the period the condition exists.
Warranty Provision
     We record a warranty provision at the time product revenues are recorded based on our historical experience and review the provision during the year and if necessary, adjusting the provision to reflect new product offerings or changes in claims, which we track by product line.
Impairment of assets
     We review our long-lived assets and finite-lived intangible assets for potential impairment in circumstances where the carrying amount of the assets may not be recoverable. If the sum of the projected undiscounted cash flows is less than the carrying amount of the assets, the carrying value is reduced to the estimated fair value as measured by the discounted cash flows. We have not experienced any events or changes that would indicate that the carrying amounts of any of our assets may not be recoverable.
Provisions for Income Taxes
     We record liabilities for probable income tax assessments based on our estimate of potential tax-related exposures. Estimating these assessments requires significant judgment as uncertainties often exist in respect to new laws, new interpretations of existing laws and rulings by taxing authorities. Differences between actual results and our assumptions are recorded in the period they become known. Although we have recorded all probable income tax accruals in accordance with ASC740, Income Tax, our accruals represent accounting estimates that are subject to the inherent uncertainties associated with the tax audit process, and therefore include certain contingencies. We believe that any potential tax assessments from the various tax authorities that are not covered by our income tax provision will not have a material adverse impact on our consolidated financial position or cash flows. However, they may be material to our consolidated earnings of a future period. Our overall effective tax rate was 15.2% in 2007, 13.5% in 2008 and 17.1% in 2009.
Revenue Recognition
     We generate revenues from medical device sales. The medical devices that we sell include a software element that is essential to their functionality as a whole. However, since the sales arrangements do not require significant production, modification or customization of the software, revenues from the sale of medical devices are recognized when all of the following conditions have been satisfied:
•	there is persuasive evidence of an arrangement;

•	delivery has occurred (e.g., an exchange has taken place);

•	the sales price is fixed or determinable; and

•	collectability is reasonably assured.
     All sales are based on firm customer orders with fixed terms and conditions. We do not provide our customers with the right of return, price protection or cash rebates. The sales arrangements do not include any significant after-sale customer support services and do not provide customers with upgrades. Accordingly, revenues from the sale of products are typically recognized upon shipment, when the terms are free-on-board shipping point, or upon delivery.
     We offer sales incentives to certain customers in the form of free products if they meet a certain level of items purchased. The costs of these sales incentives are estimated and accrued as a cost of revenues with a corresponding current liability at the time of revenue recognition based on our past experience and our customers’ purchase history, which involves significant judgment by management.
Valuation of Share-Based Compensation
     For option grants, we utilize the Black-Scholes option-pricing model to determine the fair value of the options. This approach requires us to make assumptions on variables such as share price volatility, expected terms of options and discount rates. Our share-based compensation arrangement includes a performance condition that affects vesting. We estimate the probability of the employees meeting the performance condition that affect the vesting amount. Changes in these assumptions and our estimates of the probability could significantly affect the amount of employee share-based compensation expense we recognize in our consolidated financial statements.
Impact Upon Adoption of New Accounting Standards

Noncontrolling Interests
     In December 2007, the FASB issued FAS No. 160, subsequently coded ASC 810-10-65, “Consolidations (Financial Accounting Standard No. 160, Non-controlling Interests in Consolidated Financial Statements — an amendment of ARB No. 51 ”. ASC 810-10-65 requires (i) that non-controlling (minority) interests be reported as a component of shareholders’ equity, (ii) that net income attributable to the parent and to the non-controlling interest be separately identified in the consolidated statement of operations, (iii) that changes in a parent’s ownership interest while the parent retains its controlling interest be accounted for as equity transactions, (iv) that any retained non-controlling equity investment upon the deconsolidation of a subsidiary be initially measured at fair value, and (v) that sufficient disclosures are provided that clearly identify and distinguish between the interests of the parent and the interests of the non-controlling owners. ASC 810 is effective for annual periods beginning after December 15, 2008 and should be applied prospectively. The presentation and disclosure requirements of the statement shall be applied retrospectively for all periods presented. We adopted ASC 810-10-65 on January 1, 2009 and there was no material impact on our financial statements. Retroactive application of ASC 810-10-65 will have an effect on the presentation of our financial statements related to December 31, 2007 and 2008.
Recent Accounting Pronouncements
     In January 2010, the Financial Accounts Standards Board FASB issued ASU 2010-06, which amends FASB ASC 820, Fair Value Measurement and Disclosures. This guidance requires new disclosures and provides amendments to clarify existing disclosures. The new requirements include disclosing transfers in and out of Levels 1 and 2 fair value measurements and the reasons for the transfers and further disaggregating activity in Level 3 fair value measurements. The clarification of existing disclosure guidance includes further disaggregation of fair value measurement disclosures for each class of assets and liabilities and providing disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements. The guidance also includes conforming amendments to the guidance on employers’ disclosures about the postretirement benefit plan assets. This guidance is effective for interim and annual reporting periods beginning after December 15, 2009, except for the new disclosures regarding the activity in Level 3 measurements, which shall be effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. We are currently assessing the impact of this statement, but believe it will not have a material impact on our financial position, results of operations, or cash flows upon adoption.
     In October 2009, the Financial Accounts Standards Board (FASB) issued Accounting Standard Update (ASU) No. 2009-13 on ASC 605, “Revenue Recognition—Multiple Deliverable Revenue Arrangements—a consensus of the FASB Emerging Issues Task Force” (ASU 2009-13). ASU 2009-13 amended guidance related to multiple-element arrangements which requires an entity to allocate arrangement consideration at the inception of an arrangement to all of its deliverables based on their relative selling prices. The consensus eliminates the use of the residual method of allocation and requires the relative-selling-price method in all circumstances. All entities must adopt the guidance no later than the beginning of their first fiscal year beginning on or after June 15, 2010. Entities may elect to adopt the guidance through either prospective application for revenue arrangements entered into, or materially modified, after the effective date or through retrospective application to all revenue arrangements for all periods presented. We are currently evaluating the impact, if any, of ASU 2009-13 on our financial position and results of operations.
     In October 2009, the FASB issued ASU No. 2009-14 on ASC 985, “Certain Revenue Arrangements That Include Software Elements” (ASU 2009-14). ASU 2009-14 amended guidance that is expected to significantly affect how entities account for revenue arrangements that contain both hardware and software elements. As a result, many tangible products that rely on software will be accounted for under the revised multiple-element arrangements revenue recognition guidance, rather than the software revenue recognition guidance. The revised guidance must be adopted by all entities no later than fiscal years beginning on or after June 15, 2010. An entity must select the same transition method and same period for the adoption of both this guidance and the revisions to the multiple-element arrangements guidance noted above. We are currently evaluating the impact, if any, of ASU 2009-14 on our financial position and results of operations.
     In June 2009, the FASB issued Statement No. 167, subsequently coded ASC 810, “Amendments to FASB Interpretation No. 46 (R), Consolidation of Variable Interest Entities”. ASC 810 expands the scope of Interpretation No. 46(R) to include entities which had been considered qualifying special purpose entities prior to elimination of the concept by ASC 860. ASC 810 requires entities to perform an analysis to determine whether the enterprise’s variable interest or interests give it a controlling financial interest in a variable interest entity. The enterprise is required to assess, on an ongoing basis, whether it is a primary beneficiary or has an implicit responsibility to ensure that a variable interest entity operates as designed. ASC 810 changes the previous quantitative approach for determining the primary beneficiary to a qualitative approach based on which entity (a) has the power to direct activities of a variable interest entity that most significantly impact economic performance and (b) has the obligation to absorb losses or receive benefits that could be significant to the variable purpose entity.
     ASC 810 requires enhanced disclosures that will provide investors with more transparent information about an enterprise’s involvement with a variable interest entity. ASC 810 is effective for each entity’s first annual reporting period that begins after November 15, 2009, and for interim periods within that annual period. This statement will have no impact on our financial reporting under our current business plan.
     In June 2009, the FASB issued SFAS No. 168, subsequently coded ASC 105, Generally Accepted Accounting Principles. ASC 105 replaces SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles”, and establishes the FASB Accounting Standards Codification (the “Codification”) as the source of authoritative accounting principles recognized by the FASB to be applied to non-governmental entities in the preparation of financial statements in conformity with GAAP. ASC 105 is effective for interim and annual periods ending after September 15, 2009.We have early adopted the Codification and applied it prospectively throughout our consolidated financial statements. The adoption of ACS 105 does not have a significant effect on our results or financial position.
Liquidity and Capital Resources
Overview
          We anticipate that we will continue to generate operating cash flow sufficient to meet our cash needs and operations and make payments on existing liabilities. We also believe we have adequate liquidity reasonably available to meet the requirements of our currently anticipated operational circumstances, and do not anticipate that we will need to utilize non-operational cash sources such as additional debt or equity financing to meet our current operational cash needs.
          The net proceeds from this offering will improve our liquidity position by increasing our cash position held outside of China. This will enable us to fund operational needs outside China, and make capital investments and pay dividends outside China without certain negative tax consequences. In addition, the net proceeds from this offering will better enable us to take advantage of potential strategic acquisitions, investments or ventures, which are a significant component of our future growth plan, and will help protect us against potential significant interest rate increases.

	Year Ended December 31,
			2009
	2007	2008	(Unaudited)
	(In thousands)
Cash and cash equivalents	$189,045	$96,370	$204,228
Net cash generated from operating activities	93,401	92,916	172,250
Operating Activities
     Net cash generated from operating activities was $93.4 million in 2007, $92.9 million in 2008 and $172.3 million in 2009. This increase in 2009 as compared to 2008 was mainly attributable to:
          • a substantial increase in net income of $30.5 million from $108.7 million to $139.2 million;
          • a net positive change in working capital as a result of additional cash received in connection with a VAT refund and a $14 million one-time payment from Beckman Coulter resulting from the termination of the joint-development project; and
          • an increase in add-back of non-cash expenses, mainly consisting of depreciation and amortization, provision of doubtful debt, and inventory write-off.

     Our inventory turnover days were 55, 60 and 74 days in 2007, 2008 and 2009, respectively. The increase represents an overall increase in inventory carrying value resulting from our expanded product portfolio. In addition, inventory levels maintained by Datascope’s patient monitoring business are generally higher than our historical business.
     Our accounts receivable turnover days were 26, 40 and 53 days in 2007, 2008 and 2009, respectively. This increase was primarily due to the growth of our international business. Our international customers generally have longer credit terms than our China-based customers.
     Our average accounts payable turnover days were 59, 46 and 43 days in, 2007, 2008, and 2009, respectively.
     Our inventory, accounts receivable and accounts payable turnover days in 2009 were calculated based on the average of the beginning and ending balances of the fourth quarter. This method is different from the method used in 2008 and 2007, which is based on the average of the beginning of the year and the end of the year balances. We adopted a new method in 2009 to help minimize the skewing effects of the Datascope acquisition.
Capital Expenditures
     Our capital expenditures totaled $47.9 million, $71.1 million, and $56.4 million in 2007, 2008 and 2009, respectively. Our capital expenditures consisted primarily of the purchases of and advances for property, plant and equipment and land use rights. In 2010, we anticipate spending between $50.0 million and $60.0 million on capital expenditures for normal maintenance and completion of our research and development center adjacent to our headquarters in Shenzhen.
Off-Balance Sheet Commitments and Arrangements
     We do not have any outstanding off-balance sheet guarantees, interest rate swap transactions or foreign currency contracts. We do not engage in trading activities involving non-exchange traded contracts. In our ongoing business, we do not enter into transactions involving, or otherwise form relationships with, unconsolidated entities or financial partnerships that are established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.
Tabular Disclosure of Contractual Obligations
A summary of our contractual obligations at December 31, 2009 is as follows:

	Contractual Obligations
				More
	Less Than			Than
	1 Year	1-3 Years	3-5 Years	5 Years	Total
	(Dollars in thousands)
Capital commitments	21,127	—	—	—	21,127
Operating leases(1)	6,780	10,090	7,622	8,276	32,768
Short-term bank loans	103,128	66,000	—	—	169,128

Total	131,035	76,090	7,622	8,276	223,023

(1)	Operating leases are for office premises and our assembly and manufacturing facility.
Bank Loan
     In connection with the Datascope acquisition, we also entered into a loan agreement with Bank of China for approximately $141.4 million, payable in three installments in May, August and November 2009, respectively. In April 2009, we repaid $31.1 million to Bank of China, and in June 2009, the term loan facility was subsequently modified. As of December 31, 2009, the outstanding balance of the loan was $110.0 million. The interest rate is LIBOR plus 1.3%. The loan will be repaid in two installments, $44.0 million in June 2010 and $66.0 million in June 2011. We are able to make these payments out of restricted cash funds, funds deposited as collateral for the loan, and cash reserves. Paying through a dividend of these funds out of China would reduce the amount payable on the loan as well as the corresponding collateral held on deposit as restricted cash, but some of the funds paid as dividends may be subject to a 5% dividend withholding tax in China. Alternatively, our board of directors and management will consider our other financing options for making this payment, including but not limited to refinancing the debt and using then-existing cash and cash equivalents.

SHARES ELIGIBLE FOR FUTURE SALE
          Based on the number of ordinary shares outstanding as of February 26, 2010, upon completion of this offering, we will have outstanding 114,100,363 our ordinary shares. All ADSs sold in this offering and the ordinary shares they represent will be freely transferable by persons other than our “affiliates” without restriction or further registration under the Securities Act. Sales of substantial amounts of our ADSs in the public market could adversely affect prevailing market prices of our ADSs.
Lock-up Agreements
          In connection with this offering, we have agreed for a period of 60 days following the date of this prospectus supplement that we will not, directly or indirectly, offer, sell, contract to sell, pledge, grant any option to purchase, purchase any option or contract to sell, right or warrant to purchase, make any short sale, file a registration statement with respect to, or otherwise dispose of (including entering into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequence of ownership interests), without the prior written consent of the underwriter:
•	any of our ordinary shares or ADSs representing our Class A ordinary shares;

•	any ordinary shares of our subsidiaries or depositary shares or depositary receipts representing such shares; or

•	any securities that are substantially similar to the ordinary shares, ADSs, depositary shares or depositary receipts referred to above, including any securities that are convertible into, exchangeable for or otherwise represent the right to receive such ordinary shares, ADSs, depositary shares or depositary receipts referred to above;
other than pursuant to (1) the 2006 Employee Share Incentive Plan or (2) a transfer by us to our affiliate, provided that such transfer is not a disposition for value and that such affiliate agrees to be bound in writing by the restrictions set forth in the lock-up agreement to which we are subject.
          In addition, each of our directors and executive officers have agreed not to sell, transfer or otherwise dispose of, and not to announce an intention to sell, transfer or otherwise dispose of, prior to 60 days following the date of this prospectus supplement, without the prior written consent of the underwriter, any of the securities referred to above, except for a transfer by it to its affiliate, provided that such transfer is not a disposition for value and that such affiliate agrees to be bound in writing by the restriction set forth in the lock-up agreement to which we are subject.
          These restrictions do not apply to up to 600,000 ADSs and Class A ordinary shares represented by such ADSs that may be purchased by the underwriter if it exercises its option to purchase additional ADSs.
          Other than this offering, we are not aware of any plans by any significant shareholders to dispose of significant numbers of our ADSs or ordinary shares. However, one or more existing shareholders or owners of securities convertible or exchangeable into or exercisable for our ADSs or ordinary shares may dispose of significant numbers of our ADSs or ordinary shares. We cannot predict what effect, if any, future sales of our ADSs or ordinary shares, or the availability of ADSs or ordinary shares for future sale, will have on the trading price of our ADSs from time to time. Sales of substantial amounts of our ADSs or ordinary shares in the public market, or the perception that these sales could occur, could adversely affect the trading price of our ADSs.
Rule 144
          In general, under Rule 144, a person or entity that has beneficially owned our ordinary shares, in the form of ADSs or otherwise, for at least six months and is not our “affiliate” will be entitled to sell our ordinary shares, including ADSs, subject only to the availability of current public information about us, and will be entitled to sell shares held for at least one year without restriction. A person or entity that is our “affiliate” and has beneficially owned our ordinary shares for at least six months, will be able to sell, within a rolling three-month period, the number of ordinary shares that does not exceed the greater of the following:
(i)	1% of the then outstanding ordinary shares, in the form of ADSs or otherwise, which equal approximately 1.1 million ordinary shares as of February 26, 2010; and

(ii)	the average weekly trading volume of our ordinary shares, in the form of ADSs or otherwise, on the New York Stock Exchange during the four calendar weeks preceding the date on which notice of the sale is filed with the Securities and Exchange Commission.

          Sales by affiliates under Rule 144 must be made through unsolicited brokers’ transactions. They are also subject to manner of sale provisions, notice requirements and the availability of current public information about us.
Employee Share Incentive Plan
          As of February 26, 2010, options to purchase 7,616,791 of our ordinary shares were outstanding. All of these ordinary shares will be eligible for sale in the public market from time to time, subject to vesting and exercise provisions of the options, volume limitations under Rule 144 applicable to our affiliates and other holders of restricted shares and the lock-up agreements.
          Ordinary shares reserved for issuance under our 2006 Employee Share Incentive Plan are or will be covered by a registration statement on Form S-8 under the Securities Act. S-8 registration statements automatically became effective upon filing. Following this filing, ordinary shares registered under such registration statement will, subject to the lock-up agreements and volume limitations under Rule 144 applicable to affiliates, be available for sale in the open market upon the exercise of vested options.

TAXATION
          The following is a summary of the material Cayman Islands, People’s Republic of China and United States federal income tax consequences of the acquisition, ownership and disposition of our ADSs or ordinary shares, based upon laws and relevant interpretations thereof in effect as of the date of this prospectus supplement, all of which are subject to change. This summary does not discuss all possible tax consequences relating to an investment in our ADSs or ordinary shares, such as the tax consequences under United States state, local and other tax laws. Based on the facts and subject to the limitations set forth herein, the statements of law and legal conclusions under the caption “United States Federal Income Taxation” constitute the opinion of O’Melveny & Myers LLP, our United States counsel, as to the material United States federal income tax consequences of an investment in the ADSs or ordinary shares.
Cayman Islands Taxation
          The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the Government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or brought within the jurisdiction of, the Cayman Islands. The Cayman Islands is not party to any double tax treaties. There are no exchange control regulations or currency restrictions in the Cayman Islands.
People’s Republic of China Taxation
          In 2007 China passed a new Enterprise Income Tax Law, or the New EIT Law, and its implementing rules, both of which became effective on January 1, 2008. The New EIT Law created a new “resident enterprise” classification, which, if applied to us, would impose a 10% withholding tax on dividends payable to our non-PRC enterprise shareholders result in a situation in which a withholding tax of 10% for our non-PRC enterprise investors or a potential 20% individual income tax for individual investors is imposed on dividends we pay to them, and on gains derived by our non-PRC shareholders from disposition of our shares or ADSs, if such dividends or gains are determined to have been derived from sources within China. The New EIT Law and its implementing rules are unclear as to how to determine the sources of such dividends or gains for non-Chinese enterprises or group enterprise controlled entities.
          If we are not deemed a resident enterprise, then dividends payable to our non-PRC shareholders and gains from disposition of our shares of ADSs by our non-PRC shareholders will not be subject to PRC income tax withholding. See “Risk Factors — Risks Related to Doing Business in China — We may be classified as a ‘resident enterprise’ for PRC enterprise income tax purposes. This classification could result in unfavorable tax consequences to us and our non-PRC shareholders” and “Risk Factors — Risks Related to Doing Business in China — Dividends payable by us to our foreign investors and gain on the sale of our ADSs or ordinary shares may become subject to withholding taxes under PRC tax laws.”
United States Federal Income Taxation
          The following is a general summary of the material U.S. federal income tax considerations related to the purchase, ownership and disposition of our ADSs or ordinary shares. This summary deals only with persons or entities that are “U.S. Holders” (as defined below) who hold our ADSs or ordinary shares as capital assets within the meaning of section 1221 of the U.S. Internal Revenue Code. This summary does not address all aspects of U.S. federal income taxation that may be applicable to U.S. Holders in the light of their particular circumstances or to shareholders subject to special treatment under U.S. federal income tax law, such as (without limitation):
•	banks, insurance companies, and other financial institutions;

•	dealers in securities or foreign currencies;

•	regulated investment companies;

•	traders in securities that mark to market;

•	U.S. expatriates;

•	non-U.S. persons and entities;

•	tax-exempt entities;

•	persons liable for alternative minimum tax;

•	persons holding an ADS or ordinary share as part of a straddle, appreciated financial position, synthetic security, hedge, conversion transaction or other integrated investment;

•	persons holding an ADS or ordinary share as a result of a constructive sale;

•	persons holding an ADS or ordinary share whose functional currency is not the US dollar;

•	U.S. persons who own or are deemed to own 10% or more of the total combined voting power of all classes of shares entitled to vote of Mindray or any of our non-U.S. subsidiaries; or

•	entities that acquire an ADS or ordinary share that are treated as partnerships for U.S. federal income tax purposes and investors (i.e., partners) in such partnerships.
          Furthermore, this summary does not address any aspect of state, local or foreign tax laws or the alternative minimum tax provisions of the U.S. Internal Revenue Code.
          If an entity treated as a partnership holds our ADSs or ordinary shares, the tax treatment of the partners will generally depend on the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our ADSs or ordinary shares, you should consult your tax advisor.
          PROSPECTIVE PURCHASERS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR ADSs OR ORDINARY SHARES TO THEM, INCLUDING THE APPLICABLE U.S. FEDERAL, STATE AND LOCAL AND FOREIGN TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF ADSs OR ORDINARY SHARES TO THEM AND THE EFFECT OF POSSIBLE CHANGES IN TAX LAWS.
          The discussion below of the U.S. federal income tax consequences to “U.S. Holders” will apply if you are the beneficial owner of ADSs or ordinary shares and you are, for U.S. federal income tax purposes:
•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) organized under the laws of the United States, any State thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•	a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.
          The discussion below assumes that the representations contained in the deposit agreement are true and that the obligations in the deposit agreement and any related agreement will be complied with in accordance with the terms.
Taxation of Dividends and Other Distributions on the ADSs or Ordinary Shares
          Subject to the “passive foreign investment company,” or PFIC, rules discussed below under “Passive Foreign Investment Company,” the gross amount of distributions made by us with respect to the ADSs or ordinary shares generally will be included in your gross income in the year received as ordinary dividend income, but only to the extent that the distribution is treated as paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Such dividends would generally not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.
          To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your ADSs or ordinary shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. However, we do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will generally be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.
          Under current law and with respect to non-corporate U.S. Holders, including individual U.S. Holders, for taxable years beginning before January 1, 2011, dividends may be “qualified dividend income” that is taxed at a reduced rate, provided that certain conditions are satisfied, including: (1) the ADSs or ordinary shares are readily tradable on an established securities market in the United States, (2) we are not a PFIC for both our taxable year in which the dividend is paid and the preceding taxable year, and (3) certain holding period requirements are met. Internal Revenue Service authority indicates that common or ordinary stock, or an ADR in respect of such stock, is considered for purposes of clause (1) above to be readily tradable on an established securities market in the United States when it is listed on the New York Stock Exchange.
          There is no assurance, however, that any dividends paid on our ADSs or ordinary shares will be eligible for the reduced tax rate. Any dividends paid by us that are not eligible for the preferential rate will be taxed as ordinary income to a non-corporate U.S. Holder. You should consult your tax advisors regarding the availability of the qualified dividend income rate with respect to our ADSs or ordinary shares, including the effects of any change in law after the date of this registration statement.
          Dividends will constitute foreign source income for foreign tax credit limitation purposes. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us with respect to the ADSs or ordinary shares will generally be “passive category income.”
Taxation of a Disposition of ADSs or Ordinary Shares
          Subject to the PFIC rules discussed below under “Passive Foreign Investment Company,” you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of an ADS or ordinary share equal to the difference between the amount realized (in U.S. dollars) for the ADS or ordinary share and your tax basis (in U.S. dollars) in the ADS or ordinary share. The gain or loss generally will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the ADS or ordinary share for more than one year, you will be eligible for reduced long-term capital gains tax rates. The deductibility of capital losses is subject to limitations. Any such gain or loss that you recognize will generally be treated as U.S. source gain or loss for foreign tax credit limitation purposes.
Passive Foreign Investment Company
          We do not believe that we were a PFIC for U.S. federal income tax purposes for the taxable year ended December 31, 2009, and we do not expect to be considered a PFIC for U.S. federal income tax purposes for the taxable year ending December 31, 2010. However, we cannot assure you that we will not be a PFIC for the current taxable year ending December 31, 2010 or any future taxable year.
          A non-U.S. corporation is considered a PFIC for any taxable year if either:
•	at least 75% of its gross income is passive income (the “Income Test”), or

•	at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “Asset Test”).
          We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, 25% or more (by value) of the stock.
          We must make a separate determination each year as to whether we are a PFIC. As a result, it is possible that our PFIC status will change. In particular, our PFIC status under the Asset Test will generally be determined by using the market price of our ADSs and ordinary shares, which is likely to fluctuate over time, to calculate the total value of our assets. Accordingly, fluctuations in the market price of the ADSs or ordinary shares may result in our being a PFIC. In addition, the application of the PFIC rules is subject to uncertainty in several respects (such as the determination of goodwill) and the composition of our income and assets will be affected by how, and how quickly, we spend the substantial amount of cash that we currently have on hand. If we are classified as a PFIC for any year during which you hold ADSs or ordinary shares, we will generally continue to be treated as a PFIC for all succeeding years during which you hold ADSs or ordinary shares.
          If we are a PFIC for any taxable year during which you hold ADSs or ordinary shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the ADSs or ordinary shares, unless you make a “mark-to-market” election. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the ADSs or ordinary shares will be treated as an excess distribution. Under these special tax rules:
•	the excess distribution or gain will be allocated ratably over your holding period for the ADSs or ordinary shares,

•	the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in which we were a PFIC, will be treated as ordinary income, and

•	the amount allocated to each other year will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.
          The tax liability for amounts allocated to years prior to the year of disposition or an “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the ADSs or ordinary shares cannot be treated as capital, even if you hold the ADSs or ordinary shares as capital assets.
          Alternatively, a U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election for such stock of a PFIC to elect out of the tax treatment discussed in the two preceding paragraphs. If you make a mark-to-market election for the ADSs or ordinary shares, you will include in income each year an amount equal to the excess, if any, of the fair market value of the ADSs or ordinary shares as of the close of your taxable year over your adjusted basis in such ADSs or ordinary shares. You will be allowed a deduction for the excess, if any, of the adjusted basis of the ADSs or ordinary shares over their fair market value as of the close of the taxable year. However, deductions are allowable only to the extent of any net mark-to-market gains on the ADSs or ordinary shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the ADSs or ordinary shares, are treated as ordinary income. Ordinary loss treatment also applies to the deductible portion of any mark-to-market loss on the ADSs or ordinary shares, as well as to any loss realized on the actual sale or disposition of the ADSs or ordinary shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such ADSs or ordinary shares. Your basis in the ADSs or ordinary shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed above under “—Taxation of Dividends and Other Distributions on the ADSs or Ordinary Shares” would not apply.
          The mark-to-market election is available only for “marketable stock,” which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market, as defined in applicable U.S. Treasury regulations. We have listed our ADSs on the New York Stock Exchange and, consequently, provided the ADSs continue to be regularly traded thereon, if you are a holder of ADSs, the mark-to-market election would be available to you were we to be or become a PFIC.
          If a non-U.S. corporation is a PFIC, a holder of shares in that corporation may elect out of the general PFIC rules discussed above by making a “qualified electing fund” election to include its pro rata share of the corporation’s income on a current basis. However, you may make a qualified electing fund election with respect to our company only if we agree to furnish you annually with certain tax information, and we do not presently intend to prepare or provide such information.
          If you hold ADSs or ordinary shares in any year in which we are a PFIC, you will be required to file Internal Revenue Service Form 8621 regarding distributions received on the ADSs or ordinary shares and any gain realized on the disposition of the ADSs or ordinary shares.
          You are urged to consult your tax advisor regarding the application of the PFIC rules to your investment in ADSs or ordinary shares.
Information Reporting and Backup Withholding
          Dividend payments with respect to ADSs or ordinary shares and proceeds from the sale, exchange or redemption of ADSs or ordinary shares may be subject to information reporting to the Internal Revenue Service and possible U.S. backup withholding at a current rate of 28%, unless the conditions of an applicable exception are satisfied. Backup withholding will not apply to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on Internal Revenue Service Form W-9. U.S. Holders should consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.
          Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the Internal Revenue Service and furnishing any required information.

UNDERWRITING
     Subject to the terms and conditions of an underwriting agreement dated March 3, 2010, Jefferies & Company, Inc., as the underwriter, has agreed to purchase all of the 4,000,000 ADSs offered in this offering.
     The underwriter has agreed to purchase all of the ADSs offered by this prospectus supplement (other than those covered by the over-allotment option described below) if any are purchased. The ADSs should be ready for delivery on or about March           , 2010 against payment in immediately available funds. The underwriter is offering the ADSs subject to various conditions and may reject all or part of any order.
Over-Allotment Option
     We have granted the underwriter an over-allotment option. This option, which is exercisable for up to 30 days after the date of this prospectus supplement, permits the underwriter to purchase a maximum of 600,000 additional ADSs from us. If the underwriter exercises all or part of this option, it will purchase ADSs covered by the option at the initial offering price to the public that appears on the cover page of this prospectus supplement, less the underwriting discount. If this option is exercised in full, the total price to public will be $        million; and, before expenses, the total proceeds to us will be $        million.
Commission and Expenses
     The underwriter has advised us that it proposes to offer the ADSs directly to the public at the public offering price that appears on the cover page of this prospectus supplement. In addition, the underwriter may offer some of the ADSs to other securities dealers at such price less a concession of $         per ADS. After the ADSs are released for sale to the public, the underwriter may change the offering price and other selling terms at various times.
     The following table provides information regarding the amount of the discount to be paid to the underwriter by us:

		Total Without	Total With Full
		Exercise of Over-	Exercise of Over-
	Per ADS	Allotment Option	Allotment Option
Public offering price	$	$	$
Underwriting discounts	$	$	$
Proceeds, before expenses, to us	$	$	$
     We estimate that the total expenses of the offering, excluding underwriting discounts, will be approximately $        million. We estimate that our share of the expenses of this offering will be $        million.
Indemnification
     We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriter may be required to make in respect of those liabilities.
Lock-Up Agreements
     We have agreed to a 60-day lock-up with respect to ADSs, the ordinary shares and other of our securities that they beneficially own, including securities that are convertible into ADSs, the our ordinary shares and securities that are exchangeable or exercisable for ADSs or our ordinary shares. This means that, without the prior written consent of the underwriter, for a period of 60 days following the date of this prospectus supplement, we may not, subject to certain exceptions, directly or indirectly (1) sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act or otherwise dispose of any ADSs, ordinary shares, options or warrants to acquire ADSs or ordinary shares, or securities exchangeable or exercisable for or convertible into ADSs or ordinary shares currently or hereafter owned either of record or beneficially or (2) publicly announce an intention to do any of the foregoing. However, this agreement will not apply, subject to certain conditions, to transactions relating any stock option, stock bonus or other stock plan or arrangement described herein. Each of our directors and officers has also agreed to similar lock-up agreements with the underwriter, subject to certain exceptions.

Price Stabilization, Short Positions and Penalty Bids
          SEC rules may limit the ability of the underwriter to bid for or purchase ADSs before distribution of the ADSs is completed. However, the underwriter may engage in the following activities in accordance with the rules:
•	Stabilizing Transactions. The underwriter may make bids or purchases for the purpose of pegging, fixing or maintaining the market price of the ADSs, so long as stabilizing bids do not exceed a specified maximum.

•	Over-allotments and Covering Transactions. The underwriter may sell more ADSs in connection with this offering than the number of ADSs that it has committed to purchase. This over-allotment creates a short position for the underwriter. A bid for or purchase of ADSs to reduce a short position incurred by the underwriter is a “covering transaction”. Establishing short sales positions may involve either “covered” short sales or “naked” short sales. Covered short sales are short sales made in an amount not greater than the underwriter’s over-allotment option described above. The underwriter may close out any covered short position either by exercising its over-allotment option or by purchasing ADSs in the open market. To determine how it will close the covered short position, the underwriter will consider, among other things, the price of ADSs available for purchase in the open market, as compared to the price at which it may purchase shares through the over-allotment option. Naked short sales are short sales in excess of the over-allotment option. The underwriter must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that, in the open market after the pricing of this offering, there may be downward pressure on the price of the ADSs that could adversely affect investors who purchase ADSs in this offering.
          Similar to other purchase transactions, the underwriter’s purchases to cover the short sales or to stabilize the market price of the ADSs may have the effect of raising or maintaining the market price of the ADSs or preventing or mitigating a decline in the market price of the ADSs. As a result, the price of the ADSs may be higher than the price that might otherwise exist in the open market if such purchases by the underwriter were not occurring.
          Neither we nor the underwriter make any representation or prediction as to the effect that the transactions described above may have on the price of the ADSs. These transactions may occur on the New York Stock Exchange or otherwise. If such transactions are commenced, they may be discontinued without notice at any time.
Electronic Distribution
          A prospectus supplement in electronic format may be made available on the Internet sites or through other online services maintained by the underwriter or by its affiliates. In those cases, prospective investors may view offering terms online and, depending upon the underwriter, prospective investors may be allowed to place orders online. The underwriter may agree with us to allocate a specific number of ADSs for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriter on the same basis as its allocations.
          Other than the prospectus supplement in electronic format, the information on the underwriter’s website and any information contained in any other website maintained by the underwriter is not part of the prospectus supplement or the registration statement of which this prospectus supplement forms a part, has not been approved and/or endorsed by us or the underwriter in its capacity as underwriter and should not be relied upon by investors.
          Upon receipt of a request by an investor or its representative who has received an electronic prospectus supplement from the underwriter within the period during which there is an obligation to deliver a prospectus supplement, we will promptly transmit, or cause to be transmitted, without charge, a paper copy of the prospectus supplement.
Affiliations
          In the future, the underwriter and its affiliates may provide various investment banking, commercial banking, financial advisory and other services to us and our affiliates for which services they have received, and may in the future receive, customary fees. In the course of its business, the underwriter and its affiliates may actively trade our securities or loans for their own account or for the accounts of customers and, accordingly, the underwriter and its affiliates may at any time hold long or short positions in such securities or loans.
Selling Restrictions
          Cayman Islands. This prospectus supplement does not constitute an invitation or offer to the public in the Cayman Islands of the ADSs, whether by way of sale or subscription. The underwriter has not offered or sold, and will not offer or sell, directly or indirectly, any ADSs in the Cayman Islands.
          European Economic Area. In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), an offer to the public of any ADSs which are the subject of the offering contemplated by this prospectus supplement may not be made in that Relevant Member State except that an offer to the public in that Relevant Member State of any ADSs may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:
          (a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;
          (b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;
          (c) to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or
          (d) in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of the shares shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.
          Each person in a Relevant Member State who receives any communication in respect of, or who acquires any shares under, the offers contemplated in this prospectus supplement will be deemed to have represented, warranted and agreed to and with each underwriter and us that:
          (a) it is a qualified investor within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive; and
          (b) in the case of any shares acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, (i) the shares acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State, other than qualified investors, as that term is defined in the Prospectus Directive, or in circumstances in which the prior consent of the representatives has been given to the offer or resale; or (ii) where shares have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of those shares to it is not treated under the Prospectus Directive as having been made to such persons.
          For the purposes of this provision, the expression an “offer to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase any shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.
          France. This prospectus supplement has not been, and will not be, submitted to the clearance procedures of the Autorité des marchés financiers (the “AMF”) in France and may not be directly or indirectly released, issued, or distributed to the public in France, or used in connection with any offer for subscription or sale of our ADSs to the public in France, in each case within the meaning of Article L. 411-1 of the French Code monétaire et financier (the “French Financial and Monetary Code”).
          The ADSs have not been, and will not be, offered or sold to the public in France, directly or indirectly, and will only be offered or sold in France (i) to qualified investors (investisseurs qualifiés) investing for their own account, in accordance with all applicable rules and regulations, and in particular in accordance with Articles L. 411-2 and D. 411-2 of the French Financial and Monetary Code; (ii) to investment services providers authorized to engage in portfolio investment on behalf of third parties, in accordance with Article L.411-2 of the French Financial and Monetary Code; or (iii) in a transaction that, in accordance with all applicable rules and regulations, does not otherwise constitute an offer to the public (“appel public à l’épargne”) in France within the meaning of Article L.411-1 of the French Financial and Monetary Code.

          This prospectus supplement is not to be further distributed or reproduced (in whole or in part) in France by any recipient, and this prospectus supplement has been distributed to the recipient on the understanding that such recipient is a qualified investor or otherwise meets the requirements set forth above, and will only participate in the issue or sale of the ADSs for their own account, and undertakes not to transfer, directly or indirectly, the ADSs to the public in France, other than in compliance with all applicable laws and regulations and in particular with Articles L.411-1, L.411-2, D.411-1 and D.411-2 of the French Financial and Monetary Code.
          Hong Kong. The ADSs may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the ADSs may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to ADSs which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.
          Japan. The ADSs have not been and will not be registered under the Financial Instruments and Exchange Law of Japan, and ADSs will not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to any exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.
          Singapore. This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of our ADSs may not be circulated or distributed, nor may our ADSs be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or SFA, (ii) to a relevant person or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.
          Where our ADSs are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor as defined in Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor; shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the ADSs under Section 275 of the SFA, except: (1) to an institutional investor (for corporations under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is or will be given for the transfer; or (3) where the transfer is by operation of law.
          United Kingdom. Our ADSs may not be offered or sold and will not be offered or sold to any persons in the United Kingdom other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or otherwise in circumstances which have not resulted or will not result in an offer to the public in the United Kingdom within the meaning of the Financial Services and Markets Act 2000, or the FSMA.
          In addition, any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) in connection with the issue or sale of our ADSs may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to us. Without limitation to the other restrictions referred to herein, this prospectus supplement is directed only at (1) persons outside the United Kingdom or (2) persons who:
          (a) are qualified investors as defined in section 86(7) of FSMA, being persons falling within the meaning of article 2.1(e)(i), (ii) or (iii) of the Prospectus Directive; and
          (b) are either persons who fall within article 19(1) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or Order, or are persons who fall within article 49(2)(a) to (d) (“high net worth companies, unincorporated associations, etc.”) of the Order; or
          (c) to whom it may otherwise lawfully be communicated in circumstances in which Section 21(1) of the FSMA does not apply.
          Without limitation to the other restrictions referred to herein, any investment or investment activity to which this prospectus supplement relates is available only to, and will be engaged in only with, such persons, and persons within the United Kingdom who receive this communication (other than persons who fall within (2) above) should not rely or act upon this communication.
          Investors are advised to contact their legal, financial or tax advisers to obtain an independent assessment of the financial and tax consequences of an investment in ADSs.

EXPENSES RELATED TO THIS OFFERING
          Set forth below is an itemization of the total expenses, excluding underwriting discounts and commissions, we expect to incur in connection with the offer and sale of the ADSs. We estimate that the total expenses of this offering for which we will be responsible will be approximately $               . With the exception of the SEC registration fee, all amounts are estimates.

SEC registration fee	$
Printing and engraving expenses		$200,000
Legal fees and expenses		$480,000
Accounting fees and expenses		$825,000
Miscellaneous		$150,000
Total	$
LEGAL MATTERS
          We are being represented by O’Melveny & Myers LLP with respect to legal matters of United States federal securities and New York State law. The underwriter is being represented by Shearman & Sterling LLP with respect to legal matters of United States federal securities and New York State law. The validity of the Class A ordinary shares represented by the ADSs offered in this offering and certain legal matters as to Cayman Islands law will be passed upon for us by Conyers Dill & Pearman. Certain legal matters as to PRC law will be passed upon for us by Jun He Law Offices and for the underwriter by Commerce & Finance Law Offices. Conyers Dill & Pearman and O’Melveny & Myers LLP may rely upon Jun He Law Offices with respect to matters governed by PRC law. Shearman & Sterling LLP may rely upon Commerce & Finance Law Offices with respect to matters governed by PRC law. Certain members of O’Melveny & Myers LLP beneficially hold an aggregate of 4,500 of our ADSs, which represents less than 0.005% of our outstanding ordinary shares.
EXPERTS
          The consolidated financial statements of Mindray Medical International Limited and its subsidiaries, or MMIL, as of and for the six months ended June 30, 2009, incorporated in this prospectus supplement by reference from MMIL’s Report on Form 6-K  dated March 3, 2010,  and the consolidated financial statements of MMIL as of and for the year ended December 31, 2008 and management’s assessment of the effectiveness of MMIL’s internal control over financial reporting as of December 31, 2008 (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to MMIL’s Annual Report on Form 20-F for the year ended December 31, 2008 have been so incorporated in reliance on the reports of PricewaterhouseCoopers, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.
          The consolidated financial statements of Mindray Medical International Limited and its subsidiaries as of December 31, 2007 and for the two years ended December 31, 2007, incorporated in this prospectus supplement by reference from our Annual Report on Form 20-F have been audited by Deloitte Touche Tohmatsu CPA Ltd., an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
          The statements included in the accompanying prospectus to this prospectus supplement under the caption “Enforcement of Civil Liabilities,” to the extent they constitute matters of PRC law, have been reviewed and confirmed by Jun He Law Offices, our PRC counsel, as experts in such matters, and are included herein in reliance upon such review and confirmation. The offices of Jun He Law Offices are located at Shenzhen Development Bank Tower, 15-C, 5047 East Shenan Road, Shenzhen 518001, China.

PROSPECTUS
American Depositary Shares
Ordinary Shares
Preferred Shares
Debt Securities
Warrants
Rights
Units

     We, or any selling securityholders to be identified in the future, may offer from time to time, in one or more series:
•	American depositary shares;

•	ordinary shares;

•	preferred shares;

•	senior and/or subordinated debt securities;

•	warrants to purchase American depositary shares, ordinary shares, preferred shares and/or debt securities;

•	rights to purchase American depositary shares, ordinary shares, preferred shares and/or debt securities; and

•	units consisting of two or more of these classes or series of securities.
     We, or any selling securityholders to be identified in the future, may offer these securities in amounts, at prices and on terms determined at the time of offering. The specific plan of distribution for any securities to be offered will be provided in a prospectus supplement. If we use agents, underwriters or dealers to sell these securities, a prospectus supplement will name them and describe their compensation.
     The specific terms of any securities to be offered will be described in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement, together with additional information described under the heading “Where You Can Find More Information,” before you make an investment decision.
     Our American depositary shares are listed on the New York Stock Exchange under the symbol “MR.”

     Investing in our securities involves risks. See the “Risk Factors” section contained in the applicable prospectus supplement and in the documents we incorporate by reference in this prospectus to read about factors you should consider before investing in our securities.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
March 3, 2010

ABOUT THIS PROSPECTUS
     This prospectus is part of an “automatic shelf” registration statement that we filed with the United States Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. By using a shelf registration statement, we may sell any combination of our American depositary shares, or ADSs, ordinary shares, preferred shares, debt securities, warrants, rights and units from time to time and in one or more offerings. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the securities being offered (if other than ordinary shares and ADSs) and the specific terms of that offering. The supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and any prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”
     You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any prospectus supplement is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.
     Unless otherwise stated, or the context otherwise requires, for purposes of this prospectus only:
•	“we,” “us,” “our company,” “our,” “Mindray International” and “Mindray” refer to Mindray Medical International Limited, and its consolidated subsidiaries, including Shenzhen Mindray Bio-Medical Electronics Co., Ltd., or Shenzhen Mindray, and Shenzhen Mindray’s predecessor entities;

•	“China” or “PRC” refers to the People’s Republic of China, excluding, for purposes of this prospectus only, Taiwan and the Special Administrative Regions of Hong Kong and Macau;

•	All references to “Renminbi” or “RMB” are to the legal currency of China, all references to “US dollars”, “dollars”, “$” or “US$” are to the legal currency of the United States, and all references to “HK$” are to the legal currency of the Hong Kong Special Administrative Region of China;

•	“ordinary shares” refers to our Class A and Class B ordinary shares, par value HK$0.001 per share;

•	“ADSs” refers to our American depositary shares, each of which represents one Class A ordinary share;

•	“ADRs” refers to American depositary receipts, which, if issued, evidence our ADSs; and

•	“US GAAP” refers to generally accepted accounting principles in the United States.

WHERE YOU CAN FIND MORE INFORMATION
     We have filed our registration statement on Form F-3 with the SEC under the Securities Act. We also file annual, quarterly and current reports and other information with the SEC. You may read and copy any document that we file with the SEC, including the registration statement and the exhibits to the registration statement, at the SEC’s public reference facility at:
Securities and Exchange Commission
Room 1500
100 F Street, N.E.
Washington, D.C. 20549
     You may call the SEC at 1-800-SEC-0330 for further information. Our SEC filings are also available to the public at the SEC’s website at www.sec.gov. In addition, you may inspect and copy reports, proxy statements and other information about us at the offices of the New York Stock Exchange, Inc. at 20 Broad Street, New York, New York 10005.
     This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us as indicated above. Forms of the indenture and other documents establishing the terms of the offered securities are filed as exhibits to the registration statement or will be filed through an amendment to our registration statement on Form F-3 or under cover of a Current Report on Form 6-K and incorporated in this prospectus by reference. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     The SEC allows us to “incorporate by reference” in this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, unless it has been superseded by more updated information included herein, and later information filed with the SEC will update and supersede the information included or incorporated by reference in this prospectus. We incorporate by reference in this prospectus the following information:
•	our Annual Report on Form 20-F for the year ended December 31, 2008 (File No. 001-33036), filed with the SEC on May 8, 2009;

•	our Reports on Forms 6-K furnished to the SEC on March 3, 2010;

•	the “Description of Share Capital” and “Description of American Depositary Shares” contained in our registration statement on Form 8-A (File No. 001-33036), filed with the SEC on September 20, 2006; and

•	with respect to each offering of securities under this prospectus, all reports on Form 20-F and any report on Form 6-K that so indicates it is being incorporated by reference, in each case, that we file with the SEC on or after the date on which this registration statement is first filed with the SEC and until the termination or completion of that offering under this prospectus.
     You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:
Corporate Secretary
Mindray Building
Keji 12th Road South
Hi-tech Industrial Park, Nanshan
Shenzhen 518057
People’s Republic of China
(86-755) 2658-2888

FORWARD-LOOKING STATEMENTS
          This prospectus contains or incorporates by reference, and any prospectus supplement will contain or incorporate by reference, statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements that do not relate to historical or current facts or matters are forward-looking statements. You can identify some of the forward-looking statements by the use of forward-looking words, such as “may,” “will,” “could,” “should,” “expects,” “anticipates,” “intends,” “projects,” “predicts,” “plans,” “believes,” “seeks,” and “estimates” and variations of these words and similar expressions. Statements concerning current conditions may also be forward-looking if they imply a continuation of current conditions. Forward-looking statements include statements regarding, among other matters:
•	our goals and strategies;

•	our future business development, financial condition and results of operations;

•	the projected growth of the medical device industry in China and internationally;

•	the effects of the current global economic crisis and global macroeconomic conditions on our business;

•	the effects of our acquisition of and integration of Datascope’s patient monitoring device business;

•	our expansion plans;

•	relevant government policies and regulations relating to the medical device industry;

•	market acceptance of our products;

•	our expectations regarding demand for our products;

•	our ability to expand our production, our sales and distribution network and other aspects of our operations, including our sales and service offices, our manufacturing facilities in Shenzhen, and our research and development and manufacturing facility in Nanjing;

•	our ability to stay abreast of market trends and technological advances;

•	our ability to effectively protect our intellectual property rights and not infringe on the intellectual property rights of others;

•	our plan to launch new products in the future;

•	our intention to pay annual cash dividends to our shareholders;

•	competition in the medical device industry in China and internationally; and

•	general economic and business conditions in the countries where our products are sold.
     We caution you that any such forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors that may cause our actual results, performance or achievements or the industry to differ materially from our future results, performance or achievements, or those of the industry, expressed or implied in such forward-looking statements. We urge you to carefully review the disclosures we make concerning risks and other factors that may affect our business and operating results, including those made in this prospectus, and as such risk factors may be updated in subsequent SEC filings, as well as our other reports filed with the SEC and in any prospectus supplement. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus or any prospectus supplement. We do not intend, and we undertake no obligation, to update any forward-looking information to reflect events or circumstances after the date of this prospectus or any prospectus supplement or to reflect the occurrence of unanticipated events, unless required by law to do so.

RISK FACTORS
Risks Relating to Our Business and Industry
We may fail to effectively develop and commercialize new products, which would materially and adversely affect our business, financial condition, results of operations and prospects.
     The medical device market is developing rapidly and related technology trends are constantly evolving. This results in frequent introduction of new products, short product life cycles and significant price competition. Consequently, our success substantially depends on our ability to anticipate technology development trends and identify, develop and commercialize in a timely and cost-effective manner new and advanced products that our customers demand. New products contribute significantly to our net revenues. We expect the medical device market to continue evolving toward newer and more advanced products, many of which we do not currently produce. Commercialization of any new product requires relevant government approval, the timing of which may not be under our control, and is subject to change from time to time. Moreover, it may take an extended period of time for our new products to gain market acceptance, if at all. Furthermore, as the life cycle for a product matures, the average selling price generally decreases. Although we have previously offset the effects of declining average sales prices with sales volume increases and manufacturing cost reductions, we may be unable to continue doing so. Lastly, during a product’s life cycle, problems may arise regarding regulatory, intellectual property, product liability or other issues which may affect its continued commercial viability.
     Our success in developing and commercializing new products is determined by our ability to:
•	accurately assess technology trends and customer needs and meet market demands;

•	optimize our manufacturing and procurement processes to predict and control costs;

•	manufacture and deliver products in a timely manner;

•	increase customer awareness and acceptance of our products;

•	effectively manage our brands;

•	minimize the time and costs required to obtain required regulatory clearances or approvals;

•	anticipate and compete effectively with other medical device developers, manufacturers and marketers;

•	price our products competitively; and

•	effectively integrate customer feedback into our research and development planning.
We maintain direct operations in the United States and Europe that is costly and the maintenance of which could have a material adverse effect on our business.
We maintain direct operations in the United States and Europe and rely on direct sales for a significant portion of our revenues from these areas. Maintaining a direct sales force is costly. We typically provide our direct operations personnel with payroll and other benefits that we do not provide independent distributors. Many of these benefits are fixed costs that do not depend on revenue generation. Maintaining these direct operations is costly and the maintenance of which could have a material adverse effect on our business.
Maintaining a direct sales force and independent distribution network in the United States and Europe could result in potential sales conflicts that would negatively impact our revenue and results of operations.
     Prior to our acquisition of Datascope’s patient monitoring device business, we maintained independent distributor relationships in the United States and Europe. With the addition of a direct sales force in these areas, we are currently directly selling Datascope-branded products, Mindray-branded ultrasound systems and DPM-branded patient monitoring devices. This creates the potential for conflict between our independent distributors and direct sales force. If our independent distributors and direct sales force compete with each other, our independent distributors could reduce their selling prices for our products to make sales. Because we generate higher revenues from direct sales, this would negatively impact our revenue. Further, independent existing and potential distributors may decide not to sell our products or cease selling our products because of this potential conflict. Moreover, sales conflicts could negatively impact the morale of our direct sales force.
We depend on distributors for a substantial portion of our revenues and a significant portion of our revenue growth. Failure to maintain relationships with our distributors would materially and adversely affect our business.
     We depended on distributors for a substantial portion of our revenues. We typically do not have long-term distribution agreements. As our existing distribution agreements expire, we may be unable to renew with our desired distributors on favorable terms or at all. In addition, we seek to limit our dependence on any single distributor by limiting and periodically redefining the scope of each distributor’s territory and the range of our products that it sells, which may make us less attractive to some distributors. Furthermore, competition for distributors is intense. We compete for distributors domestically and internationally with other leading medical equipment and device companies that may have higher visibility, greater name recognition and financial resources, and a broader product selection than we do. Our competitors also often enter into long-term distribution agreements that effectively prevent their distributors from selling our products. Consequently, maintaining relationships with existing distributors and replacing distributors may be difficult and time consuming. Any disruption of our distribution network, including our failure to renew our existing distribution agreements with our desired distributors, could negatively affect our ability to effectively sell our products and would materially and adversely affect our business, financial condition and results of operations.
We may be unable to effectively structure and manage our distribution network, and our business, prospects and brand may be materially and adversely affected by actions taken by our distributors.
We have limited ability to manage the activities of our distributors, who are independent from us. Our distributors could take one or more of the following actions, some of which we have previously experienced, any of which could have a material adverse effect on our business, prospects and brand:
•	sell products that compete with our products that they have contracted to sell for us;

•	sell our products outside their designated territory, possibly in violation of the exclusive distribution rights of other distributors;

•	fail to adequately promote our products; or

•	fail to provide proper training, repair and service to our end-users.
Furthermore, our distributors may focus selling efforts only on those products that provide them with the largest margins at the expense of products that offer them smaller margins.
     Failure to adequately manage our distribution network, or non-compliance by distributors with our distribution agreements could harm our corporate image among end users of our products and disrupt our sales, resulting in a failure to meet our sales goals. Furthermore, we could be liable for actions taken by our distributors, including any violations of applicable law in connection with the marketing or sale of our products, including China’s anti-corruption laws and the U.S. Foreign Corrupt Practices Act, or FCPA. In particular, we may be held liable for actions taken by our distributors even though almost all of our distributors are non-U.S. companies that are not subject to the FCPA. Our distributors may violate these laws or otherwise engage in illegal practices with respect to their sales or marketing of our products. If our distributors violate these laws, we could be required to pay damages or fines, which could materially and adversely affect our financial condition and results of operations. In addition, our brand and reputation, our sales activities or the price of our ADSs could be adversely affected if our company becomes the target of any negative publicity as a result of actions taken by our distributors.
We may undertake acquisitions, which may have a material adverse effect on our ability to manage our business, and may end up being unsuccessful.
     Our growth strategy may involve acquisitions of new technologies, businesses, products or services or the creation of strategic alliances in areas in which we do not currently operate. Future acquisitions could require that our management develop expertise in new areas, manage new business relationships and attract new types of customers. The diversion of our management’s attention and any difficulties encountered in the integration of acquired businesses could have an adverse effect on the ability to effectively manage our business.
International expansion may be costly, time-consuming and difficult. If we do not successfully expand internationally, our profitability and prospects would be materially and adversely affected.
     Our success significantly depends upon our ability to expand in our existing international markets and enter into new international markets. In expanding our business internationally, we have entered and intend to continue to enter markets in which we have limited or no experience and in which our brand may be less recognized. To further promote our brand and generate demand for our products so as to attract distributors in international markets, we expect to spend more on marketing and promotion than we do in our existing markets. We may be unable to attract a sufficient number of distributors, and our selected distributors may not be suitable for selling our products. Furthermore, in new markets we may fail to anticipate competitive conditions that are different from those in our existing markets. These competitive conditions may make it difficult or impossible for us to effectively operate in these markets. If our expansion efforts in existing and new markets are unsuccessful, our profitability and prospects would be materially and adversely affected.
     We are exposed to other risks associated with international operations, including:
•	political instability;

•	economic instability and recessions;

•	changes in tariffs;

•	difficulties of administering foreign operations generally;

•	limited protection for intellectual property rights;

•	obligations to comply with a wide variety of foreign laws and other regulatory requirements;

•	increased risk of exposure to terrorist activities;

•	financial condition, expertise and performance of our international distributors;

•	export license requirements;

•	unauthorized re-export of our products;

•	potentially adverse tax consequences; and

•	inability to effectively enforce contractual or legal rights.
Consolidation of our customer base and the formation of group purchasing organizations could adversely affect our revenues.
In recent years, consolidation among health care providers and the formation of purchasing groups has imposed pricing pressures. Our success in areas of health care provider consolidation and where purchasing organizations have been formed depends partly on our ability to enter into contracts with group purchasing organizations and integrated health networks. If we are unable to enter into contracts with group purchasing organizations and integrated health networks on satisfactory terms or at all, our revenues would be adversely affected.
We depend on our key personnel, and our business and growth may be severely disrupted if we lose their services.
Our success significantly depends upon the continued service of our key executives and other key employees. In particular, we are highly dependent on our co-chief executive officers, Mr. Xu Hang and Mr. Li Xiting, to manage our business and operations, and on our other key senior management for the operation of our business. If we lose the services of any key senior management, we may not be able to locate suitable or qualified replacements, and may incur additional expenses to recruit and train new personnel, which could severely disrupt our business and growth. Furthermore, as we expect to continue to expand our operations and develop new products, we will need to continue attracting and retaining experienced management, key research and development personnel, and salespeople.

     Competition for personnel in the medical technology field is intense, and the availability of suitable and qualified candidates in China, particularly Shenzhen, is limited. We compete to attract and retain qualified research and development personnel with other medical device companies, universities and research institutions. Competition for these individuals could cause us to offer higher compensation and other benefits in order to attract and retain them, which could materially and adversely affect our financial condition and results of operations. We previously awarded share-based compensation in connection with our initial public offering, some of which is still subject to vesting. We additionally awarded one-time retention bonuses in connection with our acquisition of Datascope’s patient monitoring device business, which will be paid out subject to certain minimum employment conditions. Such retention awards may cease to be effective to retain our current employees once the shares are vested and bonus amounts are paid out. We may need to increase our total compensation costs to attract and retain experienced personnel required to achieve our business objectives and failure to do so could severely disrupt our business and growth.
Our business is subject to intense competition, which may reduce demand for our products and materially and adversely affect our business, financial condition, results of operations and prospects.
     The medical device market is highly competitive, and we expect competition to intensify. In particular, competition in the government tender arena has continued to intensify in recent years, creating significant pricing pressure. We face direct competition in China, the U.S. and globally across all product lines and price points. Our competitors also vary significantly according to business segments. Our competitors include publicly traded and privately held multinational companies, as well as local companies in the markets where we sell our products. We face competition from companies that have local operations in the markets in which we sell our products who may have lower cost structures, domestic support, or local protect through tariff and non-tariff barriers. In the U.S., where we compete with a direct sales force and services team, we face competition from companies that have or may have:
•	greater financial and other resources;

•	larger variety of products;

•	more products that have received regulatory approvals;

•	greater pricing flexibility;

•	more extensive research and development and technical capabilities;

•	patent portfolios that may present an obstacle to our conduct of business;

•	greater knowledge of local market conditions where we seek to increase our international sales;

•	capability to offer vendor financing or leasing arrangements;

•	stronger brand recognition; and

•	larger sales and distribution networks.
     As a result, we may be unable to offer products similar to, or more desirable than, those offered by our competitors, market our products as effectively as our competitors or otherwise respond successfully to competitive pressures. In addition, our competitors may be able to offer discounts on competing products as part of a “bundle” of non-competing products, systems and services that they sell to our customers, and we may not be able to profitably match those discounts. Furthermore, our competitors may develop technologies and products that are more effective than those we currently offer or that render our products obsolete or uncompetitive. In addition, the timing of the introduction of competing products into the market could affect the market acceptance and market share of our products. Our failure to compete successfully could materially and adversely affect our business, financial condition, results of operation and prospects.

     Moreover, some of our competitors based outside China have established or are in the process of establishing production and research and development facilities in China, while others have entered into cooperative business arrangements with Chinese manufacturers. If we are unable to develop competitive products, obtain regulatory approval or clearance and supply sufficient quantities to the market as quickly and effectively as our competitors, market acceptance of our products may be limited, which could result in decreased sales. In addition, we may not be able to maintain our manufacturing cost advantage. In other emerging markets, we have also seen larger competitors setting up sizable local businesses or acquiring local competitors or distributors, which allow them to be more competitive in their pricing and distribution infrastructure.
     In addition, we believe that corrupt practices in the medical device industry in China and certain emerging markets still occur. To increase sales, certain manufacturers or distributors of medical devices may pay kickbacks or provide other benefits to hospital personnel who make procurement decisions. Our company policy prohibits these practices by our direct sales personnel and our distribution agreements require our distributors to comply with applicable law. As a result, as competition intensifies in the medical device industry in these markets, we may lose sales, customers or contracts to competitors.
If we fail to accurately project demand for our products, we may encounter problems of inadequate supply or oversupply, especially with respect to our international markets, which would materially and adversely affect our financial condition and results of operations, as well as damage our reputation and brand.
     Our distributors typically order our products on a purchase order basis. We project demand for our products based on rolling projections from our distributors, our understanding of anticipated hospital procurement spending, and distributor inventory levels. Lack of significant order backlog and the varying sales and purchasing cycles of our distributors and other customers, however, make it difficult for us to forecast future demand accurately.
     Our projections of market demand for our products in countries where we lack a direct sales force are generally less reliable than in countries where we do have a direct sales force because we have less information available on which to base our projections. Specifically, we do not have consistently reliable information regarding international distributor inventory levels in these markets, and we sometimes lack extensive knowledge of local market conditions or about distributor purchasing patterns, preferences, or cycles. Furthermore, because shipping finished products to international distributors typically takes longer than shipping to domestic distributors, inaccurate demand projections can result more quickly in unmet demand. We additionally may have unpredictably large tender sales orders for which we may have insufficient inventory to fill along with the additional orders in our pipeline.
     If we overestimate demand, we may purchase more raw materials or components than required. If we underestimate demand, our third party suppliers may have inadequate raw material or product component inventories, which could interrupt our manufacturing and delay shipments, and could result in lost sales. In particular, we are seeking to manage our procurement and inventory costs by matching our inventories closely with our projected manufacturing needs and by, from time to time, deferring our purchase of raw materials and components in anticipation of supplier price reductions. As we seek to balance reduced inventory costs and production flexibility, we may fail to accurately forecast demand and coordinate our procurement and production to meet demand on a timely basis. Our underestimation of demand in early 2009, coupled with our decision to defer our purchase of new raw materials and components in anticipation of a reduction in pricing for certain raw materials and components at the beginning of a new calendar year, resulted in up to three-week delays in our product deliveries internationally. Our inability to accurately predict our demand and to timely meet our demand could materially and adversely affect our financial conditions and results of operations as well as damage our reputation and corporate brand.
     We currently principally rely on three manufacturing, assembly and storage facilities for our products and are developing two additional facilities. Any disruption to our current manufacturing facilities or in the development of these new facilities could reduce or restrict our sales and harm our reputation.

     We manufacture, assemble and store a substantial majority of our products, as well as conduct some of our research and development activities at our two facilities located in Shenzhen, China. We also manufacture, assemble and store a significant number of products at our Mahwah, New Jersey facility. We conduct some of our primary research and development activities at our headquarters. We do not maintain other back-up facilities, so we depend on these facilities for the continued operation of our business. A natural disaster or other unanticipated catastrophic events, including power interruptions, water shortage, storms, fires, earthquakes, terrorist attacks and wars, could significantly impair our ability to manufacture our products and operate our business, as well as delay our research and development activities. Our facilities and certain equipment located in these facilities would be difficult to replace and could require substantial replacement lead-time. Catastrophic events may also destroy any inventory located in our facilities. The occurrence of such an event could materially and adversely affect our business.
     We are developing a new research and development center adjacent to our headquarters in Shenzhen. We may experience difficulties that disrupt our manufacturing activities, management and administration, or research and development as we migrate to this facility. Moreover, we may not realize its anticipated benefits. Any of these factors could reduce or restrict our sales and harm our reputation and have a material adverse effect on our business, financial condition, results of operations and prospects.
If we are unable to obtain adequate supplies of required materials and components that meet our production standards at acceptable costs or at all, our ability to accept and fulfill product orders with the required quality and at the required time could be restricted, which could materially and adversely affect our business, financial condition and results of operations.
We purchase raw materials and components from third party suppliers and manufacture and assemble our products at our facility. Our purchases are generally made on a purchase order basis and we do not have long-term supply contracts. As a result, our suppliers may cease to provide components to us with little or no advance notice. In addition, to optimize our cost structure, we rely on single source suppliers to provide approximately 36% by value of our raw materials and components, primarily for proprietary integrated circuits for products across our business segments. No single source supplier accounted for more than 5% of our total supply purchases in 2009. Interruptions in certain material or component supplies could delay our manufacturing and assembly processes. We also may be unable to secure alternative supply sources in a timely and cost-effective manner. If we are unable to obtain adequate supplies of required materials and components that meet our production standards at acceptable costs or at all, our ability to accept and fulfill product orders with the required quality, and at the required time could be restricted. This could harm our reputation, reduce our sales or gross margins, and cause us to lose market share, each of which could materially and adversely affect our business, financial condition and results of operations.
Failure to successfully manage our growth could strain our management, operational and other resources, which could materially and adversely affect our business and prospects.
     Our growth strategy includes building our brand, increasing market penetration of our existing products, developing new products, increasing our targeting of large-sized hospitals in China, and increasing our exports. Pursuing these strategies has resulted in, and will continue to result in substantial demands on management resources. In particular, the management of our growth will require, among other things:
•	continued enhancement of our research and development capabilities;

•	hiring and training of new personnel;

•	information technology system enhancement;

•	stringent cost controls and sufficient liquidity;

•	strengthening of financial and management controls and information technology systems; and

•	increased marketing, sales and sales support activities.
     If we are unable to successfully manage our growth, our business and prospects would be materially and adversely affected.
We may need additional capital, and we may be unable to obtain such capital in a timely manner or on acceptable terms, or at all.

     For us to grow, remain competitive, develop new products, and expand our distribution network, we may require additional capital. Our ability to obtain additional capital is subject to a variety of uncertainties, including:
•	our future financial condition, results of operations and cash flows;

•	general market conditions for capital raising activities by medical device and related companies; and

•	economic, political and other conditions in China and internationally.
     We may be unable to obtain additional capital in a timely manner or on acceptable terms or at all. Furthermore, the terms and amount of any additional capital raised through issuances of equity securities may result in significant shareholder dilution.
The global economic downturn adversely affected, and could continue adversely affecting, our business and could materially affect our, financial condition and results of operations.
     We experienced a global economic downturn affecting all areas of business, including health care. Disruptions in orderly financial markets resulting from, among other factors, diminished liquidity and credit availability plus volatile valuations of securities and other investments caused business and consumer confidence to ebb, business activities to slow down, and unemployment to increase.
     We are unable to predict global economic conditions. The economic downturn adversely affected and could continue adversely affecting our business in several ways, including:
•	Reduced demand for our products. Customers may adopt a strategy of deferring purchases to upgrade existing equipment or deploy new equipment until later periods when visibility of their cash flows becomes more assured. In addition, customers who must finance their capital expenditures through various forms of debt may find financing unavailable to them.

•	Increased pricing pressure and lower margins. Our competitors include several global enterprises with relatively greater size in terms of revenues, working capital, financial resources and number of employees, and some of our end-users are healthcare service providers who are typically owned, controlled, or sponsored by governments. Competition for available sales may become more intense, which could require us to offer or accept pricing, payment, or local content terms which are less favorable to remain competitive. In some cases we might be unwilling or unable to compete for business where competitive pressures make a potential opportunity unprofitable to us.

•	Greater difficulty in collecting accounts receivable. Many of our end-users are either owned or controlled by governments; any changes in such governments’ policies concerning the authorization or funding of payments for capital expenditures could lengthen the cash collection cycle of our distributors, which may thereby cause our liquidity to deteriorate if our distributors are unable to pay us on time. Additionally, sales made to our distributors or other customers whose financial resources may be subject to rapid decline, has exposed and could continue to expose us to losing sales, delaying revenue recognition or accepting greater collection risks due to credit quality issues.

•	Greater difficulty in obtaining supplies, components and related services. Some suppliers or vendors could choose to provide supplies or services to us on more stringent payment terms than those currently in place, such as by requiring advance payment or payment upon delivery of such supplies or services. Additionally, some suppliers might experience a worsening financial condition causing them to either withdraw from the market or be unable to meet our expected timing for the receipt of goods ordered from them, either of which condition could adversely affect our ability to serve our customers and lengthen the cycle time for transforming customer orders into cash receipts. Additionally, if it is necessary to seek alternative sources of supply, the effects on our costs, cycle time for cash collections, and customer satisfaction with us are uncertain.

•	Additional restructuring and impairment charges. If we are unable to generate the level of revenues, profits, and cash flow contemplated by our business plan, management may be forced to take further action to focus our business activities and align our cost structure with anticipated revenues. These actions, if necessary could result in additional restructuring charges and/or asset impairment charges being recognized in 2010 and beyond.
     The economic downturn has been particularly focused on the U.S. and Europe, which we believe has affected medical product purchasing in these regions. The economic downturn could continue adversely affecting our business and could materially affect our financial condition and results of operations.
We depend on information technology, or IT, to support our business operations, the failure of which would materially and adversely affect our business, results of operations and prospects.
     We are currently in the process of implementing an SAP ERP system to replace the existing system of our U.S. and European operations. When we acquired the patient monitoring device business of Datascope, it shared many hardware and software resources with the business of Datascope that we did not acquire and was subsequently acquired by another company. This shared architecture significantly complicates the task of migrating hardware and software to a standalone IT system. The migration may lead to unforeseen complications and expenses, and our failure to efficiently migrate the IT system could substantially disrupt our business. Once the migration is complete, we intend to build a single, globally integrated IT infrastructure consistent across our China, U.S. and European operations. This integration is complicated by broad geographies, differing languages and business models between historic Mindray and our acquired operations. Our failure to successfully integrate our IT systems across our China, U.S. and European operations could result in substantial costs and diversion of resources and management attention, which could harm our business and competitive position.
The lessors of some of our leased properties may have lacked authority to enter into the leases. If we are forced to vacate these premises, it could materially disrupt our operations.
     Shenzhen Mindray and Nanjing Mindray lease some real properties for manufacturing purposes. The lessors failed to provide us with the ownership certificates for the leased properties. If the lessors entering into the lease agreements with Shenzhen Mindray and Nanjing Mindray are not the de facto owners of the leased properties and lacked the authority to enter into these lease agreements, the validity of these lease agreements may be contested and we may be forced to vacate these premises, which could materially disrupt our operations.
If we fail to protect our intellectual property rights, it could harm our business and competitive position.
     We rely on a combination of patent, copyright, trademark and trade secret laws and non-disclosure agreements and other methods to protect our intellectual property rights. We have patents and patent applications pending in China covering various products and aspects of our products. We have patents and have also filed patent applications in the U.S. and Europe, which cover some of the more commercially significant aspects of our products and technologies.
     Due to the different regulatory bodies and varying requirements in the U.S., China and elsewhere, we may be unable to obtain patent protection for certain aspects of our products or technologies in either or both of these countries. The process of seeking patent protection can be lengthy and expensive, our patent applications may fail to result in patents being issued, and our existing and future patents may be insufficient to provide us with meaningful protection or commercial advantage. Our patents and patent applications may also be challenged, invalidated or circumvented.
     We also rely on trade secret rights to protect our business through non-disclosure provisions in employment agreements with employees. If our China-based employees breach their non-disclosure obligations, we may not have adequate remedies in China, and our trade secrets may become known to our competitors.
     Implementation of PRC intellectual property-related laws has historically been lacking, primarily because of ambiguities in the PRC laws and enforcement difficulties. Accordingly, intellectual property rights and confidentiality protections in China may not be as effective as in the United States or other western countries. Furthermore, policing unauthorized use of proprietary technology is difficult and expensive, and we may need to resort to litigation to enforce or defend patents issued to us or to determine the enforceability, scope and validity of our proprietary rights or those of others. Such litigation and an adverse determination in any such litigation, if any, could result in substantial costs and diversion of resources and management attention, which could harm our business and competitive position.
We may be exposed to intellectual property infringement and other claims by third parties which, if successful, could disrupt our business and have a material adverse effect on our financial condition and results of operations.
     Our success depends, in large part, on our ability to use and develop our technology and know-how without infringing third party intellectual property rights. We periodically receive written correspondence regarding alleged intellectual property or other claims by third parties. As we increase our product sales internationally, and as litigation becomes more common in China, we face a higher risk of being the subject of claims for intellectual property infringement, invalidity or indemnification relating to other parties’ proprietary rights. Our current or potential competitors, many of which have substantial resources and have made substantial investments in competing technologies, may have or may obtain patents that will prevent, limit or interfere with our ability to make, use or sell our products in China, the U.S. or Europe. The validity and scope of claims relating to medical device technology patents involve complex scientific, legal and factual questions and analysis and, as a result, may be highly uncertain. In addition, the defense of intellectual property suits, including patent infringement suits, and related legal and administrative proceedings can be both costly and time consuming and may significantly divert the efforts and resources of our technical and management personnel. Furthermore, an adverse determination in any such litigation or proceedings to which we may become a party could cause us to:
•	pay damage awards;

•	seek licenses from third parties;

•	pay ongoing royalties;

•	redesign our products; or

•	be restricted by injunctions,
each of which could effectively prevent us from pursuing some or all of our business and result in our customers or potential customers deferring or limiting their purchase or use of our products, which could have a material adverse effect on our financial condition and results of operations.
Unauthorized use of our brand names by third parties, and the expenses incurred in developing and preserving the value of our brand name, may adversely affect our business.
     We regard our brand names as critical to our success. Unauthorized use of our brand names by third parties may adversely affect our business and reputation, including the perceived quality and reliability of our products. We rely on trademark law, company brand name protection policies, and agreements with our employees, customers, business partners and others to protect the value of our brand names. Despite our precautions, we may be unable to prevent third parties from using our brand names without authorization. In the past, we have experienced unauthorized use of our brand names in China and have expended resources and the attention and time of our management to successfully prosecute those who used our brand names without authorization. Moreover, litigation may be necessary to protect our brand names. However, because the validity, enforceability and scope of protection of trademarks in the PRC are uncertain and still evolving, we may not be successful in prosecuting these cases. Future litigation could also result in substantial costs and diversion of our resources, and could disrupt our business, as well as have a material adverse effect on our financial condition and results of operations. In addition, we are in the process of registering our brand names and logos as trademarks in countries outside of China. Our registration applications may not be successful in certain countries, which could weaken the protection of our brand names in those countries or may require that we market our products under different names in those countries.
If we fail to obtain or maintain applicable regulatory clearances or approvals for our products, or if such clearances or approvals are delayed, we will be unable to commercially distribute and market our products at all or in a timely manner, which could significantly disrupt our business and materially and adversely affect our sales and profitability.
     The sale and marketing of the medical device products we offer in China are subject to regulation in China and in most other countries where we conduct business. For a significant portion of our sales, we need to obtain and renew licenses and registrations with the PRC State Food and Drug Administration, or SFDA, the United States FDA, and the European regulators administering CE marks in the European Union. The processes for obtaining regulatory clearances or approvals can be lengthy and expensive, and the results are unpredictable. In addition, the relevant regulatory authorities may introduce additional requirements or procedures that have the effect of delaying or prolonging the regulatory clearance or approval for our existing or new products. For example, personnel and policy changes at SFDA has slowed the approval process and delayed some of our planned product launches in 2008. If we are unable to obtain clearances or approvals needed to market existing or new products, or obtain such clearances or approvals in a timely fashion, our business would be significantly disrupted, and our sales and profitability could be materially and adversely affected.

We are subject to product liability exposure and have limited insurance coverage. Any product liability claims or potential safety-related regulatory actions could damage our reputation and materially and adversely affect our business, financial condition and results of operations.
     Our main products are medical devices used in the diagnosis and monitoring of patients, exposing us to potential product liability claims if their use causes or results in, or is alleged to have caused or resulted in, in each case either directly or indirectly, personal injuries or other adverse effects. Any product liability claim or regulatory action could be costly and time-consuming to defend. If successful, product liability claims may require us to pay substantial damages. We maintain limited product liability insurance to cover potential product liability arising from the use of our products. As a result, future liability claims could be excluded or could exceed the coverage limits of our policy. As we expand our sales internationally and increase our exposure to these risks in many countries, we may be unable to maintain sufficient product liability insurance coverage on commercially reasonable terms, or at all. A product liability claim or potential safety-related regulatory action, with or without merit, could result in significant negative publicity and materially and adversely affect the marketability of our products and our reputation, as well as our business, financial condition and results of operations.
     Moreover, a material design, manufacturing or quality failure or defect in our products, other safety issues or heightened regulatory scrutiny could each warrant a product recall by us and result in increased product liability claims. If authorities in the countries where we sell our products decide that these products failed to conform to applicable quality and safety requirements, we could be subject to regulatory action. In China, violation of PRC product quality and safety requirements may subject us to confiscation of related earnings, penalties, an order to cease sales of the violating product or to cease operations pending rectification. Furthermore, if the violation is determined to be serious, our business license to manufacture or sell violating and other products could be suspended or revoked.
Our quarterly revenues and operating results are difficult to predict and could fall below investor expectations, which could cause the trading price of our ADSs to decline.
     Our quarterly revenues and operating results have fluctuated in the past and may continue to fluctuate significantly depending upon numerous factors. In particular, the first and third quarters of each year historically have lower, and the fourth quarter historically has higher, revenues and operating results than the other quarters of the year. We believe that our weaker first quarter performance has been largely due to the Chinese Lunar New Year holiday and that our weaker third quarter performance has largely been due to summer holidays. We believe our stronger fourth quarter performance has been largely due to our customers spending their remaining annual budget amounts. Other factors that may affect our quarterly results include:
•	global economic conditions;

•	our ability to attract and retain distributors and key customers;

•	changes in pricing policies by us or our competitors;

•	variations in customer purchasing cycles;

•	our sales and delivery cycle length;

•	the timing and market acceptance of new product introductions by us or our competitors;

•	our ability to expand into and further penetrate international markets;

•	the timing of receipt of government incentives;

•	inventory value readjustments due to yearend supplier pricing renegotiation;

•	changes in the industry operating environment; and

•	changes in government policies or regulations, including new product approval procedures, or their enforcement.

     Many of these factors are beyond our control, making our quarterly results difficult to predict, which could cause the trading price of our ADSs to decline below investor expectations. You should not rely on our results of operations for prior quarters as an indication of our future results.
Fluctuations in exchange rates could result in foreign currency exchange losses.
     As of December 31, 2009, our cash and cash equivalents were denominated in Renminbi, U.S. dollars, euros and the British pound. In 2007, we began requiring payment in euros from customers located in jurisdictions where the euro is the official currency. As a result, fluctuations in exchange rates between the Renminbi, the U.S. dollar, the euro and the pound affect our relative purchasing power, revenue, expenses and earnings per share in U.S. dollars. In addition, appreciation or depreciation in the value of the Renminbi, euro and the pound relative to the U.S. dollar could affect our financial results prepared and reported in U.S. dollar terms without giving effect to any underlying change in our business, financial condition or results of operations. The Renminbi is pegged against a basket of currencies, determined by the People’s Bank of China, against which it can rise or fall by as much as 0.5% each day. The Renminbi may appreciate or depreciate significantly in value against the U.S. dollar, the euro or the pound in the long term, depending on the fluctuation of the basket of currencies against which it is currently valued, or it may be permitted to enter into a full float, which may also result in a significant appreciation or depreciation of the Renminbi against the U.S. dollar, the euro or the pound. Fluctuations in exchange rates will also affect the relative value of any dividends we issue, which will be exchanged into U.S. dollars and earnings from and the value of any U.S. dollar-denominated investments we make. Appreciation of the Renminbi relative to other foreign currencies could decrease the per unit revenues generated from international sales. If we increased our international pricing to compensate for the reduced purchasing power of foreign currencies, we would decrease the market competitiveness, on a price basis, of our products. This could result in a decrease in our international sales volumes. Very limited hedging instruments are available in China to reduce our exposure to Renminbi exchange rate fluctuations. While we may decide to enter into Renminbi hedging transactions, the effectiveness of these hedges may be limited and we may not be able to successfully hedge our exposure at all. In addition, PRC exchange control regulations that restrict our ability to convert Renminbi into foreign currencies could magnify our currency exchange risks. While we may enter into hedging transactions in an effort to reduce our exposure to other foreign currency exchange risks, the effectiveness of these hedges may be limited and we may not be able to successfully hedge our exposure at all.
Our revenues and profitability could be materially and adversely affected if there is a disruption in our existing arrangements with our original design manufacturing and original equipment manufacturing customers.
     In 2008 and 2009, ODM and OEM customers together accounted for 1.1% and 0.9%, respectively, of our net revenues. We have invested significant time and resources in cultivating these relationships. In particular, we are typically required to undergo lengthy product approval processes with these customers, which in some cases can take more than one year. The length of the approval process may vary and is affected by a number of factors, including customer priorities, customer budgets and regulatory issues. Delays in the product approval process could materially and adversely affect our business, financial condition and results of operations. Moreover, our ODM and OEM customers may develop their own solutions or adopt a competitor’s solution for products that they currently purchase from us. We may be unable to maintain our existing arrangements with our ODM and OEM customers. In particular, any failure in generating orders from these customers or decrease in sales to these customers, as well as any adoption by these customers of their own or our competitors’ product solutions, could have a material adverse effect on our revenues and profitability.
     If we experience a significant number of warranty claims, our costs could substantially increase and our reputation and brand could suffer.
     We typically sell our products against technical defects with warranty terms covering 12 to 24 months after purchase. Our product warranty requires us to repair all mechanical malfunctions and, if necessary, replace defective components. We accrue liability for potential warranty claims at the time of sale. If we experience an increase in warranty claims or if our repair and replacement costs associated with warranty claims increase significantly, we may have to accrue a greater liability for potential warranty claims. Moreover, an increase in the frequency of warranty claims could substantially increase our costs and harm our reputation and brand. Our business, financial condition, results of operations and prospects may suffer materially if we experience a significant increase in warranty claims on our products.
Our corporate actions are substantially controlled by our principal shareholders. Our dual-class ordinary share structure with different voting rights could discourage others from pursuing any change of control transactions that our shareholders may view as beneficial.
     Our ordinary shares are divided into Class A ordinary shares and Class B ordinary shares. Holders of Class A ordinary shares are entitled to one vote per share, while holders of Class B ordinary shares are entitled to five votes per share.
     As of January 29, 2010, three of our shareholders and their affiliated entities owned approximately 27.5% of our outstanding ordinary shares, representing approximately 65.1% of our voting power due to our dual-class ordinary share structure. Our co-chief executive officers, Mr. Xu Hang and Mr. Li Xiting, and our executive vice president of strategic development, Mr. Cheng Minghe, through their respective affiliates, hold all of our Class B ordinary shares. These shareholders will continue to exert control over all matters subject to shareholder vote until they collectively own less than 20% of our outstanding ordinary shares. This concentration of voting power may discourage, delay or prevent a change in control or other business combination, which could deprive you of an opportunity to receive a premium for your ADSs as part of a sale of our company and might reduce the trading price of our ADSs. The interests of Mr. Xu, Mr. Li, and Mr. Cheng as officers and employees of our company may differ from their interests as shareholders of our company or from your interests as a shareholder.
Anti-takeover provisions in our charter documents may discourage our acquisition by a third party, which could limit our shareholders’ opportunity to sell their shares, including Class A ordinary shares represented by our ADSs, at a premium.
     Our amended and restated memorandum and articles of association include provisions that could limit the ability of others to acquire control of us, modify our structure or cause us to engage in change of control transactions. These provisions could have the effect of depriving our shareholders of an opportunity to sell their shares, including Class A ordinary shares represented by ADSs, at a premium over prevailing market prices by discouraging third parties from seeking to obtain control of us in a tender offer or similar transaction.
     For example, our board of directors has the authority, without further action by our shareholders, to issue preferred shares in one or more series and to fix the powers and rights of these shares, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights associated with our Class A ordinary shares. Preferred shares could be issued quickly with terms calculated to delay or prevent a change in control or make removal of management more difficult. In addition, if our board of directors authorizes the issuance of preferred shares, the trading price of our ADSs may fall and the voting and other rights of the holders of our Class A ordinary shares may be materially and adversely affected.
     Certain actions require the approval of at least two-thirds of our board of directors present at the relevant board meeting which, among other things, would allow our non-independent directors to block a variety of actions or transactions, such as a merger, asset sale or other change of control, even if our independent directors unanimously voted in favor of such action, thereby further depriving our shareholders of an opportunity to sell their shares at a premium. In addition, our directors serve staggered terms of three years each, which means that shareholders can elect or remove only a limited number of our directors in any given year. The length of these terms could present an additional obstacle against the taking of action, such as a merger or other change of control, which could be in the interest of our shareholders.
We may become a passive foreign investment company, or PFIC, which could result in adverse U.S. federal income tax consequences to U.S. holders.
Depending upon the value of our ordinary shares and ADSs and the nature of our assets and income over time, we could be classified as a passive foreign investment company, or PFIC, for U.S. federal income tax purposes.
We will be classified as a PFIC in any taxable year if either: (1) at least 50% of the value of our assets, based on an average of the quarterly values of the assets during a taxable year, is attributable to assets that produce passive income or are held for the production of passive income or (2) at least 75% of our gross income for the taxable year is passive income. According to these technical rules, we would likely become a PFIC if the value of our outstanding ordinary shares and ADSs were to decrease significantly while we hold substantial cash and cash equivalents.

We believe we were not a PFIC for U.S. federal income tax purposes for our taxable year ended December 31, 2009. Although we intend to conduct our business activities in a manner to reduce the risk of our classification as a PFIC in the future, we currently hold, and expect to continue to hold, a substantial amount of cash and other passive assets, and, because the value of our assets is likely to be determined in large part by reference to the market prices of our ADSs and ordinary shares, which are likely to fluctuate, there can no assurance that we will not be classified as a PFIC for 2010 or any future taxable year. If we are a PFIC for any taxable year during which a U.S. investor holds our ADSs or ordinary shares, certain adverse U.S. federal income tax consequences would apply to the U.S. investor.
We may be unable to ensure compliance with United States economic sanctions laws, especially when we sell our products to distributors over which we have limited control.
     The U.S. Department of the Treasury’s Office of Foreign Assets Control, or OFAC, administers certain laws and regulations that impose penalties upon U.S. persons and, in some instances, foreign entities owned or controlled by U.S. persons, for conducting activities or transacting business with certain countries, governments, entities or individuals subject to U.S. economic sanctions, or U.S. Economic Sanctions Laws. We will not use any proceeds, directly or indirectly, from sales of our ADSs, to fund any activities or business with any country, government, entity or individual with respect to which U.S. persons or, as appropriate, foreign entities owned or controlled by U.S. persons, are prohibited by U.S. Economic Sanctions Laws from conducting such activities or transacting such business. However, we sell our products in international markets through independent non-U.S. distributors which are responsible for interacting with the end-users of our products. Some of these independent non-U.S. distributors are located in or conduct business with countries subject to U.S. economic sanctions such as Cuba, Sudan, Iran, Syria and Myanmar, and we may not be able to ensure that such non-U.S. distributors comply with any applicable U.S. Economic Sanctions Laws.
     Moreover, if a U.S. distributor or one of our United States subsidiaries, Mindray USA Corp. or Mindray DS USA Inc., conducts activities or transacts business with a country, government, entity or individual subject to U.S. economic sanctions, such actions may violate U.S. Economic Sanctions Laws. As a result of the foregoing, actions could be taken against us that could materially and adversely affect our reputation and have a material and adverse effect on our business, financial condition, results of operations and prospects.
We may be unable to maintain an effective system of internal control over financial reporting, and as a result we may be unable to accurately report our financial results or prevent fraud.
     We are subject to provisions of the Sarbanes-Oxley Act. Section 404 of the Sarbanes-Oxley Act, or Section 404, requires that we include a report from management on our internal control over financial reporting in our annual reports on Form 20-F. In addition, our independent registered public accounting firm must attest to and report on the operating effectiveness of our internal control over financial reporting. While our management concluded that our internal control over financial reporting is effective as of December 31, 2008, and our independent registered public accounting firm reported on our internal controls over financial reporting, our management may conclude in the future that our internal controls are not effective. Our or our independent public accounting firm’s failure to conclude that our internal control over financial reporting is effective could result in a loss of investor confidence in the reliability of our reporting processes, which could materially and adversely affect the trading price of our ADSs.
     Our reporting obligations as a public company will continue to place a significant strain on our management, operational and financial resources and systems for the foreseeable future. Our failure to maintain effective internal control over financial reporting could result in the loss of investor confidence in the reliability of our financial reporting processes, which in turn could harm our business and negatively impact the trading price of our ADSs.
Risks Related To Doing Business In China
Changes in China’s economic, political and social condition could adversely affect our financial condition and results of operations.
     We conduct a much of our business operations in China and derived over 45% of our 2009 revenues from sales in China. Accordingly, our business, financial condition, results of operations and prospects are affected to a significant degree by economic, political and social conditions in China. The PRC economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. The PRC government has implemented various measures to encourage, but also to control, economic growth and guide the allocation of resources. Some of these measures benefit the overall PRC economy, but may also have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by changes in tax regulations applicable to us.

The PRC legal system embodies uncertainties that could limit the legal protections available to you and us.
     The PRC legal system is a civil law system based on written statutes. Unlike common law systems, it is a system in which decided legal cases have limited precedential value. In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation over the past three decades has significantly increased the protections afforded to various forms of foreign investment in China. Our PRC operating subsidiaries, Shenzhen Mindray and Nanjiang Mindray, are foreign-invested enterprises and are subject to laws and regulations applicable to foreign investment in China as well as laws and regulations applicable to foreign-invested enterprises. These laws and regulations change frequently, and their interpretation and enforcement involve uncertainties. For example, we may have to resort to administrative and court proceedings to enforce the legal protections that we enjoy either by law or contract. However, since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. These uncertainties may also impede our ability to enforce the contracts we have entered into. As a result, these uncertainties could materially and adversely affect our business and operations.
Recent PRC regulations relating to offshore investment activities by PRC residents may increase the administrative burden we face and create regulatory uncertainties that could restrict our overseas and cross-border investment activity, and a failure by our shareholders who are PRC residents to make any required applications and filings pursuant to such regulations may prevent us from being able to distribute profits and could expose us and our PRC resident shareholders to liability under PRC law.
     In October 2005, the PRC State Administration of Foreign Exchange, or SAFE, promulgated regulations that require PRC residents and PRC corporate entities to register with and obtain approvals from relevant PRC government authorities in connection with their direct or indirect offshore investment activities. These regulations apply to our shareholders who are PRC residents in connection with our prior and any future offshore acquisitions.
     The SAFE regulation required registration by March 31, 2006 of direct or indirect investments previously made by PRC residents in offshore companies prior to the implementation of the Notice on Issues Relating to the Administration of Foreign Exchange in Fund-Raising and Reverse Investment Activities of Domestic Residents Conducted via Offshore Special Purpose Companies on November 1, 2005. In addition, the SAFE regulation required subsequent change registration for any change of shareholder structure of offshore companies held by PRC residents. If a PRC shareholder with a direct or indirect stake in an offshore parent company fails to make the required SAFE registration, including the change registration, the PRC subsidiaries of such offshore parent company may be prohibited from making distributions of profit to the offshore parent and from paying the offshore parent proceeds from any reduction in capital, share transfer or liquidation in respect of the PRC subsidiaries. Furthermore, failure to comply with the various SAFE registration requirements described above could result in liability under PRC law for foreign exchange evasion.
     We previously notified and urged our shareholders, and the shareholders of the offshore entities in our corporate group, who are PRC residents to make the necessary applications and filings, including the change registration, as required under this regulation for our initial public offering in September 2006 and our secondary offering in February 2007. However, as these regulations are relatively new and there is uncertainty concerning their reconciliation with other approval requirements, it is unclear how they, and any future legislation concerning offshore or cross-border transactions, will be interpreted, amended and implemented by the relevant government authorities. While we believe that these shareholders submitted applications with local SAFE offices, some of our shareholders may not comply with our request to make or obtain any applicable registrations or approvals required by the regulation or other related legislation. The failure or inability of our PRC resident shareholders to obtain any required approvals or make any required registrations may subject us to fines and legal sanctions, prevent us from being able to make distributions or pay dividends, as a result of which our business operations and our ability to distribute profits to you could be materially and adversely affected.
We rely principally on dividends and other distributions on equity paid by our operating subsidiary to fund cash and financing requirements, and limitations on the ability of our operating subsidiary to pay dividends to us could have a material adverse effect on our ability to conduct our business.
     We are a holding company, and we rely principally on dividends and other distributions on equity paid by our operating subsidiary Shenzhen Mindray for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders, service any debt we may incur and pay our operating expenses. If Shenzhen Mindray incurs debt on its own behalf, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us. Furthermore, relevant PRC laws and regulations permit payments of dividends by Shenzhen Mindray and Nanjing Mindray only out of their respective retained earnings, if any, determined in accordance with PRC accounting standards and regulations.
     Under PRC laws and regulations, Shenzhen Mindray, Nanjing Mindray and Beijing Mindray are required to set aside a portion of their respective net income each year to fund certain statutory reserves. These reserves, together with the registered equity, are not distributable as cash dividends. As of December 31, 2009, the amount of these restricted portions of Shenzhen Mindray was approximately RMB525 million. As a result of these PRC laws and regulations, Shenzhen Mindray and Nanjing Mindray are restricted in their abilities to transfer a portion of their respective net assets to us whether in the form of dividends, loans or advances. Limitations on the ability of Shenzhen Mindray and Nanjing Mindray to pay dividends to us could adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our businesses, pay dividends, or otherwise fund and conduct our business.
Restrictions on currency exchange may limit our ability to utilize our revenues effectively.
     A significant portion of our revenues and a majority of our operating expenses are denominated in Renminbi. The Renminbi is currently convertible under the “current account,” which includes dividends, trade and service-related foreign exchange transactions, but not under the “capital account,” which includes foreign direct investment and loans. Currently, Shenzhen Mindray and Nanjing Mindray may purchase foreign exchange for settlement of “current account transactions,” including payment of dividends to us, without the approval of SAFE. However, the relevant PRC governmental authorities may limit or eliminate our ability to purchase foreign currencies. Since a significant portion of our future revenues will be denominated in Renminbi, any existing and future restrictions on currency exchange may limit our ability to utilize revenues generated in Renminbi to fund our business activities outside of China denominated in foreign currencies. Foreign exchange transactions under the capital account are still subject to limitations and require approvals from, or registration with, SAFE and other relevant PRC governmental authorities. This could affect the ability of Shenzhen Mindray and Nanjing Mindray to obtain foreign exchange through debt or equity financing, including by means of loans or capital contributions from us.
The discontinuation of any of the preferential tax treatments or the financial incentives currently available to us in the PRC could adversely affect our financial condition and results of operations.
     The China Enterprise Income Tax Law, or the New EIT Law, and its implementing rules became effective on January 1, 2008. The New EIT Law significantly curtails tax incentives granted to foreign-invested enterprises, or FIEs, under the previous tax law. Shenzhen Mindray and Beijing Mindray are FIEs. The New EIT Law, however, (i) reduces the top EIT rate from 33% to 25%, (ii) permits companies to continue to enjoy their existing tax incentives, subject to certain transitional phase-out rules, and (iii) introduces new tax incentives, subject to various qualification criteria. The New EIT Law and its implementing rules permit qualified “New and Hi-Tech Enterprises” to enjoy a reduced 15% EIT rate. The published qualification criteria are more difficult to meet than those prescribed by the old tax rules under which we had been granted preferential treatment. Shenzhen Mindray had obtained a qualification certificate of New and Hi-Tech Enterprise status on December 16, 2008, with a valid period of three years starting from 2008 to 2010, and Beijing Mindray had obtained a qualification certificate of New and Hi-Tech Enterprises status on December 24, 2008, with a valid period of three years starting from 2008 to 2010. However, the continued qualification for New and Hi-Tech Enterprise Status for calendar year 2010 and beyond will be subject to annual evaluation by the relevant government authority in China. In addition, Shenzhen Mindray and Beijing Mindray will need to apply for an additional three-year extension upon the expiration of the current qualification if they desire to continue to enjoy the 15% reduced rate. Shenzhen Mindray and Beijing Mindray may not continue to qualify as New and Hi-Tech Enterprises under the New EIT Law, or local tax authorities may change their position and revoke any of our past preferential tax treatments. The discontinuation of any of our preferential tax treatments could materially increase our tax obligations.
     Shenzhen Mindray was also recently awarded “Nationwide Key Software Enterprise” status for calendar year 2009. Under the current tax policies for software and integrated circuit industries, the status will allow Shenzhen Mindray to enjoy a single unified 10% EIT rate applicable for the 2009 calendar year. We anticipate this status will reduce our overall 2009 income taxes by approximately $8.6 million, which we will record in the first quarter of 2010. Nationwide Key Software Enterprise status is granted on an annual basis and is subject to annual review by the relevant government anthority in China. Shenzhen Mindray may not be granted this status for 2010 or in any future year.
     Under the phase-out rules of New EIT Law, enterprises established before the promulgation date of the New EIT Law and which were granted preferential EIT treatment under the then effective tax laws or regulations may continue to enjoy their preferential tax treatments until their expiration. Accordingly, Beijing Mindray, an enterprise established before the promulgation date of the New EIT Law, will continue to enjoy its preferential treatment under the phase-out rules, under which it will continue to enjoy the 50% reduction of the EIT for the taxable years of 2008 to 2010.
     Another PRC subsidiary, Nanjing Mindray, was entitled to an EIT exemption for two years from 2008 to 2009 and is currently entitled to a 50% tax reduction from 2010 to 2012.

     Pursuant to a PRC tax policy intended to encourage the development of software and integrated circuit industries, our primary operating subsidiary in the PRC, Shenzhen Mindray, has been entitled to a refund of VAT paid at a rate of 14% of the sale value of self-developed software that is embedded in our products since 2001. The amount of VAT refunds included in revenue in 2008 and 2009 was $21.8 million and $24.8 million, respectively. This VAT refund policy is scheduled to end on December 31, 2010. If the PRC tax authority does not issue a new preferential treatment for the software and integrated circuit industries for the refund of VAT after December 31, 2010, it could significantly reduce or eliminate our prefrential tax treatment.
     Any increase in the EIT rate applicable to us or discontinuation or reduction of any of the preferential tax treatments or financial incentives currently enjoyed by our PRC subsidiaries and affiliated entity could adversely affect our business, operating results and financial condition.
     We may be classified as a “resident enterprise” for PRC enterprise income tax purposes. This classification could result in unfavorable tax consequences to us and our non-PRC shareholders.
     The New EIT Law provides that enterprises established outside of China whose “de facto management bodies” are located in China are considered “resident enterprises” and are generally subject to the uniform 25% EIT rate on their worldwide income. A recent circular issued by the PRC State Administration of Taxation regarding the standards used to classify certain Chinese-invested enterprises established outside of China as “resident enterprises” states that dividends paid by such “resident enterprises” and other income paid by such “resident enterprises” will be considered to be PRC source income, subject to PRC withholding tax, currently at a rate of 10%, when received or recognized by non-PRC resident enterprise shareholders. This recent circular also subjects such “resident enterprises” to various reporting requirements with the PRC tax authorities. Under the implementation regulations to the New EIT Law, a “de facto management body” is defined as a body that has material and overall management and control over the manufacturing and business operations, personnel and human resources, finances and assets of an enterprise. In addition, the recent circular mentioned above specifies that certain Chinese-invested enterprises will be classified as “resident enterprises” if the following are located or resident in China: senior management personnel and departments that are responsible for daily production, operation and management; financial and personnel decision-making bodies; key properties, accounting books, company seal, and minutes of board meetings and shareholders’ meetings; and half or more of senior management or directors having voting rights.
     If the PRC tax authorities determine that we are a “resident enterprise,” a number of unfavorable PRC tax consequences could follow. First, we will be subject to income tax at the rate of 25% on our worldwide income. Second, although under the New EIT Law and its implementing rules, dividends paid to our Hong Kong company and ultimately to our Cayman Islands company from our PRC subsidiaries would qualify as “tax-exempted income,” we cannot assure you that such dividends will not be subject to a 10% withholding tax, as the PRC foreign exchange control authorities, which enforce the withholding tax, have not yet issued guidance with respect to the processing of outbound remittances to entities that are treated as “resident enterprises” for PRC EIT purposes. Finally, dividends payable by us to our investors and gain on the sale of our shares may become subject to PRC withholding tax as described below. This could have the effect of increasing our and our shareholders’ effective income tax rate and could also have an adverse effect on our net income and results of operations, and may require us to deduct withholding tax amounts from any dividends we pay to our non-PRC shareholders.
     Dividends payable by us to our foreign investors and gain on the sale of our ADSs or ordinary shares may become subject to withholding taxes under PRC tax laws.

     Under the New EIT Law and its implementation rules, to the extent that we are considered a “resident enterprise” which is “domiciled” in China, PRC withholding income tax at the rate of 10% is applicable to dividends payable by us to investors that are “non-resident enterprises” so long as such “non-resident enterprise” investors do not have an establishment or place of business in China or, despite the existence of such establishment or place of business in China, the relevant income is not effectively connected with such establishment or place of business in China. Similarly, any gain realized on the transfer of our shares or ADSs by such investors is also subject to a 10% PRC withholding income tax if such gain is regarded as income derived from sources within China and we are considered a “resident enterprise” which is domiciled in China for PRC enterprise income tax purposes. Additionally, there is a possibility that the relevant PRC tax authorities may take the view that our purpose is a holding company, and the capital gain derived by our overseas shareholders or ADS holders from the share transfer is deemed China-sourced income, in which case such capital gain may be subject to PRC withholding tax. It is possible that future guidance issued with respect to the new “resident enterprise” classification could result in a situation in which a withholding tax of 10% for our non-PRC enterprise investors or a individual income tax of 20% for individual investors is imposed on dividends we pay to them and with respect to gains derived by such investors from transferring our shares or ADSs. In addition to the uncertainty in how the new “resident enterprise” classification could apply, it is also possible that the rules may change in the future, possibly with retroactive effect. If we are required under the new New EIT Law to withhold PRC income tax on our dividends payable to our foreign shareholders and ADS holders who are “non-resident enterprises,” or if you are required to pay PRC income tax on the transfer of our shares or ADSs under the circumstances mentioned above, the value of your investment in our shares or ADSs may be materially and adversely affected. It is unclear whether, if we are considered a PRC “resident enterprise”, holders of our shares or ADSs would be able to claim the benefit of income tax treaties or agreements entered into between China and other countries or areas.
We may be unable to enjoy the favorable 5% treaty-based rate of income tax withholding for any dividends our PRC subsidiaries pay to us through our Hong Kong holding companies.
     The PRC State Administration of Taxation promulgated a tax notice on October 27, 2009, or Circular 601, which provides that tax treaty benefits will be denied to “conduit” or shell companies without business substance, and a beneficial ownership analysis will be used based on a “substance-over-form” principle to determine whether or not to grant tax treaty benefits. It is unclear at this early stage whether Circular 601 applies to dividends from our PRC subsidiaries paid to us through our Hong Kong subsidiaries. It is possible, however, that under Circular 601 our Hong Kong subsidiaries would not be considered to be the beneficial owners of any such dividends, and that such dividends would as a result be subject to income tax withholding at the rate of 10% rather than the favorable 5% rate applicable under the tax treaty between mainland China and Hong Kong.

BUSINESS
Overview
     We are a leading developer, manufacturer and marketer of medical devices worldwide. We maintain our global headquarters in Shenzhen, China, U.S. headquarters in Mahwah, New Jersey and multiple sales offices in major international markets. From our main manufacturing and engineering base in China and through our worldwide distribution network, we supply internationally a broad range of products across three primary business segments, comprising patient monitoring and life support products, in-vitro diagnostic products and medical imaging systems. We provide after-sales services to distributors and hospitals in China through 30 local offices based in provincial capital cities. We also provide after-sales services to hospitals in the U.S., the United Kingdom and France where we have direct sales.
     We sell our products through different distribution channels in different geographies. In China, we sell our products primarily to third-party distributors. We believe we have one of the largest distribution, sales and service networks for medical devices in China with more than 2,400 distributors and approximately 1,200 sales and sales support personnel as of December 31, 2009. In China, we also sell our products directly to hospitals, clinics, government health bureaus, and to ODM and OEM customers. Outside of China, we sell our products through more than 1,500 third-party distributors and through our sales force of approximately 150 based in the U.S., the United Kingdom, and France, as of December 31, 2009.
     We employ a vertically integrated operating model that enables us to efficiently develop, manufacture and market quality products at competitive prices. Our research and development team and our manufacturing department work closely together to optimize manufacturing processes and develop commercially viable products. In addition, they incorporate regular feedback from our sales and marketing personnel, enabling us to timely and cost-effectively introduce products tailored to end-user needs. Furthermore, our research and development and manufacturing operations, which are based primarily in China, provide us with a distinct competitive advantage in international markets by enabling us to leverage low-cost technical expertise, labor, raw materials, and facilities.
     We have made and expect to continue making substantial investments in research and development activities, investing approximately 10% of our net revenues in research and development in 2007, 2008, and 2009. We currently have research and development centers located in Shenzhen, Beijing, and Nanjing, China. We also maintain research and development centers in Seattle, Washington, Mahwah, New Jersey, and Stockholm, Sweden. We believe that our emphasis on research and development investment is the most important core competency we have to achieve our historic growth and maintain growth possibilities going forward. We maintain what we believe is the largest research and development team of any medical device manufacturer based in China. As of December 31, 2009, we had more than 1,400 engineers in multiple research and development centers in both China and the U.S. Our research and development headquarters in Shenzhen coordinates our global research and development efforts, leveraging the core competencies of each of our centers.
     We commenced operations in 1991 through our predecessor entity. We were incorporated as Mindray International Holdings Limited in the Cayman Islands on June 10, 2005, an exempted company with limited liability under the Companies Law, Cap. 22 (Law 3 of 1961, as consolidated and revised) of the Cayman Islands, or the Companies Law. In March 2006, we changed our name to Mindray Medical International Limited.
     Our principal executive offices are located at Mindray Building, Keji 12th Road South, Hi-tech Industrial Park, Nanshan, Shenzhen, 518057, People’s Republic of China, and our telephone number is (86-755) 2658-2888. Our website address is http://www.mindray.com. Information on our website does not constitute part of this prospectus.
Products
     We have three primary product business segments — patient monitoring and life support products, in-vitro diagnostic products and medical imaging systems — and produce a range of medical devices across these business segments.

     Over the past three years, we have significantly expanded our geographic scope and increased the percentage of our revenues generated by international sales. Our products have been sold in more than 160 countries, and international sales accounted for 53.9% of our net revenues in 2009.
     We typically obtain a CE mark and FDA 510(k) clearance for the products we intend to market internationally. A CE mark certifies full compliance with the Medical Device Directives of the European Union and enables us to market the products in any member state of the European Union. We declare the CE mark ourselves for our in-vitro diagnostic products pursuant to the relevant regulation of European Union, and the remaining are issued by TUV. The CE mark issued by TUV demonstrates that not only has a representative sample of the product been evaluated, tested, and approved for safety, but also that the production line has been inspected on an annual basis. FDA 510(k) clearance from the U.S. Food and Drug Administration, or FDA, is required to market any of the medical devices in our current product portfolio in the United States.
     The chart below provides selected summary information about the products that we introduced in 2009:

Business Segment	Products	Description
Patient Monitoring and Life support products	WATO EX20/30	A basic version of anesthesia machine
	Hylite 6700/6500 and Hybase 6100	First generation of surgical light and surgical bed
	Hypart 3000/6000/8000	Surgical suite equipment to be used along with our surgical light, surgical bed, patient monitors and anesthesia machines

	Beneheart D6	Defibrilator

	Netguard	Clinical Alert System

Medical Imaging Systems	DC-7	Higher end cart-based color ultrasound system
	DP-6900	Portable B/W ultrasound system
	DigiEye 760	Digital radiography system

In-Vitro Diagnostic Products	BC5800	More advanced 5-part hematology analyzer

Patient Monitoring and Life Support Products
     Patient monitoring devices. Our patient monitoring devices track the physiological parameters of patients, such as heart rate, blood pressure, respiration and temperature. We currently offer patient monitoring devices that are suitable for adult, pediatric and neonatal patients and are used principally in hospital intensive care units, operating rooms and emergency rooms. Our product line offers customers a broad range of functionality, such as single- and multiple-parameter monitors, mobile and portable multifunction monitors, central stations that can collect and display multiple patient data on a single screen, and an electro-cardiogram monitoring device. Our multi-parameter monitoring devices can be networked, allowing hospitals to remotely gather patient data from patient rooms and centralize that data in a single location. Our patient monitoring devices also have built-in recorders and have batteries for portability in most models, as well as power backup in the event of power failure in mobile models. We also offer a line of veterinary monitoring devices.
     Life support products. We are also actively expanding the range of our life support products. We currently offer anesthesia machines and a defibrillator, which we introduced in 2009. We also introduced surgical beds and surgical lights in 2009.
     Sales of our patient monitoring and life support products accounted for 36.2%, 44.5%, and 43.9% of our total net revenues in 2007, 2008, and 2009, respectively.
In-vitro Diagnostic Products
     Our in-vitro diagnostic products provide data and analysis on blood, urine and other bodily fluid samples for clinical diagnosis and treatment. We offer a range of semi-automated and fully-automated in-vitro diagnostic products for laboratories, clinics and hospitals to perform analysis to detect and quantify various substances in the patient samples. Our current product portfolio consists of in-vitro diagnostic products in two primary product categories: hematology analyzers and biochemistry analyzers.
     Hematology analyzers. Our hematology analyzers test blood samples to detect abnormalities or foreign substances. For example, our hematology analyzers can be used to detect blood diseases, such as anemia, and to screen to differentiate between illnesses caused by viruses from those caused by bacteria. We currently offer semi-automated and fully-automated three-part differential analyzers and fully-automated five-part differential analyzers (analyzers of three or five different types of white blood cells) with the ability to analyze a broad range of parameters through the use of reagents.
     Biochemistry analyzers. Our biochemistry analyzers measure the concentration or activity of substances such as enzymes, proteins and substrates. These analyzers may be used as therapeutic drug monitors or to check for drug abuse. Our leading biochemistry analyzer, the BS-200 automated analyzer, can hold up to 40 samples at a time with up to 40 reagents, allowing for up to 200 tests per hour.
     We also offer reagents for use with our in-vitro diagnostic products. A reagent is a substance used in the chemical reactions analyzed by our in-vitro diagnostic products. We offer more than 70 reagents for hematology analyzers and 45 reagents for biochemistry analyzers. We also offer reagents that can be used in diagnostic laboratory instruments produced by other international and China-based manufacturers. This ongoing consumption and resulting need to order additional reagents creates a recurring revenue stream for us. As we expand our line of reagents available for sale in China and continue to grow our installed base of in-vitro diagnostic products and offer products with the ability to run more tests per hour, we anticipate that the recurring revenue stream from domestic reagent sales will likewise grow. Reagent sales accounted for 12.6%, 15.3%, and 19.9% of our in-vitro diagnostic products segment revenues in 2007, 2008, and 2009, respectively.

     Sales of our in-vitro diagnostic products, including sales of reagents, accounted for 31.2%, 25.1%, and 24.5% of our total net revenues in 2007, 2008 and 2009, respectively.
Medical Imaging Systems
     Our medical imaging systems segment includes both ultrasound systems and digital radiography systems. Our ultrasound systems use computer-managed sound waves to produce real time images of anatomical movement and blood flow. Ultrasound systems are commonly employed in medical fields such as urology, gynecology, obstetrics and cardiology. We currently sell black and white and color portable and mobile ultrasound systems, and offer a broad range of transducers to enhance the adaptability of these products for a variety of applications. We believe this variety and adaptability increases customer appeal and broadens our potential client base.
     Our digital radiography systems use flat-panel detectors to capture images. Digital radiography systems shorten X-ray exposure time compared to traditional film-based radiography systems. The detector design eliminates manual activities, hastens treatment, improves patient comfort and provides greater cost efficiency. In 2008, we introduced our first digital radiography system, the DigiEye560T. In 2009, we introduced an additional digital radiography system, the DigiEye760.
     Our medical imaging systems segment accounted for 31.1%, 25.4%, and 25.6% of our total net revenues in 2007, 2008, and 2009, respectively.
Distribution, Direct Sales
Third Party Distributor Network in China
     As of December 31, 2009, our nationwide distribution and sales network in China consisted of more than 2,400 distributors and 1,200 sales and sales support personnel located in 30 offices in almost every province in China. Our distribution network broadens our customer reach and enhances our ability to further penetrate the market in China within a short period of time. Exclusive distributors have the exclusive right to sell one or more of our products in a defined territory. In a given territory we may have several distributors selling different products on an exclusive basis if their customers or use-fields are specified differently. We often select exclusive distributors from our pool of non-exclusive distributors based on their prior sales performance for us. We also make selections based on factors such as sales experience, knowledge of medical equipment, contacts in the medical community, reputation and market coverage. We grant the majority of our distributors in China an exclusive right to sell a particular product or set of products within a specified territory or country. We actively manage our distribution network, regularly reviewing distributor performance and terminating distributors due to underperformance. Our distribution agreements are typically negotiated and renewed on an annual basis. None of our distributors accounted for more than 2% of our net revenues in each of the past three years. Prior to shipment, our exclusive distributors in China typically pay between 30% and 100% of the purchase price for products.
Tender Sales in China
     We make tender sales in China through government-run tender sale processes. When we make tender sales to central or provincial level medical equipment purchasing agents, we enter into a binding contract for each sale. The payment terms for these contracts vary widely and are dictated by non-negotiable, standard government bidding contracts, which often provide for a smaller percentage of the total purchase price paid at the time of delivery. China-based tender sales and after-sales services provided to government agency customers accounted for 24.8%, 15.3%, and 17.4% of our net domestic revenues, in 2007, 2008, and 2009, respectively.
Our International Third Party Distribution Network

     As of December 31, 2009, our international distribution and sales network consisted of more than 1,500 distributors covering more than 160 countries. We grant a minority of our international distributors an exclusive right to sell a particular product or set of products within a specified territory or country.
     Our international distributors typically pay the entire purchase price or provide a letter of credit for the products they order. We also extend credit to selected distributors in the United States and Europe. As we expand our international sales to distributors in developed countries, we sometimes provide credit terms to qualified distributors that we believe are consistent with prevailing market practices in their distribution areas. The majority of our credit extended to international distributors is covered by our export credit insurance. To those distributors who meet their sales targets and pay their receivables, we provide a predetermined amount of credit which can be exchanged for our products. Over the last three years, we have not recognized any significant losses relating to payment terms provided to our distributors.
International Direct Sales
     We have direct sales channels in the U.S., United Kingdom and France. As of December 31, 2009, we employed a sales team in these regions of approximately 150 sales agents, who have relationships with hospitals, medical clinics and doctors throughout their sales regions. Typical credit terms to direct sales customers are 90 to 100 days, which we believe range below the industry average.
Marketing
     We focus our marketing efforts on establishing business relationships and growing our brand recognition, which primarily involve attending and sponsoring exhibitions and seminars pertaining to our product offerings. In 2009, we attended or sponsored more than 800 medical exhibitions and seminars. We also conduct on-site demonstrations of our products at hospitals on a regular basis, and we often offer new customers one of our products at a discounted rate. We also advertise in industry publications that cater to distributors of medical devices, industry experts or doctors.
Customers
     We have three categories of customers: (i) distributors, (ii) original design manufacturers, or ODM customers, and original equipment manufacturers, or OEM customers, and (iii) hospitals and government agencies to whom we sell directly. Our customer base is widely dispersed both on a geographic and a revenues basis. Our largest customer in each of the past three years was an ODM customer that accounted for 1.7%, 0.9%, and 0.7% of our net revenues in 2007, 2008, and 2009, respectively. Our ten largest customers based on net revenues collectively accounted for 10.0%, 6.4%, and 5.5% of our net revenues in 2007, 2008, and 2009, respectively.
     Our distributors. Sales to our distributors make up the substantial majority of our revenues, both on a segment by segment basis and in the aggregate. As of December 31, 2009, we had more than 2,400 distributors in China and more than 1,500 additional distributors internationally.
     ODM and OEM customers. We manufacture products for ODM customers based on our own designs and employing our own intellectual property, while we manufacture products for OEM customers based on their product designs. Although ODM and OEM products’ gross margins tend to be lower than those of our own branded products, ODM and OEM products provide us with an additional source of income generally generated through bulk orders. Our ODM customers also pay us a fee to help offset the research and development costs of developing the technologies associated with the ODM products they purchase from us. ODM and OEM clients accounted for 5.9%, 1.1%, and 0.9% of our net revenues in 2007, 2008, and 2009, respectively.
     Hospital and government agency customers. In China, our hospital and government agency customers primarily include hospitals, as well as central and provincial level public health bureaus and population and family planning bureaus. These customers typically place large volume orders that are awarded based on bids submitted by competing medical equipment companies through a state-owned bidding agent, and we count them as government tender sales. In some cases, these customers do not engage a bidding agent to solicit competitive bids from several vendors, and we are allowed to negotiate directly with them, in which case we count these sales as direct sales.

     Internationally, our direct sales force in the U.S., United Kingdom and France sells primarily to hospitals with 300 or fewer beds, as well as surgery centers, private clinics, and veterinary clinics.
Customer Support and Service
China
     We believe that we have the largest customer support and service team for medical devices in China, with more than 250 employees located in our headquarters in Shenzhen and our 30 offices in China as of December 31, 2009. This enables us to provide domestic training, technical support, and warranty, maintenance and repair services to end-users of our products, as well as distributor support and service.
•	End-User Support and Service. In 2009, we conducted more than 100 training sessions in hospitals throughout China and almost 200 training sessions at our headquarters in Shenzhen and our offices in China. We also maintain a customer service center in Shenzhen for channeling customer needs for preliminary technical support and repair for products sold. For support issues that require a site visit or for maintenance and repair requests, we maintain maintenance and repair personnel as well as supplies of parts and components at our China offices. We believe our domestic support and service capabilities give us a significant advantage over our competitors, as they enable us to respond timely to requests for support, maintenance, and repair, which in turn creates and reinforces positive impressions of our brand.

•	Distributor Support and Service. In addition to ensuring that our brand is associated with high quality products and responsive service, our customer support and service employees work with our distributors in a wide range of areas to help them become more effective. In particular, we can assist our distributors in establishing a series of best practices in their approach to sales and marketing management, helping them identify market opportunities, and providing feedback on their sales performance and customer relations.
     We also provide our distributors with technical support, including training in the basic technologies of the products they sell, participating in presentations to potential customers, and assisting in preparing bidding documents for large volume purchase contracts awarded through competitive bidding and tenders. By working closely with our domestic distributors, our customer support and service employees are able to provide us valuable insights into the operations of each local distributor, which help us ensure that each distributor is able to operate effectively for us.
International
     In several of the countries where we have direct sales, particularly the U.S., United Kingdom and France, we also provide substantial after-sales services. Our service solutions business provides support with an array of integrated solutions, from project management and network installations, to comprehensive technology maintenance programs. The dedicated service offers clinical engineering partnership programs and rapid emergency service response, optimizing product performance and clinical results.
     In our other international markets, we rely on our distributors to provide after-sales services. We provide technical support and training to our international distributors on an ongoing basis. When we conduct our training and technical support visits to the locations of our international distributors, we also take the opportunity to meet with a sample of end-users in that market to gather feedback on our products as well as market information such as levels of satisfaction, price information and specific functions desired from end-users serviced by our distributors.
     We also maintain international sales and service offices. As our international markets mature, we will consider adding additional offices to assist with sales and support.

Manufacturing and Assembly
     We currently have two principal manufacturing facilities in China and a final assembly and testing facility in Mahwah, New Jersey for some of our products.
     Both of our China-based facilities are ISO 9001 and ISO 13485 certified. We continue to manufacture and assemble our in-vitro diagnostic products in our older China-based facility, which is approximately 280,000 square feet in size. We manufacture and assemble patient monitoring and life support products and medical imaging systems in our new China-based facility, which is approximately 820,000 square feet in size.
     As part of our overall strategy to lower production costs through our vertically integrated operating model, we have made substantial investments in our in-house manufacturing infrastructure to complement our research and development and product design activities. In particular, we seek to achieve the following objectives:
•	Increase use of common resources within and across products. By identifying resources that can be commonly applied within and across products, we are able to purchase raw materials and components in greater quantities, which often results in reduced material and component costs. As we improve existing products and develop new products, we look to carry over common resources. The cost of the new or improved product can be reduced as a result of the lower costs already in place from volume purchases. As more products utilize common resources, the resulting increased purchases of common resources further reduce costs, with benefits across a range of products.

•	Increase use of in-house manufactured components. To better optimize the benefit of our use of common resources across business segments and increasing sales levels, we produce the majority of the components that go into our products. As we continue to refine our use of common resources and grow our revenues, we anticipate creating additional economies of scale, allowing us to move additional component production in-house, thereby lowering our production costs.

•	Increase use of common manufacturing and assembly practices within and across business segments. We continually seek to identify common manufacturing and assembly practices both within and across business segments. By identifying common manufacturing and assembly practices for new products, we seek to reduce capital outlays for new manufacturing equipment. This also allows us to spread our manufacturing team across fewer manufacturing and assembly stations, creating a streamlined manufacturing and assembly workflow. We believe this increases employee efficiency, with employees required to learn to manufacture or assemble fewer components, and reduces our training costs.
     We believe that by increasingly using common resources, manufacturing components in-house and using common manufacturing and assembly practices, we will be able to maintain or improve our competitive cost structure.
     Our manufacturing strategy also incorporates strategic outsourcing. In particular, we outsource components that we believe can more efficiently and cost-effectively be produced by third party providers. Major outsourced components include integrated circuits, electronic components, raw materials and chemicals for reagents, and valves. Other components outsourced in the manufacturing process include various types of other electrical and plastic parts that are generally readily available in sufficient quantities from our local suppliers.
     Consistent to our overall strategy of maintaining a China-based manufacturing infrastructure and leveraging our vertically integrated operating model, we have taken steps to transfer traditionally outsourced manufacturing contracts by our acquired U.S. operations to our in-house manufacturing infrastructure in China. The ongoing process to transfer our manufacturing from outsourcing to in-house production in China is part of our effort to realize cost synergies in relation to our acquisition of Datascope’s patient monitoring device business.
     We purchase components for our products from more than 500 suppliers, most of whom have long-term business relationships with us. No single supplier accounted for more than 3% of our supply purchases in 2008 or 2009. Since we have multiple suppliers for most of our components, we believe it is beneficial not to have long-term supply contracts with our suppliers; accordingly we generally enter into annual contracts. In particular, having the ability to negotiate price reductions on a periodic basis has allowed us to reduce our component costs and to maintain our profit margins.

     We have our own independent quality control system, and devote significant attention to quality control for the designing, manufacturing, assembly, and testing of our products. In particular, we have established a quality control system in accordance with SFDA regulations. In addition, we obtained ISO 9001 certification and ISO 13485 certification issued by both TUV and Beijing Hua Guang. We have received international certifications for various products including FDA clearance letters, Canadian Medical Device Licenses and CE marks. We inspect components prior to assembly, and inspect and test our products both during and after their manufacture and assembly.
     Each of our products is typically sold with a 12 to 24-month warranty against technical defects. If necessary, we will exchange a defective product. However, we do not accept any returns for a refund of the purchase price. The costs associated with our warranty claims have historically been low though we do accrue a liability for potential warranty costs at the time of sale based on historical default rates and estimated associated costs.
Intellectual Property
     We believe we have developed a valuable portfolio of intellectual property rights to protect the technologies, inventions and improvements that we believe are significant to our business, which includes issued patents in China and pending patent applications in China, the U.S. and Europe. Moreover, we possess proprietary technology and know-how in manufacturing processes, design, and engineering. We plan to expand our portfolio of intellectual property rights in overseas markets as we increase our sales in those markets.
     We have not filed for patent protection in Asian countries other than China based on our assessment of risks of third party infringement of our intellectual property in those markets and the costs of obtaining patent protection there. In general, while we seek patent protection for our proprietary technologies in major markets such as China, the U.S. and Europe, we do not rely solely on our patents to maintain our competitive position, and we believe that development of new products and improvements of existing products at competitive costs has been and will continue to be important to maintaining our competitive position. We will continue to evaluate our patent filing decisions based on cost/benefit analyses. See “Risk Factors — Risks Relating to Our Business and Industry — Unauthorized use of our brand name by third parties, and the expenses in developing and preserving the value of our brand name, may adversely affect our business.”
     Our success in the medical equipment industry depends in substantial part on effective management of both intellectual property assets and infringement risks. In particular, we must be able to protect our own intellectual property as well as minimize the risk that any of our products infringes on the intellectual property rights of others.
     We perform intellectual property due diligence studies on trademarks and patents, using both in-house and third-party intellectual property resources. Our intellectual property department and program are led by an experienced, licensed in-house U.S. patent attorney. However, due to the complex nature of medical equipment technology patents and the uncertainty in construing the scope of these patents, as well as the limitations inherent in freedom-to-operate searches, the risk of infringing on third party intellectual properties cannot be eliminated. See “Risk Factors — Risks Relating to Our Business and Industry — We may be exposed to intellectual property infringement and other claims by third parties which, if successful, could disrupt our business and have a material adverse effect on our consolidated financial condition and results of operations.”
     We enter into agreements with all our employees involved in research and development, under which all intellectual property during their employment belongs to us, and they waive all relevant rights or claims to such intellectual property. All our employees involved in research and development are also bound by a confidentiality obligation, and have agreed to disclose and assign to us all inventions conceived by them during their term of employment. Despite measures we take to protect our intellectual property, unauthorized parties may attempt to copy aspects of our products or our proprietary technology or to obtain and use information that we regard as proprietary. See “Risk Factors — Risks Relating to Our Business and Industry — If we fail to protect our intellectual property rights, it could harm our business and competitive position.”

     We have no material license arrangements with any third party. We often purchase components that incorporate the supplier’s intellectual property, especially with respect to components with advanced technologies that we are currently not capable of producing ourselves.
     We believe that we have successfully established our brand in China. We have registered trademarks in China and in the U.S. and in other countries for the “Mindray” name and associated marks used on our own-brand products and we have trademark license rights for the use of the Datascope trademarks used in our patient monitoring devices through the year 2015. We have also filed for trademark protection for the “Mindray” name and associated marks in additional North American, European and Asian countries where we market our products, and will continue to follow our brand management policy to build brand name recognition of “Mindray” and associated marks in these countries. As part of our overall strategy to protect and enhance the value of our brand, we actively enforce our registered trademarks against any unauthorized use by a third party. In a court case in 2005, where we brought suit against another medical device company for its unauthorized use of the “Mindray” name, the court determined our Mindray trademark to be a “well-known mark.” Based on part on this finding, and also on evidence of the widespread awareness of our products in China, we are also applying to the relevant governmental administrative authority to have our Mindray name designated a “well-known mark.” Since such marks in China enjoy stronger protections than the other marks without such designation, this court ruling helps strengthen our ability to protect the value of our brand in China.
Competition
     The medical equipment and healthcare industries are characterized by rapid product development, technological advances, intense competition and a strong emphasis on proprietary products. Across all product lines and product tiers, we face direct competition both domestically in China and internationally. We compete based on factors such as price, value, customer support, brand recognition, reputation, and product functionality, reliability and compatibility.
     For domestic sales, our competitors include publicly traded and privately held multinational companies and domestic Chinese companies. We believe that we can continue to compete successfully in China because our established domestic distribution network and customer support and service network allows us significantly better access to China’s small- and medium-sized hospitals. In addition, our strong investment in research and development, coupled with our low-cost operating model, allows us to compete effectively for our sales to large-sized hospitals.
     In international markets, our competitors include publicly traded and privately held multinational companies. These companies typically focus on the premium segments of the market. We believe we can successfully penetrate certain international markets by offering products of comparable quality at substantially lower prices. We also face competition in international sales from companies that have local operations in the markets in which we sell our products. We believe that we can compete successfully with these companies by offering products of substantially better quality at comparable prices.
     Set forth below is a summary of our primary competitors by business segment. We expect to increasingly compete against multinational companies, both domestically and internationally, as we continue to manufacture more advanced products.
     Patient Monitoring and Life support products. For domestic sales of patient monitoring and life support products, our primary competitors are Draeger Medical, GE Healthcare, Biolight, Koninklijke Philips Electronics, Spacelabs and Nihon Kohden. For international sales of patient monitoring devices, our primary competitors are GE Healthcare, Koninklijke Philips Electronics, Siemens Medical and Nihon Kohden.
     In-Vitro Diagnostic Products. For domestic sales of hematology analyzers, our primary competitors are Abbott Laboratories, Beckman Coulter, ABX, Urit Medical, Baxter, Tecom Science Corporation Nihon Kohden, and Sysmex Corporation. For international sales of hematology analyzers, our primary competitors are Beckman Coulter, Abbott Laboratories and Sysmex Corporation.
     For domestic sales of biochemistry analyzers, our primary competitors are Biotecnica Instruments, Beckman Coulter, Hitachi, Sysmex Corporation, Abbott and Roche Diagnostics. For international sales of biochemistry analyzers, our primary competitors are Beckman Coulter and Roche Diagnostics.

     Medical Imaging Systems. For domestic sales of medical imaging systems, our primary competitors are GE Healthcare, Siemens Medical, Philips Electronics, Aloka, Toshiba, Hitachi, Esaote Group and Medison. For international sales of medical imaging systems, our primary competitors are Siemens Medical, GE Healthcare, Koninklijke Philips Electronics, Esaote and Toshiba Medical Systems.
     These and other of our existing and potential competitors may have substantially greater financial, research and development, sales and marketing, personnel and other resources than we do and may have more experience in developing, manufacturing, marketing and supporting new products. See “Risk Factors — Risks Relating to Our Business and Industry — Our business is subject to intense competition, which_may reduce demand for our products and materially and adversely affect our business, financial conditions, results of operations and prospects.”
     We must also compete for distributors, particularly international distributors, with other medical equipment companies. Our competitors will often prohibit their distributors from selling products that compete with their own. These and other potential competitors may have higher visibility, greater name recognition and greater financial resources than we do. See “Risk Factors — Risks Relating to Our Business and Industry — We depend on distributors for a significant majority of our revenues; we typically do not have long-term distribution agreements, and competition for suitable distributors is intense. Failure to maintain relationships with our distributors or to otherwise expand our distribution network would materially and adversely affect our business.”
Employees
     We had approximately 3,700, 5,500 and 5,800 employees worldwide as of December 31, 2007, 2008, and 2009, respectively. The following table sets forth the number of employees categorized by function as of December 31, 2009:

As of
December 31,
2009
Manufacturing	2,030
Research and development	1,330
General and administration	314
Marketing and sales (including customer support and service)	1,594
Mindray Medical USA Corp. (Seattle)	12
Mindray, Nanjing, China	125
Mindray DS USA	358

Total	5,763
     As required by PRC regulations, we participate in various employee benefit plans that are organized by municipal and provincial governments, including pension, work-related injury benefits, maternity insurance, medical and unemployment benefit plans. We are required under PRC law to make contributions to the employee benefit plans at specified percentages of the salaries, bonuses, housing funds and certain allowances of our employees, up to a maximum amount specified by the local government from time to time. Members of the retirement plan are entitled to a pension equal to a fixed proportion of the salary prevailing at the member’s retirement date. The contributions we made to employee benefit plans in 2007, 2008, and 2009 were $2.0 million, $5.7 million, and $7.0 million, respectively. We did not pay housing funds for our Shenzhen Mindray employees or Nanjing Mindray employees.
     Generally, we enter into a three-year standard employment contract with our officers and managers and a three-year standard employment contract with other employees. According to these contracts, all of our employees are prohibited from engaging in any activities that compete with our business during the period of their employment with us. Furthermore, the employment contracts with officers or managers generally include a covenant that prohibits officers or managers from engaging in any activities that compete with our business for two years after the period of their employment with us. It may be difficult or expensive for us to seek to enforce the provisions of these agreements.
Executive Officer and Director Compensation
     In 2009, we paid aggregate cash compensation of approximately $1.6 million to our directors and executive officers as a group. We do not pay or set aside any amounts for pension, retirement or other benefits for our officers and directors.

Legal Proceedings
We are currently not a party to any material legal proceeding. From time to time, we may bring against others or be subject to various claims and legal actions arising in the ordinary course of business.

ENFORCEMENT OF CIVIL LIABILITIES
     We are incorporated in the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands corporation, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides protections for investors to a significantly lesser extent. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.
     A majority of our assets are located outside the United States. In addition, a majority of our directors and officers are nationals or residents of jurisdictions other than the United States, and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce in US courts judgments obtained in US courts based on the civil liability provisions of the US federal securities laws against us, our officers and directors.
     We have appointed CT Corporation System as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any State of the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.
     Conyers Dill & Pearman, our counsel as to Cayman Islands law, and Jun He Law Offices, our counsel as to PRC law, have advised us that there is uncertainty as to whether the courts of the Cayman Islands or the PRC would, respectively, (1) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (2) entertain original actions brought in the Cayman Islands or the PRC against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.
     Conyers Dill & Pearman has further advised us that the courts of the Cayman Islands would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the federal or state courts in the United States under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (i) such courts had proper jurisdiction over the parties subject to such judgment, (ii) such courts did not contravene the rules of natural justice of the Cayman Islands, (iii) such judgment was not obtained by fraud, (iv) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands, (v) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands, and (vi) there is due compliance with the correct procedures under the laws of the Cayman Islands.
     Jun He Law Offices has advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. Jun He Law Offices has further advised us that under PRC law, a foreign judgment that does not otherwise violate basic legal principles, state sovereignty, safety or social public interest, may be recognized and enforced by a PRC court, based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. As there currently exists no treaty or other form of reciprocity between China and the United States governing the recognition of judgments, including those predicated upon the liability provisions of the US federal securities laws, there is uncertainty whether and on what basis a PRC court would enforce judgments rendered by US courts.

RATIO OF EARNINGS TO FIXED CHARGES
     The table below presents our consolidated ratios of earnings to fixed charges for each of the periods indicated. We computed these ratios by dividing earnings by fixed charges. For this purpose, earnings consist of earnings before income taxes and non-controlling interests plus fixed charges. Fixed charges consist of interest expense, whether capitalized or expensed.

	Year Ended December 31,
2009	2008	2007	2006	2005
32.7x	23.2x	8372.5x	850.9x	115.9x

USE OF PROCEEDS
     When we offer particular securities, we will describe in a prospectus supplement relating to the securities offered how we intend to use the proceeds from their sale. We may invest funds not required immediately for such purposes in short-term investment grade securities. We will not receive any proceeds from the sale of securities by selling security holders.

DESCRIPTION OF SHARE CAPITAL
     Our authorized share capital consists of 4,000,000,000 Class A ordinary shares, par value of HK$0.001 per share, 1,000,000,000 Class B ordinary shares, par value of HK$0.001 per share, and 1,000,000,000 shares of such class or designation as the board may determine. As of February 26, 2010, there were 30,430,456 Class A ordinary shares issued and outstanding and 26,619,907 Class B ordinary shares issued and outstanding.
     We were incorporated as Mindray International Holdings Limited in the Cayman Islands on June 10, 2005, an exempted company with limited liability under the Companies Law. In March 2006, we changed our name to Mindray Medical International Limited. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares. A Cayman Islands exempted company:
•	is a company that conducts its business outside of the Cayman Islands;

•	is exempted from certain requirements of the Companies Law, including a filing of an annual return of its shareholders with the Registrar of Companies;

•	does not have to make its register of shareholders open to inspection; and

•	may obtain an undertaking against the imposition of any future taxation.
     Our amended and restated memorandum and articles of association provides for two classes of ordinary shares: Class A ordinary shares and Class B ordinary shares. Holders of Class A ordinary shares and Class B ordinary shares have the same rights except for voting and conversion rights, as described in the following paragraphs. All of our outstanding ordinary shares are fully paid and non-assessable. Certificates representing the ordinary shares are issued in registered form. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.
     The following discussion primarily concerns ordinary shares and the rights of holders of ordinary shares. The holders of ADSs will not be treated as our shareholders and will be required to surrender their ADSs for cancellation and withdrawal from the depositary facility in which the ordinary shares are held in order to exercise shareholders’ rights in respect of the ordinary shares. The depositary will agree, so far as it is practical, to vote or cause to be voted the amount of ordinary shares represented by ADSs in accordance with the non-discretionary written instructions of the holders of such ADSs.
     Meetings
     Subject to our regulatory requirements, an annual general meeting and any extraordinary general meeting shall be called by not less than 10 days’ notice in writing. Notice of every general meeting will be given to all of our shareholders other than those that, under the provisions of our amended and restated articles of association or the terms of issue of the ordinary shares they hold, are not entitled to receive such notices from us, and also to our principal external auditors. Extraordinary general meetings may be called only by the chairman of our board of directors or a majority of our board of directors, and may not be called by any other person. All business shall be deemed special that is transacted at an extraordinary general meeting, and also all business that is transacted at an annual general meeting other than with respect to: (a) the declaration and sanctioning of dividends; (b) consideration and adoption of the accounts and balance sheet and the reports of the directors and auditors and other documents required to be annexed to the balance sheet; (c) the election of directors; (d) appointment of auditors (where special notice of the intention for such appointment is not required by applicable law) and other officers; (e) the fixing of the remuneration of the auditors, and the voting of remuneration or extra remuneration to our directors; (f) the granting of any mandate or authority to our directors to offer, allot, grant options over or otherwise dispose of the unissued shares in the capital representing not more than 20% in nominal value of our existing issued share capital; and (g) the granting of any mandate or authority to our directors to repurchase our securities.
     Notwithstanding that a meeting is called by shorter notice than that mentioned above, but, subject to applicable regulatory requirements, it will be deemed to have been duly called, if it is so agreed by a majority in number of our shareholders having a right to attend and vote at the meeting, being a majority together holding not less than 75% in nominal value of the ordinary shares giving that right.

     At any general meeting, two shareholders entitled to vote and present in person or by proxy that represent not less than one-third of our issued and outstanding voting shares will constitute a quorum. No business other than the appointment of a chairman may be transacted at any general meeting unless a quorum is present at the commencement of business. However, the absence of a quorum will not preclude the appointment of a chairman. If present, the chairman of our board of directors shall be the chairman presiding at any shareholders meetings.
     A corporation being a shareholder shall be deemed for the purpose of our amended and restated articles of association to be present in person if represented by its duly authorized representative at the relevant general meeting or at any relevant general meeting of any class of our shareholders. Such duly authorized representative shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were our individual shareholder.
     The quorum for a separate general meeting of the holders of a separate class of shares is described in “— Modification of Rights.”
     Voting Rights Attaching to the Shares
     All of our shareholders have the right to receive notice of shareholder meetings and to attend, speak and vote at such meetings. In respect of matters requiring shareholder vote, each Class A ordinary share is entitled to one vote, and each Class B ordinary share is entitled to five votes. A shareholder may participate at a shareholders’ meeting in person or by proxy. A resolution put to the vote of a meeting shall be decided on a poll.
     No shareholder shall be entitled to vote or be counted in a quorum, in respect of any share, unless such shareholder is registered as our shareholder at the applicable record date for that meeting and all calls or installments due by such shareholder to us have been paid.
     If a clearing house or depositary (or its nominee(s)) is our shareholder, it may authorize such person or persons as it thinks fit to act as its representative(s) at any meeting or at any meeting of any class of shareholders, provided that, if more than one person is so authorized, the authorization shall specify the number and class of shares in respect of which each such person is so authorized. A person authorized pursuant to this provision is entitled to exercise the same powers on behalf of the clearing house or depositary (or its nominee(s)) as if such person was the registered holder of our shares held by that clearing house or depositary (or its nominee(s)).
     While there is nothing under the laws of the Cayman Islands which specifically prohibits or restricts the creation of cumulative voting rights for the election of our directors, unlike the requirement under Delaware General Corporation Law where cumulative voting for the election of directors is permitted only if expressly authorized in the certificate of incorporation, it is not a concept that is accepted as a common practice in the Cayman Islands, and we have made no provisions in our amended and restated memorandum and articles of association to allow cumulative voting for such elections.
     Protection of Minority Shareholders
     The Grand Court of the Cayman Islands may, on the application of shareholders holding not less than one-fifth of our shares in issue, appoint an inspector to examine our affairs and report thereon in a manner as the Grand Court shall direct.
     Any shareholder may petition the Grand Court of the Cayman Islands which may make a winding up order, if the court is of the opinion that it is just and equitable that we should be wound up or, as an alternative to a winding up order, (1) an order regulating the conduct of the company’s affairs in the future, (2) an order requiring the company to refrain from doing or continuing an act complained of by the shareholder petitioner or to do an act which the shareholder petitioner has complained it has omitted to do, (3) an order authorising civil proceedings to be brought in the name and on behalf of the company by the shareholder petitioner on such terms as the Court may direct, or (4) an order providing for the purchase of the shares of any shareholders of the company by other shareholders or by the company itself and, in the case of a purchase by the company itself, a reduction of the company’s capital accordingly.
     Claims against us by our shareholders must, as a general rule, be based on the general laws of contract or tort applicable in the Cayman Islands or their individual rights as shareholders as established by our amended and restated memorandum and articles of association.
     The Cayman Islands courts ordinarily would be expected to follow English case law precedents which permit a minority shareholder to commence a representative action against, or derivative actions in our name to challenge (1) an act which is ultra vires or illegal, (2) an act which constitutes a fraud against the minority and the wrongdoers are themselves in control of us, and (3) an irregularity in the passing of a resolution which requires a qualified (or special) majority.
     Pre-emption Rights
     There are no pre-emption rights applicable to the issue of new shares under either Cayman Islands law or our amended and restated memorandum and articles of association.
     Liquidation Rights
     Subject to any special rights, privileges or restrictions as to the distribution of available surplus assets on liquidation for the time being attached to any class or classes of shares (1) if we are wound up and the assets available for distribution among our shareholders are more than sufficient to repay the whole of the capital paid up at the commencement of the winding up, the excess shall be distributed pari passu among those shareholders in proportion to the amount paid up at the commencement of the winding up on the shares held by them, respectively, and (2) if we are wound up and the assets available for distribution among the shareholders as such are insufficient to repay the whole of the paid-up capital, those assets shall be distributed so that, as nearly as may be, the losses shall be borne by the shareholders in proportion to the capital paid up at the commencement of the liquidation.
     If we are wound up, the liquidator may with the sanction of our special resolution and any other sanction required by the Companies Law, divide among our shareholders in specie or kind the whole or any part of our assets (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as the liquidator deems fair upon any property to be divided and may determine how such division shall be carried out as between the shareholders or different classes of shareholders. The liquidator may also vest any part of these assets in trustees upon such trusts for the benefit of the shareholders as the liquidator shall think fit, but so that no shareholder will be compelled to accept any assets, shares or other securities upon which there is a liability.
     Modification of Rights
     Except with respect to share capital (as described below), alterations to our amended and restated memorandum and articles of association may only be made by special resolution of no less than two-thirds of votes cast at a meeting of the shareholders.
     Subject to the Companies Law, all or any of the special rights attached to shares of any class (unless otherwise provided for by the terms of issue of the shares of that class) may be varied, modified or abrogated with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of that class. The provisions of our amended and restated articles of association relating to general meetings shall apply similarly to every such separate general meeting, but so that the quorum for the purposes of any such separate general meeting or at its adjourned meeting shall be a person or persons together holding (or represented by proxy) not less than one-third in nominal value of the issued shares of that class. Every holder of shares of the class shall be entitled on a poll to one vote for every such share held by such holder and any holder of shares of that class present in person or by proxy may demand a poll.
     The special rights conferred upon the holders of any class of shares shall not, unless otherwise expressly provided in the rights attaching to or the terms of issue of such shares, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.
     Alteration of Capital
     We may from time to time by ordinary resolution:
•	increase our capital by such sum, to be divided into shares of such amounts, as the resolution shall prescribe;

•	consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;

•	cancel any shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person, and diminish the amount of our share capital by the amount of the shares so cancelled subject to the provisions of the Companies Law;

•	sub-divide our shares or any of them into shares of smaller amount than is fixed by our amended and restated memorandum and articles of association, subject nevertheless to the Companies Law, and so that the resolution whereby any share is sub-divided may determine that, as between the holders of the shares resulting from such subdivision, one or more of the shares may have any such preferred or other special rights, over, or may have such deferred rights or be subject to any such restrictions as compared with the others as we have power to attach to unissued or new shares; and

•	divide shares into several classes and without prejudice to any special rights previously conferred on the holders of existing shares, attach to the shares respectively as preferential, deferred, qualified or special rights, privileges, conditions or such restrictions which in the absence of any such determination in general meeting may be determined by our directors.
     We may, by special resolution, subject to any confirmation or consent required by the Companies Law, reduce our share capital or any capital redemption reserve in any manner authorized by law.
     Conversion
     Each Class B ordinary share is convertible into one Class A ordinary share at any time by the holder thereof. Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances. Upon any transfer or foreclosure in connection with a pledge of Class B ordinary shares by a holder thereof to any person or entity which is not an affiliate of such holder (as defined in our amended and restated articles of association), such Class B ordinary shares shall be automatically and immediately converted into the equal number of Class A ordinary shares. In addition, if the aggregate number of Class B ordinary shares is less than 20% of the total number of our issued and outstanding ordinary shares, each issued and outstanding Class B ordinary share shall automatically and immediately convert into one Class A ordinary share, and we shall not issue any Class B ordinary shares thereafter.
     Transfer of Shares
     Subject to any applicable restrictions set forth in our amended and restated memorandum and articles of association, any of our shareholders may transfer all or any of his or her shares by an instrument of transfer in the usual or common form or in a form prescribed by the New York Stock Exchange or in any other form which our directors may approve.
     Our directors may decline to register any transfer of any share which is not paid up or on which we have a lien. Our directors may also decline to register any transfer of any share unless:
•	the instrument of transfer is lodged with us accompanied by the certificate for the shares to which it relates and such other evidence as our directors may reasonably require to show the right of the transferor to make the transfer;

•	the instrument of transfer is in respect of only one class of share;

•	the instrument of transfer is properly stamped (in circumstances where stamping is required);

•	in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four; and

•	a fee of such maximum sum as the New York Stock Exchange may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.
     If our directors refuse to register a transfer, they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

     The registration of transfers may, on notice being given by advertisement in such one or more newspapers or by any other means in accordance with the requirements of the New York Stock Exchange, be suspended and the register closed at such times and for such periods as our directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year as our directors may determine.
     Share Repurchase
     We are empowered by the Companies Law and our amended and restated memorandum and articles of association to purchase our own shares only when our board of directors determines that there is sufficient profit and surplus capital in our share premium account to fund a repurchase. Our directors may only exercise this power on our behalf, subject to the Companies Law, our amended and restated memorandum and articles of association and to any applicable requirements imposed from time to time by the US Securities and Exchange Commission, or SEC, the New York Stock Exchange, or by any recognized stock exchange on which our securities are listed. Our ability to repurchase shares will be subject to our ability to receive dividends from our PRC subsidiaries.
     Dividends
     Subject to the Companies Law, we may declare dividends in any currency to be paid to our shareholders but no dividend shall be declared in excess of the amount recommended by our directors. Dividends may be declared and paid out of our profits, realized or unrealized, or from any reserve set aside from profits which our directors determine is no longer needed. Our board of directors may also declare and pay dividends out of the share premium account or any other fund or account which can be authorized for this purpose in accordance with the Companies Law.
     Except in so far as the rights attaching to, or the terms of issue of, any share otherwise provides (1) all dividends shall be declared and paid according to the amounts paid up on the shares in respect of which the dividend is paid, but no amount paid up on a share in advance of calls shall be treated for this purpose as paid up on that share and (2) all dividends shall be apportioned and paid pro rata according to the amounts paid upon the shares during any portion or portions of the period in respect of which the dividend is paid.
     Our directors may also pay any fixed dividend that is payable on any shares semi-annually or on any other dates, whenever our financial position, in the opinion of our directors, justifies such payment.
     Our directors may deduct from any dividend or other moneys payable to any shareholder all sums of money (if any) presently payable by such shareholder to us on account of calls or otherwise.
     No dividend or other moneys payable by us on or in respect of any share shall bear interest against us.
     In respect of any dividend proposed to be paid or declared on our share capital, our directors may resolve and direct that (1) such dividend be satisfied wholly or in part in the form of an allotment of shares credited as fully paid up, provided that our members entitled thereto will be entitled to elect to receive such dividend (or part thereof if our directors so determine) in cash in lieu of such allotment or (2) the shareholders entitled to such dividend will be entitled to elect to receive an allotment of shares credited as fully paid up in lieu of the whole or such part of the dividend as our directors may think fit. We may also, on the recommendation of our directors, resolve in respect of any particular dividend that, notwithstanding the foregoing, it may be satisfied wholly in the form of an allotment of shares credited as fully paid up without offering any right of shareholders to elect to receive such dividend in cash in lieu of such allotment.
     Any dividend, interest or other sum payable in cash to the holder of shares may be paid by check or warrant sent by mail addressed to the holder at his registered address, or addressed to such person and at such addresses as the holder may direct. Every check or warrant shall, unless the holder or joint holders otherwise direct, be made payable to the order of the holder or, in the case of joint holders, to the order of the holder whose name stands first on the register in respect of such shares, and shall be sent at his or their risk and payment of the check or warrant by the bank on which it is drawn shall constitute a good discharge to us.

     All dividends unclaimed for one year after having been declared may be invested or otherwise made use of by our board of directors for the benefit of our company until claimed. Any dividend unclaimed after a period of six years from the date of declaration of such dividend may be forfeited and, if so forfeited, shall revert to us.
     Whenever our directors or our members in general meeting have resolved that a dividend be paid or declared, our directors may further resolve that such dividend be satisfied wholly or in part by the distribution of specific assets of any kind, and in particular of paid up shares, debentures or warrants to subscribe for our securities or securities of any other company. Where any difficulty arises with regard to such distribution, our directors may settle it as they think expedient. In particular, our directors may issue fractional certificates, ignore fractions altogether or round the same up or down, fix the value for distribution purposes of any such specific assets, determine that cash payments shall be made to any of our shareholders upon the footing of the value so fixed in order to adjust the rights of the parties, vest any such specific assets in trustees as may seem expedient to our directors, and appoint any person to sign any requisite instruments of transfer and other documents on behalf of a person entitled to the dividend, which appointment shall be effective and binding on our shareholders.
     Untraceable Shareholders
     We are entitled to sell any shares of a shareholder who is untraceable, provided that:
     (1) all checks or warrants in respect of dividends of such shares, not being less than three in number, for any sums payable in cash to the holder of such shares have remained uncashed for a period of twelve years prior to the publication of the advertisement and during the three months referred to in paragraph (3) below;
     (2) we have not during that time received any indication of the whereabouts or existence of the shareholder or person entitled to such shares by death, bankruptcy or operation of law; and
     (3) we have caused an advertisement to be published in newspapers in the manner stipulated by our amended and restated memorandum and articles of association, giving notice of our intention to sell these shares, and a period of three months has elapsed since such advertisement and the New York Stock Exchange has been notified of such intention.
     The net proceeds of any such sale shall belong to us, and when we receive these net proceeds we shall become indebted to the former shareholder for an amount equal to such net proceeds.
     Differences in Corporate Law
     The Companies Law is modeled after similar laws in the United Kingdom but does not follow recent changes in English law. In addition, the Companies Law differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Law applicable to us and the laws applicable to companies incorporated in the State of Delaware.
     Mergers and Similar Arrangements. A merger of two or more constituent companies under Cayman Islands law requires a plan of merger or consolidation to be approved by the directors of each constituent company and authorization by (a) a majority in number representing seventy-five percent (75%) in value of the shareholders voting together as one class and (b) if the shares to be issued to each shareholder in the surviving company are to have the same rights and economic value as the shares held in the constituent company, a special resolution of the shareholders voting together as one class.
     A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders. For this purpose a subsidiary is a company of which at least ninety percent (90%) of the issued shares entitled to vote are owned by the parent company.
     The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.
     Save in certain circumstances, a dissentient shareholder of a Cayman constituent company is entitled to payment of the fair value of his shares upon dissenting to a merger or consolidation. The exercise of appraisal rights will preclude the exercise of any other rights save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.
     In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement in question is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction should not be approved, the court can be expected to approve the arrangement if it satisfies itself that:
•	Company is not proposing to act illegally or ultra vires and the statutory provisions as to majority vote have been complied with;

•	the shareholders have been fairly represented at the meeting in question;

•	the arrangement is such as a businessman would reasonably approve; and

•	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Law or that would amount to a “fraud on the minority.”
     When a takeover offer is made and accepted by holders of 90% of the shares within four months, the offerer may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection may be made to the Grand Court of the Cayman Islands but is unlikely to succeed unless there is evidence of fraud, bad faith or collusion.
     If the arrangement and reconstruction are thus approved, any dissenting shareholders would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.
     Shareholders’ Suits. In principle, we will normally be the proper plaintiff and a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:
•	a company is acting or proposing to act illegally or beyond the scope of its authority;

•	the act complained of, although not beyond the scope of its authority, could be effected duly if authorized by more than a simple majority vote which has not been obtained; and

•	those who control our company are perpetrating a “fraud on the minority.”
     Corporate Governance. Cayman Islands laws do not restrict transactions with directors, requiring only that directors exercise a duty of care and owe a fiduciary duty to the companies for which they serve. Under our amended and restated memorandum and articles of association, subject to any separate requirement for audit committee approval under the applicable rules of the New York Stock Exchange or unless disqualified by the chairman of the relevant board meeting, so long as a director discloses the nature of his interest in any contract or arrangement which he is interested in, such a director may vote in respect of any contract or proposed contract or arrangement in which such director is interested and may be counted in the quorum at such meeting.
     Inspection of Corporate Records. Shareholders of a Cayman Islands company have no general right under the Companies Law to inspect or obtain copies of a list of shareholders or other corporate records of the company. In comparison, under Delaware law, shareholders have the right to inspect for any proper purpose, and to obtain copies of list(s) of shareholders and other books and records of the corporation and any subsidiaries to the extent the books and records of such subsidiaries are available to the corporation.
     Calling of Special Shareholders Meetings. The Companies Law does not provide shareholders with any right to requisition a general meeting and does not have provisions governing the proceedings of shareholders meetings. In comparison, under Delaware law a special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.
     Bringing Business Before a Meeting. The Companies Law does not provide shareholders with any right to bring business before a meeting or requisition a general meeting. In comparison, under Delaware law a shareholder has the right to put any proposal before the annual meeting of shareholders, provided that it complies with the notice provisions in the governing documents.
     Board of Directors
     We are managed by our board of directors. Our amended and restated memorandum and articles of association provide that the number of our directors will be not less than five or greater than nine. Any director on our board may be removed by way of an ordinary resolution of shareholders. Any vacancies on our board of directors or additions to the existing board of directors can be filled by way of an ordinary resolution of shareholders. The directors may at any time appoint any person as a director to fill a vacancy or as an addition to the existing board, but any director so appointed by the board of directors shall hold office only until our next following annual general meeting and shall then be eligible for re-election. Our directors shall serve a three year term from their appointment date and shall retire from office (unless he vacates his office sooner) at the expiry of such term provided their successors are elected or appointed. Such directors who retire at the expiry of their term are eligible for re-election. Our directors are not required to hold any of our shares to be qualified to serve on our board of directors.
     Meetings of our board of directors may be convened at any time deemed necessary by our secretary on request of a director or by any director. Advance notice of a meeting is not required if each director entitled to attend consents to the holding of such meeting.
     A meeting of our board of directors shall be competent to make lawful and binding decisions if at least two of the members of our board of directors are present or represented unless the board has fixed any other number. At any meeting of our directors, each director is entitled to one vote.
     Questions arising at a meeting of our board of directors are required to be decided by simple majority votes of the members of our board of directors present or represented at the meeting. In the case of a tie vote, the chairman of the meeting shall have a second or deciding vote. Our board of directors may also pass resolutions without a meeting by unanimous written consent.
     Our board of directors is divided into different classes, Class A Directors, Class B Directors and Class C Directors. At the first annual general meeting after this offering, all Class A Directors shall retire from office and be eligible for re-election. At the second annual general meeting after this offering all Class B Directors shall retire from office and be eligible for re-election. At the third annual general meeting after this offering, all Class C Directors shall retire from office and be eligible for re-election. At each subsequent annual general meeting after the third annual general meeting after this offering, one-third of our directors for the time being (or, if their number is not a multiple of three, the number nearest to but not greater than one-third) shall retire from office by rotation. A retiring director shall be eligible for re-election. The directors to retire by rotation shall include (so far as necessary to ascertain the number of directors to retire by rotation) any director who wishes to retire and not to offer himself for re-election. Any further directors so to retire shall be those of the other directors subject to retirement by rotation who have been longest in office since their last re-election or appointment and so that as between persons who became or were last re-elected directors on the same day those to retire shall (unless they otherwise agree among themselves) be determined by lot.
     Certain actions require the approval of a supermajority of at least two-thirds of our board of directors, including:
•	the appointment or removal of either of our co-chief executive officers, chief financial officer and our other executive officers;

•	any anti-takeover action in response to a takeover attempt;

•	any merger resulting in our shareholders immediately prior to such merger holding less than a majority of the voting power of the outstanding share capital of the surviving business entity;

•	the sale or transfer of all or substantially all of our assets; and

•	any change in the number of our board of directors.
     Committees of Board of Directors
     Pursuant to our amended and restated articles of association, our board of directors has established an audit committee, a compensation committee and a nominations committee.
     Issuance of Additional Ordinary Shares
     Our amended and restated memorandum of association authorizes our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES
     American Depositary Shares
     The Bank of New York Mellon, as depositary, registers and delivers American Depositary Shares, or ADSs. Each ADS represents one Class A ordinary share (or a right to receive shares) deposited with the principal Hong Kong office of The Hongkong and Shanghai Banking Corporation, as custodian for the depositary. Each ADS will also represent any other securities, cash or other property which may be held by the depositary. The depositary’s corporate trust office at which the ADSs are administered is located at 101 Barclay Street, New York, New York 10286. The Bank of New York Mellon’s principal executive office is located at One Wall Street, New York, New York 10286.
     You may hold ADSs either (A) directly (i) by having an American Depositary Receipt, also referred to as an ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (ii) by holding ADSs in the Direct Registration System, or (B) indirectly through your broker or other financial institution. If you hold ADSs directly, you are an ADS holder. This description assumes you hold your ADSs directly. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.
     The Direct Registration System, or DRS, is a system administered by DTC pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be confirmed by periodic statements sent by the depositary to the ADS holders entitled thereto.
     As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. Cayman Islands law governs shareholder rights. The depositary will be the holder of the shares underlying your ADSs. As a holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary and you, as an ADS holder, and the beneficial owners of ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.
     The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of ADR. For directions on how to obtain copies of those documents see “Where You Can Find Additional Information.”
     Dividends and Other Distributions
          How will you receive dividends and other distributions on the shares?
     The depositary has agreed to pay to you the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, after deducting its fees and expenses. You will receive these distributions in proportion to the number of Shares your ADSs represent.
•	Cash. The depositary will convert any cash dividend or other cash distribution we pay on the shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and can not be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest. Before making a distribution, any withholding taxes, or other governmental charges that must be paid will be deducted. See “Taxation.” The depositary will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some or all of the value of the distribution.

•	Shares. The depositary may distribute additional ADSs representing any shares we distribute as a dividend or free distribution. The depositary will only distribute whole ADSs. It will sell shares which would require it to deliver a fractional ADS and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new shares. The depositary may sell a portion of the distributed shares sufficient to pay its fees and expenses in connection with that distribution.

•	Rights to purchase additional shares. If we offer holders of our securities any rights to subscribe for additional shares or any other rights, the depositary may make these rights available to you. If the depositary decides it is not legal and practical to make the rights available but that it is practical to sell the rights, the depositary will use reasonable efforts to sell the rights and distribute the proceeds in the same way as it does with cash. The depositary will allow rights that are not distributed or sold to lapse. In that case, you will receive no value for them. If the depositary makes rights available to you, it will exercise the rights and purchase the shares on your behalf. The depositary will then deposit the shares and deliver ADSs to you. It will only exercise rights if you pay it the exercise price and any other charges the rights require you to pay. U.S. securities laws may restrict transfers and cancellation of the ADSs represented by shares purchased upon exercise of rights. For example, you may not be able to trade these ADSs freely in the United States. In this case, the depositary may deliver restricted depositary shares that have the same terms as the ADSs described in this section except for changes needed to put the necessary restrictions in place.

•	Other Distributions. The depositary will send to you anything else we distribute on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary has a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to you unless it receives satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed property sufficient to pay its fees and expenses in connection with that distribution.
     The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our shares or any value for them if it is illegal or impractical for us to make them available to you.
Deposit, Withdrawal and Cancellation
          How are ADSs issued?
     The depositary will deliver ADSs if you or your broker deposit shares or evidence of rights to receive shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons entitled thereto.
          How do ADS holders cancel an American Depositary Share?
     You may surrender your ADSs at the depositary’s corporate trust office. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the shares and any other deposited securities underlying the ADSs to you or a person you designate at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its corporate trust office, if feasible.
          How do ADS holders interchange between certificated ADSs and uncertificated ADSs?

     You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send you a statement confirming that you are the owner of uncertificated ADSs. Alternatively, upon receipt by the depositary of a proper instruction from a holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to you an ADR evidencing those ADSs.
     Voting Rights
          How do you vote?
     You may instruct the depositary to vote the deposited securities, but only if we ask the depositary to ask for your instructions. Otherwise, you will not be able to exercise your right to vote unless you withdraw the shares. However, you may receive notice of the meeting without sufficient time to effect withdrawal of your shares.
     If we ask for your instructions, the depositary will notify you of the upcoming vote and arrange to deliver our voting materials to you. The materials will (1) describe the matters to be voted on and (2) explain how you may instruct the depositary to vote the shares or other deposited securities underlying your ADSs as you direct. For instructions to be valid, the depositary must receive them on or before the date specified. The depositary will try, as far as practical, subject to the laws of the Cayman Islands and of our Memorandum and Articles of Association, to vote or to have its agents vote the shares or other deposited securities as you instruct. If the depositary does not receive voting instructions from you by the specified date, it will consider you to have authorized and directed it to give a discretionary proxy to a person designated by us to vote the number of deposited securities represented by your ADSs. The depositary will give a discretionary proxy in those circumstances to vote on all questions at to be voted upon unless we notify the depositary that (i) we do not wish to receive a discretionary proxy (ii) we think there is substantial shareholder opposition to the particular question, or (iii) we think the particular question would have an adverse impact on our shareholders. The depositary will only vote or attempt to vote as you instruct or as described in the preceding sentence.
     We can not assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and there may be nothing you can do if your shares are not voted as you requested.
     In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to Deposited Securities, if we request the depositary to act, we will try to give the depositary notice of any such meeting and details concerning the matters to be voted upon sufficiently in advance of the meeting date.
          Fees and Expenses

Persons depositing or withdrawing shares must pay:	For:
• US$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)	• Issuance of ADSs, including issuances resulting from a distribution of shares or rights or other property
• Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates
• US$0.02 (or less) per ADS	• Any cash distribution to you
• A fee equivalent to the fee that would be payable if securities distributed to you had been shares and the shares had been deposited for issuance of ADSs	• Distribution of securities distributed to holders of deposited securities which are distributed by the depositary to ADS holders
• US$0.02 (or less) per ADS per calendar year	• Depositary services
• Registration or transfer fees	• Transfer and registration of shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw shares
• Expenses of the depositary	• Cable, telex and facsimile transmissions (when expressly provided in the deposit agreement)
• converting foreign currency to U.S. dollars

• Taxes and other governmental charges the depositary or the custodian have to pay on any ADS or share underlying an ADS, for example, stock transfer taxes, stamp duty or withholding taxes	• As necessary
• Any charges incurred by the depositary or its agents for servicing the deposited securities	• As necessary
     The Bank of New York Mellon, as depositary, has agreed to reimburse us for expenses we incur that are related to the establishment and maintenance of the ADR program, including investor relations expenses and the New York Stock Exchange application and listing fees. There are limits on the amount of expenses for which the depositary will reimburse us, but the amount of reimbursement available to us is not related to the amounts of fees the depositary collects from investors under the ADS program.
     The depositary collects its fees for issuance and cancellation of ADSs directly from investors depositing ordinary shares or surrendering ADSs or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deducting from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.
     Payment of Taxes
     You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to you any proceeds, or send to you any property, remaining after it has paid the taxes.
     Reclassifications, Recapitalizations and Mergers
          If we:
•	Change the nominal or par value of our shares

•	Reclassify, split up or consolidate any of the deposited securities

•	Distribute securities on the shares that are not distributed to you

•	Recapitalize, reorganize, merge, liquidate, sell all or substantially all of our assets, or take any similar action
     Then:
•	The cash, shares or other securities received by the depositary will become deposited securities. Each ADS will automatically represent its equal share of the new deposited securities,

•	The depositary may distribute some or all of the cash, shares or other securities it received. It may also deliver new ADSs or ask you to surrender your outstanding ADSs in exchange for new ADSs identifying the new deposited securities
     Amendment and Termination
          How may the deposit agreement be amended?

     We may agree with the depositary to amend the deposit agreement and the form of ADR without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.
          How may the deposit agreement be terminated?
     The depositary will terminate the deposit agreement at our direction by mailing notice of termination to the ADS holders then outstanding at least 60 days prior to the date fixed in such notice for such termination. The depositary may also terminate the deposit agreement by mailing notice of termination to us and the ADS holders then outstanding if at any time 30 days shall have expired after the depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment.
     After termination, the depositary and its agents will do the following under the deposit agreement but nothing else: collect distributions on the deposited securities, sell rights and other property, and deliver shares and other deposited securities upon cancellation of ADSs. Four months after termination, the depositary may sell any remaining deposited securities by public or private sale. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement for the pro rata benefit of the ADS holders that have not surrendered their ADSs. It will not invest the money and has no liability for interest. The depositary’s only obligations will be to account for the money and other cash. After termination, our only obligations will be to indemnify the depositary and to pay fees and expenses of the depositary that we agreed to pay.
     Limitations on Obligations and Liability
          Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADSs
     The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:
•	are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith;

•	are not liable if either of us is prevented or delayed by law or circumstances beyond our control from performing our obligations under the deposit agreement;

•	are not liable if either of us exercises discretion permitted under the deposit agreement;

•	have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other person;

•	may rely upon any documents we believe in good faith to be genuine and to have been signed or presented by the proper person.
     In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.
     Requirements for Depositary Actions
     Before the depositary will deliver or register a transfer of an ADS, make a distribution on an ADS, or permit withdrawal of shares, the depositary may require:
•	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any shares or other deposited securities;

•	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

•	compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.
     The depositary may refuse to deliver ADSs or register transfers of ADSs generally when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.
     Your Right to Receive the Shares Underlying your ADRs
     You have the right to cancel your ADSs and withdraw the underlying shares at any time except:
•	When temporary delays arise because: (i) the depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of shares is blocked to permit voting at a shareholders’ meeting; or (iii) we are paying a dividend on our shares.

•	When you or other ADS holders seeking to withdraw shares owe money to pay fees, taxes and similar charges.

•	When it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of shares or other deposited securities.
     This right of withdrawal may not be limited by any other provision of the deposit agreement.
     Pre-release of ADSs
     The deposit agreement permits the depositary to deliver ADSs before deposit of the underlying shares. This is called a pre-release of the ADSs. The depositary may also deliver shares upon cancellation of pre-released ADSs (even if the ADSs are canceled before the pre-release transaction has been closed out). A pre-release is closed out as soon as the underlying shares are delivered to the depositary. The depositary may receive ADSs instead of shares to close out a pre-release. The depositary may pre-release ADSs only under the following conditions: (1) before or at the time of the pre-release, the person to whom the pre-release is being made represents to the depositary in writing that it or its customer owns the shares or ADSs to be deposited; (2) the pre-release is fully collateralized with cash or other collateral that the depositary considers appropriate; and (3) the depositary must be able to close out the pre-release on not more than five business days’ notice. In addition, the depositary will limit the number of ADSs that may be outstanding at any time as a result of pre-release, although the depositary may disregard the limit from time to time, if it thinks it is appropriate to do so.
     Direct Registration System
     In the deposit agreement, all parties to the deposit agreement acknowledge that the DRS and Profile Modification System, or Profile, will apply to uncertificated ADSs upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be confirmed by periodic statements sent by the depositary to the ADS holders entitled thereto. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an ADS holder, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register such transfer.
     In connection with and in accordance with the arrangements and procedures relating to the DRS/ Profile system, the parties to the deposit agreement understand that the depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code in effect in the State of New York). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/ Profile system and in accordance with the deposit agreement, shall not constitute negligence or bad faith on the part of the depositary.

DESCRIPTION OF PREFERRED SHARES
     Our amended and restated articles of association authorizes our board of directors to establish from time to time one or more series of preferred shares and to determine, with respect to any series of preferred shares, the terms and rights of that series, including:
•	the designation of the series;

•	the number of shares of the series;

•	the dividend rights, dividend rates, conversion rights, voting rights; and

•	the rights and terms of redemption and liquidation preferences.
     Our board of directors may issue series of preferred shares without action by our shareholders to the extent authorized but unissued. Accordingly, the issuance of preferred shares may adversely affect the rights of the holders of the ordinary shares. In addition, the issuance of preferred shares may be used as an anti-takeover device without further action on the part of the shareholders. The issuance of preferred shares may dilute the voting power of holders of ordinary shares.
     The prospectus supplement relating to the series of preferred shares offered by that supplement will describe the specific terms of those securities.

DESCRIPTION OF DEBT SECURITIES
     The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will generally apply to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below.
     We will issue any senior notes under the senior indenture which we will enter into with the trustee named in the senior indenture. We will issue any subordinated notes under the subordinated indenture which we will enter into with the trustee named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement of which this prospectus is a part. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture.
     The indentures will be qualified under the Trust Indenture Act of 1939. We use the term “trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.
     The following summaries of material provisions of the senior notes, the subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements related to the debt securities that we sell under this prospectus, as well as the complete indentures that contain the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.
General
     The indentures do not limit the aggregate principal amount of debt securities that may be issued thereunder. The debt securities may be issued from time to time in one or more series. We will describe in the applicable prospectus supplement the terms relating to a series of debt securities, including:
•	the title;

•	the principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;

•	the maturity date(s);

•	the principal amount due at maturity, and whether the debt securities will be issued with any original issue discount;

•	whether and under what circumstances, if any, we will pay additional amounts on any debt securities, and whether we can redeem the debt securities if we have to pay such additional amounts;

•	the interest rate(s), which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

•	provisions for a sinking fund, purchase or other analogous fund, if any;

•	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•	a discussion of any material or special U.S. federal income tax considerations applicable to the debt securities;

•	information describing any book-entry features;

•	the procedures for any auction and remarketing, if any;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•	if other than U.S. dollars, the currency in which the series of debt securities will be denominated; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants, including restrictive covenants, provided with respect to the debt securities, and any terms which may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.
     One or more series of the debt securities may be issued as discounted debt securities (bearing no interest or interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their stated principal amount. Material U.S. federal income tax consequences and other special considerations applicable to any such discounted debt securities will be described in the prospectus supplement relating thereto.
Conversion or Exchange Rights
     We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our ordinary shares or other securities, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our securities that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.
Consolidation, Merger or Sale
     The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor of ours or acquiror of such assets must assume all of our obligations under the indentures and the debt securities.
     If the debt securities are convertible into our other securities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities similar to the debt securities which the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.
Events of Default Under the Indentures
     The following are events of default under the indentures with respect to any series of debt securities that we may issue:
•	if we fail to pay interest when due and payable and our failure continues for 30 days and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, or premium, if any, when due and payable and the time for payment has not been extended or delayed;

•	if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant solely for the benefit of another series of debt securities, and our failure continues for 90 days after we receive notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.
     If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal or, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each series of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.
     The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the applicable indenture.
     Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:
•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•	subject to its duties under the Trust Indenture Act of 1939, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.
     A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:
•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the trustee, to institute the proceeding as trustee; and

•	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions, within 90 days after the notice, request and offer.
     These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.
     We will periodically file statements with the trustee regarding our compliance with the covenants in the indentures.
Modification of Indentures; Waiver
     We and the trustee may change an indenture without the consent of any holders with respect to specific matters, including:
•	to fix any ambiguity, omission, defect or inconsistency in the indenture;

•	to comply with the provisions described above under “—Consolidation, Merger or Sale”;

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act of 1939;

•	to evidence and provide for the acceptance of appointment by a successor trustee;

•	to provide for uncertificated debt securities;

•	to add to, delete from, or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issuance, authorization and delivery of debt securities of any unissued series;

•	to add any additional events of default;

•	to provide for the issuance of and establish the form and terms and conditions of any series of debt securities as provided in an indenture, to establish the form of any certifications required to be furnished pursuant to an indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any of our rights or powers under the indenture; or

•	to make any other provisions with respect to matters or questions arising under an indenture, provided that such action shall not adversely affect the interests of holders or any related coupons in any material respect; provided further, that any change to an indenture to conform it to this prospectus or the applicable prospectus supplement shall be deemed not to adversely affect the interests of holders in any material respect.
     In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:
•	changing the stated fixed maturity of, or any payment date of any installment of interest on, the debt securities;

•	reducing the principal amount, reducing the rate of interest on, or reducing any premium payable upon the redemption of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any supplemental indenture.
Defeasance and Discharge
     The indentures provide that we may elect, with respect to the debt securities of any series to terminate (and be deemed to have satisfied) any and all obligations in respect of such debt securities (except for certain obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold monies for payment in trust and, if so specified with respect to the debt securities of a certain series, to pay the principal of (and premium, if any) and interest, if any, on such specified debt securities) on the 91st day after the deposit with the trustee, in trust, of money and/or U.S. government obligations which through the payment of interest and principal thereof in accordance with their terms will provide money in an amount sufficient to pay any installment of principal (and premium, if any (and interest, if any)), on and any mandatory sinking fund payments in respect of such debt securities on the stated maturity of such payments in accordance with the terms of the Indenture and such debt securities.
     Such a trust may be established only if, among other things, we have delivered to the trustee an opinion of counsel (who may be counsel to us) to the effect that, based upon applicable U.S. federal income tax law or a ruling published by the U.S. Internal Revenue Service (which opinion must be based on a change in applicable U.S. federal income tax law after the date of the indenture or a ruling published by the U.S. Internal Revenue Service after the date of the indenture), such a defeasance and discharge will not be deemed, or result in, a taxable event with respect to holders of such debt securities. The designation of such provisions, U.S. federal income tax consequences and other considerations applicable thereto will be described in the prospectus supplement relating thereto. If so specified with respect to the debt securities of a series, such a trust may be established only if establishment of the trust would not cause the debt securities of any such series listed on any nationally recognized securities exchange to be de-listed as a result thereof.
Form, Exchange and Transfer
     We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series.
     At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.
     Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.
     We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.
     If we elect to redeem the debt securities of any series, we will not be required to:
•	issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.
Information Concerning the Trustee
     The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.
Payment and Paying Agents
     Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.
     We will pay principal of, and any premium and interest on, the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement, we may make payments of principal or interest by check which we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in a prospectus supplement, we will designate an office or agency of the trustee in the City of New York as our paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.
     All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.
Governing Law
     The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.
Subordination of Subordinated Debt Securities
     The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement.

DESCRIPTION OF WARRANTS
     We may issue warrants for the purchase of our ordinary shares, including ordinary shares represented by ADSs, or debt securities. We may issue warrants independently of or together with ordinary shares (including ordinary shares represented by ADSs) or debt securities offered by any prospectus supplement, and we may attach the warrants to, or issue them separately from, ordinary shares (including ordinary shares represented by ADSs) or debt securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of offered warrants. The warrant agent will act solely as our agent in connection with the warrant certificates relating to the warrants and will not assume any obligation or relationship of agency or trust with any holders of warrant certificates or beneficial owners of warrants. The following summaries of certain provisions of the warrant agreements and warrants do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the warrant agreement and the warrant certificates relating to each series of warrants which we will file with the SEC and incorporate by reference as an exhibit to the registration statement of which this prospectus is a part at or prior to the time of the issuance of any series of warrants.
General
     The applicable prospectus supplement will describe the terms of the warrants, including as applicable:
•	the offering price;

•	the aggregate number or amount of underlying securities purchasable upon exercise of the warrants and the exercise price;

•	the number of warrants being offered;

•	the date, if any, after which the warrants and the underlying securities will be transferable separately;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire (the “Expiration Date”);

•	the number of warrants outstanding, if any;

•	any material U.S. federal income tax consequences;

•	the terms, if any, on which we may accelerate the date by which the warrants must be exercised; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.
     Warrants will be offered and exercisable for US dollars only and will be in registered form only.
     Holders of warrants will be able to exchange warrant certificates for new warrant certificates of different denominations, present warrants for registration of transfer, and exercise warrants at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of any warrants, holders of the warrants to purchase ordinary shares will not have any rights of holders of ordinary shares, including the right to receive payments of dividends, if any, or to exercise any applicable right to vote.
Certain Risk Considerations
     Any warrants we issue will involve a degree of risk, including risks arising from fluctuations in the price of the underlying ordinary shares or debt securities and general risks applicable to the securities market (or markets) on which the underlying securities trade, as applicable.
     Prospective purchasers of the warrants will need to recognize that the warrants may expire worthless and, thus, purchasers should be prepared to sustain a total loss of the purchase price of their warrants. This risk reflects the nature of a warrant as an asset which, other factors held constant, tends to decline in value over time and which may, depending on the price of the underlying securities, become worthless when it expires. The trading price of a warrant at any time is expected to increase if the price of or, if applicable, dividend rate on, the underlying securities increases. Conversely, the trading price of a warrant is expected to decrease as the time remaining to expiration of the warrant decreases and as the price of or, if applicable, dividend rate on, the underlying securities, decreases. Assuming all other factors are held constant, the more a warrant is “out-of-the-money” (i.e., the more the exercise price exceeds the price of the underlying securities and the shorter its remaining term to expiration), the greater the risk that a purchaser of the warrant will lose all or part of his or her investment. If the price of the underlying securities does not rise before the warrant expires to an extent sufficient to cover a purchaser’s cost of the warrant, the purchaser will lose all or part of his or her investment in the warrant upon expiration.
     In addition, prospective purchasers of the warrants should be experienced with respect to options and option transactions, should understand the risks associated with options and should reach an investment decision only after careful consideration, with their financial advisers, of the suitability of the warrants in light of their particular financial circumstances and the information discussed in this prospectus and, if applicable, the prospectus supplement. Before purchasing, exercising or selling any warrants, prospective purchasers and holders of warrants should carefully consider, among other things:
•	the trading price of the warrants;

•	the price of the underlying securities at that time;

•	the time remaining to expiration; and

•	any related transaction costs.
     Some of the factors referred to above are in turn influenced by various political, economic and other factors that can affect the trading price of the underlying securities and should be carefully considered prior to making any investment decisions.
     Purchasers of the warrants should further consider that the initial offering price of the warrants may be in excess of the price that a purchaser of options might pay for a comparable option in a private, less liquid transaction. In addition, it is not possible to predict the price at which the warrants will trade in the secondary market or whether any such market will be liquid. We may, but will not be obligated to, file an application to list any warrants on a United States national securities exchange. To the extent that any warrants are exercised, the number of warrants outstanding will decrease, which may result in a lessening of the liquidity of the warrants. Finally, the warrants will constitute our direct, unconditional and unsecured obligations, and as such will be subject to any changes in our perceived creditworthiness.
Exercise of Warrants
     Each holder of a warrant will be entitled to purchase that number or amount of underlying securities, at the exercise price, as will in each case be described in the prospectus supplement relating to the offered warrants. After the close of business on the Expiration Date (which may be extended by us), unexercised warrants will become void.
     Holders may exercise warrants by delivering to the warrant agent payment as provided in the applicable prospectus supplement of the amount required to purchase the underlying securities purchasable upon exercise, together with the information set forth on the reverse side of the warrant certificate. Warrants will be deemed to have been exercised upon receipt of payment of the exercise price, subject to the receipt within five business days of the warrant certificate evidencing the exercised warrants. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, issue and deliver the underlying securities purchasable upon such exercise. If fewer than all of the warrants represented by a warrant certificate are exercised, we will issue a new warrant certificate for the remaining amount of warrants.
Amendments and Supplements to Warrant Agreements
     We may amend or supplement the warrant agreement without the consent of the holders of the warrants issued under the agreement to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders.

DESCRIPTION OF RIGHTS
     We may issue rights for the purchase of our ordinary shares, including ordinary shares represented by ADSs, or debt securities. Each series of rights will be issued under a separate rights agreement which we will enter into with a bank or trust company, as rights agent, all as set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights. We will file the rights agreement and the rights certificates relating to each series of rights with the SEC, and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of rights.
     The applicable prospectus supplement will describe the terms of any rights we issue, including as applicable:
•	the date for determining the persons entitled to participate in the rights distribution;

•	the aggregate number or amount of underlying securities purchasable upon exercise of the rights and the exercise price;

•	the aggregate number of rights being issued;

•	the date, if any, on and after which the rights may be transferable separately;

•	the date on which the right to exercise the rights commences and the date on which the right expires;

•	the number of rights outstanding, if any;

•	any material U.S. federal income tax consequences; and

•	any other terms of the rights, including the terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.
     Rights will be exercisable for US dollars only and will be in registered form only.
DESCRIPTION OF UNITS
     We may issue securities in units, each consisting of two or more types of securities. For example, we might issue units consisting of a combination of debt securities and warrants to purchase ordinary shares. If we issue units, the prospectus supplement relating to the units will contain the information described above with regard to each of the securities that is a component of the units. In addition, the prospectus supplement relating to units will describe the terms of any units we issue, including as applicable:
•	the date, if any, on and after which the units may be transferable separately;

•	whether we will apply to have the units traded on a securities exchange or securities quotation system;

•	any material U.S. federal income tax consequences; and

•	how, for U.S. federal income tax purposes, the purchase price paid for the units is to be allocated among the component securities.

SELLING SECURITYHOLDERS
     Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC that are incorporated into this prospectus by reference.
PLAN OF DISTRIBUTION
     We and any selling securityholders may sell the securities under this prospectus in one or more of the following ways (or in any combination) from time to time:
•	to or through one or more underwriters or dealers;

•	in short or long transactions;

•	directly to investors; or

•	through agents.
     If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including:
•	in privately negotiated transactions;

•	in one or more transactions at a fixed price or prices, which may be changed from time to time;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	at prices related to those prevailing market prices; or

•	at negotiated prices.
     As applicable, we, any selling securityholders, and our respective underwriters, dealers or agents, reserve the right to accept or reject all or part of any proposed purchase of the securities. We will set forth in a prospectus supplement the terms and offering of securities by us, including:
•	the names of any underwriters, dealers or agents;

•	any agency fees or underwriting discounts or commissions and other items constituting agents’ or underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	details regarding over-allotment options under which underwriters may purchase additional securities from us, if any;

•	the purchase price of the securities being offered and the proceeds we will receive from the sale;

•	the public offering price; and

•	the securities exchanges on which such securities may be listed, if any.
     We and any selling securityholders may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions from time to time. If the applicable prospectus supplement indicates, in connection with those derivative transactions, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or any selling securityholders, as the case may be, or borrowed from us or any selling securityholders, as the case may be, or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us or any selling securityholders, as the case may be, in settlement of those derivative transactions to close out any related open borrowings of securities. The third parties (or affiliates of such third parties) in such sale transactions by us will be underwriters and will be identified in an applicable prospectus supplement (or a post-effective amendment). We may also sell securities under this prospectus upon the exercise of rights that may be issued to our securityholders.

     We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement. Such financial institution or third party may transfer its economic short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus.
     Underwriters, Agents and Dealers. If underwriters are used in the sale of our securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. We may use underwriters with which we have a material relationship and will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.
     We and any selling securityholders may sell the securities through agents from time to time. When we sell securities through agents, the prospectus supplement will name any agent involved in the offer or sale of securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.
     We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase our securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.
     Underwriters, dealers and agents may contract for or otherwise be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.
     We may grant underwriters who participate in the distribution of our securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.
     Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers, as their agents in connection with the sale of our securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement for any securities offered by us will identify any such underwriter, dealer or agent and describe any compensation received by them from us. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.
     Any underwriter may engage in over-allotment transactions, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short-covering transactions involve purchases of our securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. We make no representation or prediction as to the direction or magnitude of any effect these transactions may have on the price of our securities. For a description of these activities, see the information under the heading “Underwriting” in the applicable prospectus supplement.
     Underwriters, broker-dealers or agents who may become involved in the sale of our securities may engage in transactions with and perform other services for us for which they receive compensation.
     Stabilization Activities. In connection with an offering through underwriters, an underwriter may, to the extent permitted by applicable rules and regulations, purchase and sell securities in the open market. These transactions, to the extent permitted by applicable rules and regulations, may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional securities from us in the offering, if any. If the underwriters have an over-allotment option to purchase additional securities from us, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. “Naked” short sales, which may be prohibited or restricted by applicable rules and regulations, are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.
     Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain.
     Direct Sales. We and any selling securityholders may also sell securities directly to one or more purchasers without using underwriters or agents. In this case, no agents, underwriters or dealers would be involved. We may sell securities upon the exercise of rights that we may issue to our securityholders. We and any selling securityholders may also sell securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities.
     Trading Market. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

LEGAL MATTERS
     Certain legal matters will be passed upon for us by O’Melveny & Myers LLP with respect to matters of United States federal securities and New York State law. Certain legal matters as to Cayman Islands law will be passed upon for us by Conyers Dill & Pearman. Certain legal matters as to PRC law will be passed upon for us by Jun He Law Offices.
EXPERTS
     The consolidated financial statements of Mindray Medical International Limited and its subsidiaries, or MMIL, as of and for the six months ended June 30, 2009, incorporated in this prospectus supplement by reference from MMIL’s Report on Form 6-K  dated March 3, 2010,  and the consolidated financial statements of MMIL as of and for the year ended December 31, 2008 and management’s assessment of the effectiveness of MMIL’s internal control over financial reporting as of December 31, 2008 (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to MMIL’s Annual Report on Form 20-F for the year ended December 31, 2008 have been so incorporated in reliance on the reports of PricewaterhouseCoopers, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.
     The consolidated financial statements of Mindray Medical International Limited and its subsidiaries as of December 31, 2007 and for the two years ended December 31, 2007, incorporated in this prospectus by reference from our Annual Report on Form 20-F have been audited by Deloitte Touche Tohmatsu CPA Ltd., an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
     The statements included in this prospectus under the caption “Enforcement of Civil Liabilities,” to the extent they constitute matters of PRC law, have been reviewed and confirmed by Jun He Law Offices, our PRC counsel, as experts in such matters, and are included herein in reliance upon such review and confirmation. The offices of Jun He Law Offices are located at Shenzhen Development Bank Tower, 15-C, 5047 East Shenan Road, Shenzhen 518001, China.